Exhibit 4.16

CERTAIN INFORMATION (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ASSET PURCHASE AGREEMENT

between

GENOMIC HEALTH, INC.

and

MDXHEALTH SA

dated as of

August 2, 2022

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of August 2, 2022, is entered into between Genomic Health, Inc., a Delaware corporation (“Seller”), and MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“Buyer”).

RECITALS

WHEREAS, Seller is engaged, through its urology diagnostics division, in the business of developing, marketing and performing the Oncotype DX Genomic Prostate Score test (the “GPS Test” and such business, the “Business”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the Purchased Assets (as defined herein) and the Assumed Liabilities (as defined herein) related to the Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“2023 Business Revenue” means the aggregate revenue recognized by Buyer and derived from the Business for the 2023 Earn-Out Period, calculated in accordance with the Accounting Principles.

“2023 Earn-Out Amount” has the meaning set forth in Section 2.07(a)(i).

“2023 Earn-Out Period” means the period beginning January 1, 2023 and ending December 31, 2023.

“2023 Threshold” has the meaning set forth in Section 2.07(a)(i).

“2024 Business Revenue” means the aggregate revenue recognized by Buyer and derived from the Business for the 2024 Earn-Out Period, calculated in accordance with the Accounting Principles.

“2024 Earn-Out Amount” has the meaning set forth in Section 2.07(a)(ii).

“2024 Earn-Out Period” means the period beginning January 1, 2024 and ending December 31, 2024.

“2024 Threshold” has the meaning set forth in Section 2.07(a)(ii).

“2025 Business Revenue” means the aggregate revenue recognized by Buyer and derived from the Business for the 2025 Earn-Out Period, calculated in accordance with the Accounting Principles.

“2025 Earn-Out Amount” has the meaning set forth in Section 2.07(a)(iii).

“2025 Earn-Out Period” means the period beginning January 1, 2025 and ending December 31, 2025.

“2025 Threshold” has the meaning set forth in Section 2.07(a)(iii).

“30% Reference Lab Limitation” has the meaning set forth in Section 5.09.

“Accession Date” means the date on which the applicable order was received by Seller.

“Accounting Principles” means IFRS and the financial reporting standards in which Buyer prepares its periodic financial statements applying the same principles, practices, procedures, policies and methods as used by the Buyer on a consistent basis.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, by or before any Governmental Authority, arbitrator or mediator.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.08.

“Ancillary Documents” means the Bills of Sale, the Assignment and Assumption Agreements, the Business Intellectual Property Assignments, the Transition Services Agreement, the Reference Laboratory Services Agreement, the VA License Agreement, the Trademark License Agreement, the Employee Leasing Agreement and other agreements, instruments and documents required by this Agreement to delivered at Closing.

“Annual Business Revenue” means, as applicable, each of the 2023 Business Revenue, the 2024 Business Revenue and/or the 2025 Business Revenue.

“Annual Earn-Out Amount” means, as applicable, each of the 2023 Earn-Out Amount, the 2024 Earn-Out Amount, and / or the 2025 Earn-Out Amount.

“Annual Financial Report” means a financial report setting forth the revenues, cost of goods and operating expenses (with individual line items breaking out selling expenses, marketing expenses, medical affairs, health systems and research & development) of the Business as of and for the years ending December 31, 2021 and 2020.

“Assigned Contracts” has the meaning set forth in Section 2.01(c).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Books and Records” means all books, records, files, documents, data, information and correspondence, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, pre-clinical, clinical and process development data and reports relating to research or development of products or of any materials used in the research, development, manufacture, marketing or sale of products, including all raw data relating to clinical trials of assays, services or products, all case report forms relating thereto, specifications, formulations, engineering and other manuals and drawings, standard operating procedures, algorithms, formulae, flow diagrams, historical testing data, laboratory notebooks, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists (including all records with respect to supply sources), production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), and internal financial statements, provided, however, that Tax Returns (and related work papers), payor contracts and pricing applicable to such payors, and personnel records relating to the Business Employees or Transfer Employees shall be excluded from the definition of Books and Records.

“Business” has the meaning set forth in the recitals.

“Business Books and Records” has the meaning set forth in Section 2.01(f).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York, San Francisco, California, or Brussels, Belgium are authorized or required by Law to be closed for business.

“Business Employees” has the meaning set forth in Section 4.13(b).

“Business Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use, in either case, exclusively in, or reasonably necessary for, the conduct of the Business as currently conducted to which Seller or any of its Affiliates is a party, other than commercially available off-the-shelf software licensed by Seller for its internal use.

“Business Intellectual Property Assets” means all Intellectual Property that is owned by Seller and used or held for use, in either case, either exclusively in, or reasonably necessary for, the conduct of the Business as currently conducted, including the Intellectual Property set forth in Section 2.01(b) of the Disclosure Schedules, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for infringement, misappropriation, or other violation thereof.

“Business Intellectual Property Assignments” has the meaning set forth in Section 3.02(a)(iii).

“Business Intellectual Property Registrations” means all Business Intellectual Property Assets that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing.

“Business Service Providers” has the meaning set forth in Section 4.13(a). “Buyer” has the meaning set forth in the preamble.

“Buyer ADS” means an American Depository Share of Buyer representing 10 Buyer Ordinary Shares.

“Buyer ADS Agreed Value” means the volume-weighted average closing price of ten (10) Buyer Ordinary Shares, as reported on Euronext Brussels, for the twenty (20) trading days ending on the final trading day of the 2023 Earn-Out Period, the 2024 Earn-Out Period or 2025 Earn-Out Period, as applicable.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Buyer Ordinary Shares” means the ordinary shares of no nominal value of Buyer.

“Buyer Plan” has the meaning set forth in Section 6.05(g).

“Claiming Party” has meaning set forth in Section 10.11(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Cash Consideration” has the meaning set forth in Section 2.06(a).

“Closing Consideration” has the meaning set forth in Section 2.06(a).

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Equity Consideration” has the meaning set forth in Section 2.06(a).

“CMS” means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contribution Confirmation” has the meaning set forth in Section 3.02(a)(xii).

“Contribution of the Closing ADS Payable” has the meaning set forth in Section 2.06(a).

“Contribution of the Earn-Out ADS Payable” has the meaning set forth in Section 2.07(c)(iii).

“COVID-19” means, generally, the novel coronavirus commonly referred to as COVID-19 (and all derivations or mutations thereof).

“Defending Party” has meaning set forth in Section 10.11(b).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars”, “dollars” or “$” means the lawful currency of the United States.

“Earn-Out ADS Payable” has the meaning set forth in Section 2.07(c)(iii).

“Earn-Out Calculation” has the meaning set forth in Section 2.07(b)(i).

“Earn-Out Calculation Delivery Date” has the meaning set forth in Section 2.07(b)(i).

“Earn-Out Calculation Objection Notice” has the meaning set forth in Section 2.07(b)(ii).

“Earn-Out Calculation Statement” has the meaning set forth in Section 2.07(b)(i).

“Earn-Out Consideration Due Date” has the meaning set forth in Section 2.07(c)(i).

“Earn-Out Periods” means each of the 2023 Earn-Out Period, the 2024 Earn-Out Period, and the 2025 Earn-Out Period.

“Employee Leasing Agreement” has the meaning set forth in Section 3.02(a)(vii).

“Employment Commencement Date” has the meaning set forth in Section 6.05(a).

“Encumbrance” means any charge, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, easement, encroachment, right of way, right of first refusal, or restriction on transfer or exception to or defect in title. For the avoidance of doubt, “Encumbrance” shall not be deemed to include any license of Intellectual Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Seller as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Enforceability Exceptions” has the meaning set forth in Section 4.02.

“Exchange Rate” has the meaning set forth in Section 2.06(b).

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(d).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“FDA” means the United States Food and Drug Administration.

“Federal Healthcare Program” means any “federal health care program” as defined in 42 U.S.C 1320a-7b(f), including Medicare, state Medicaid, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any government authority.

“Financial Reports” has the meaning set forth in Section 4.04.

“Force Majeure Event” means a(n) (a) act of God; (b) flood, fire, earthquake, pandemic, epidemic or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) obligation to comply with a Governmental Order or Law; (e) embargoes or blockades; (f) national or regional emergency; (g) strikes, labor shortages, stoppages or slowdowns, or other industrial disturbances; (h) telecommunication breakdowns, power outages or shortages, lack of warehouse or storage space, inadequate transportation services, or inability or delay in obtaining sufficient supplies of adequate or suitable materials; and (i) other similar events.

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.

“Government Contracts” has the meaning set forth in Section 4.06(a)(iv).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency of such government or political subdivision, any Medicare Administrative Contractor, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“GPS Test” has the meaning set forth in the recitals.

“GPS Trade Secrets” has the meaning set forth in Section 6.18(a)(i).

“Healthcare Regulatory Laws” means: (i) all healthcare fraud and abuse Laws, including: (A) the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), 42 C.F.R. § 1001.952, (B) the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., and (D) the False Claims Act, 31 U.S.C. § 3729 et seq.; (ii) the Food Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; (iii) Laws relating to billing or claims for reimbursement submitted to any Third Party Payor; (iv) HIPAA, the regulations promulgated pursuant thereto and comparable state privacy and security Laws and regulations; (v) the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a; (vi) all state Laws governing the licensure and operation of clinical laboratories; and (vii) all Laws applicable to enrollment and participation in Federal Healthcare Programs.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act (including the Standards of Privacy of Individual Identifiable Health Information (45 C.F.R Part 164, Subparts A and E), and the Security Standards for the Protection of Electronic Protected Health Information (45 C.F.R. Part 164, Subparts A and C) promulgated thereunder).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” means the International Financials Reporting Standards as issued by the International Accounting Standards Board, consistently applied.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Independent Accountant” has the meaning set forth in Section 2.07(b)(ii).

“Intellectual Property” means: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data files, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) rights of publicity; and (i) all other intellectual property rights.

“Interim Financial Report” means a report setting forth the revenues, cost of goods or operating expenses (with individual line items breaking out selling expenses, marketing expenses, medical affairs, health systems and research & development) of the Business as of and for the six months ending June 30, 2022.

“Inventory” means inventories used or intended for use in the Business, including assays, reagents and other materials.

“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge of Rick Baehner, Irene Chen, Srini Kodali, Jennifer Duke or Lee Anderson and such knowledge that would have been obtained by such persons from reasonable inquiry of the persons directly reporting to such individuals with responsibility for the subject matter in question.

“Later-Disclosed Trade Secrets” means Trade Secrets that cannot, in their present form, be disclosed without also disclosing Non-GPS Trade Secrets.

“Law” means any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or Governmental Order of any Governmental Authority, and includes any Healthcare Regulatory Laws.

“Leased Employees” has the meaning set forth in Section 6.05(a).

“Leasing Period” has the meaning set forth in Section 6.05(a).

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Licensed Business Intellectual Property” means all Intellectual Property in which Seller holds any rights or interests granted by other Persons that is used or held for use in the conduct of the Business as currently conducted.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder; provided, however, that “Losses” shall not include any punitive damages, except to the extent actually awarded to a Governmental Authority or other third party in a Third Party Claim.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to the Business, results of its operations, its condition (financial or otherwise) or the Purchased Assets; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any failure by the Seller or the Business to meet internal or published projections or forecasts or third party revenue or earnings predictions or forecasts; (vi) any natural disaster, any public health event (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; or (vii) any changes in applicable Laws or accounting rules, including GAAP or IFRS; provided further, however, that in the case of clauses (i), (ii), (iii), (iv), (vi) and (vii) immediately above only to the extent that such event, occurrence, fact, condition or change does not have a materially disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

“Material Contracts” has the meaning set forth in Section 4.06(a).

“Material Payors” means, for the applicable fiscal year, the top twenty (20) payors of the Business, based on the test volume generated from such payor.

“Material Suppliers” means, for the applicable fiscal year, the top ten (10) suppliers of the business unit of Seller in which the Business operates, based on the dollar amount of purchases by the Seller from the supplier.

“Medicare Administrative Contractor” has the meaning set forth in Section 911(a) of the Medicare Prescription Drug Improvement, and Modernization Act of 2003, as amended.

“Non-GPS Trade Secret” means Trade Secrets of Seller or its Affiliates that are not (x) exclusive to the Business or (y) reasonably necessary for the proper and accurate manufacturing and/or performance of the GPS Test.

“Permits” means all permits, licenses, approvals, authorizations, registrations, certificates, and similar rights required to be obtained from Governmental Authorities in connection with the development, marketing or performance of the GPS Test.

“Permitted Encumbrances” means the following: (a) statutory liens for current Taxes, assessments and governmental charges not yet due or payable; (b) rights reserved to any Governmental Authority to regulate the affected asset or property and all Laws applicable to the assets or properties; (c) liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby; (d) Encumbrances that will be released prior to or as of the Closing Date; and (e) those Encumbrances described as “Permitted Encumbrances” in Section 4.07 of the Disclosure Schedules.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period that includes (but does not end on) the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.14(c).

“R&W Insurance Policy” means the representations and warranties insurance policy issued by Travelers Excess and Surplus Lines Company to Buyer as of the Closing Date.

“Reference Laboratory Services Agreement” has the meaning set forth in Section 3.02(a)(vi).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means the marketing or performing of any in vitro test with one or more of the following clinical indications for use: the assessment of prostate cancer severity or prognosis for patients with localized prostate cancer, or informing the initial treatment modality (i.e., surveillance vs definitive treatment) and/or intensity of the treatment (e.g., radiation or androgen deprivation therapy following prostatectomy). For the avoidance of doubt, “Restricted Business” does not include cell-free DNA-based tests performed after initial or definitive treatment to detect residual disease and/or disease recurrence which may also inform therapeutic choice and/or provide prognostic value.

“Restricted Period” has the meaning set forth in Section 6.07(a).

“Review Period” has the meaning set forth in Section 2.07(b)(ii).

“Seller” has the meaning set forth in the preamble.

“Seller Fundamental Representations” means the representations and warranties of Seller contained in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority of Seller), Section 4.07 (Title to Purchased Assets) and Section 4.16 (Brokers).

“Seller Indemnitees” has the meaning set forth in Section 8.04.

“Taxes” means any and all U.S. or non-U.S. federal, provincial, state or local taxes, and similar charges, fees, levies, imposts, duties and other similar assessments or charges of any kind whatsoever, imposed by any taxing authority, including ad valorem taxes, add-on minimum taxes, alternative minimum taxes, capital taxes, customs duties, employment taxes, environmental taxes, estimated taxes, excise taxes, franchise taxes, goods and services taxes, gross receipts taxes, imputed underpayments, income taxes (whether imposed on or measured by net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), license taxes, net worth taxes, occupation taxes, payroll taxes, premium taxes, property taxes, recording taxes, retirement taxes, sales taxes, services taxes, severance taxes, social security premiums, stamp taxes, transfer taxes, unemployment taxes, use taxes, value-added taxes, windfall profits taxes, withholding taxes or other withholding obligations, together with all interest, penalties, fines, additions to tax imposed with respect to the foregoing or other amounts imposed with respect to the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, estimate, election, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the jurisdictions in which the Business operates as of the Closing Date.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Third Party Payors” means all Federal Health Care Programs and all other state or local governmental insurance programs and private, non-governmental insurance and managed care programs with which Seller contracts to provide goods and services or through which the Seller receives payments or reimbursements for goods and services provided related to the Business.

“Trademark Licensing Agreement” has the meaning set forth in Section 3.02(a)(iv).

“Transfer Employees” has the meaning set forth in Section 6.05(a).

“Transition Services Agreement” has the meaning set forth in Section 3.02(a)(v).

“VA” means the United States Department of Veterans Affairs.

“VA Arrangement” has the meaning set forth in Section 6.20.

“VA License Agreement” has the meaning set forth in Section 3.02(a)(viii).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

Article II
PURCHASE AND SALE

Section 2.01  Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and (except as otherwise permitted by Section 6.18(a)) deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in, to and under the following (collectively, the “Purchased Assets”):

(a)  [Intentionally Omitted];

(b)  all Business Intellectual Property Assets, including all GPS Trade Secrets and Later-Disclosed Trade Secrets included in the Business Intellectual Property Assets;

(c)  the Contracts set forth in Section 2.01(c) of the Disclosure Schedules (the “Assigned Contracts”);

(d)  [Intentionally omitted];

(e)  Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related exclusively to any Purchased Assets or the Assumed Liabilities;

(f)   originals, or where not available, copies, of the Books and Records relating to the Business (which may be redacted or extracted to remove information unrelated to the Business), including, without limitation those Books and Records listed in Section 2.01(f) of the Disclosure Schedules (“Business Books and Records”) including Business Books and Records that include Later-Disclosed Trade Secrets (“Later-Disclosed Business Books and Records”) and GPS Trade Secrets; and

(g)  the goodwill and the going concern value of the Business.

Section 2.02  Excluded Assets. Notwithstanding the foregoing, the Buyer expressly understands and agrees that it is not purchasing or otherwise acquiring from Seller or any of its Affiliates any assets, properties, or rights of every kind or nature, whether real, personal or mixed, tangible or intangible, whether now existing or hereafter acquired other than the Purchased Assets set forth in Section 2.01, including without limitation, the following (collectively, the “Excluded Assets”):

(a)  all assets, properties, and rights that are not Purchased Assets;

(b)  all Intellectual Property other than the Business Intellectual Property Assets;

(c)  all cash, cash equivalents, short-term investments, bank accounts, trade and other accounts receivable or similar rights to receive payments accruing to Seller and related to the operation of the Business prior to the Closing Date, whether billed or unbilled, provided, however, that payments attributable to the performance of a GPS Test shall be deemed to be accrued to Seller prior to the Closing Date if the Accession Date for the sample for that GPS Test is prior to the Closing Date;

(d)  all Contracts, including Business Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”);

(e)  all corporate seals, organizational documents, minute books, stock books, Tax Returns and work papers related thereto, books of account or other records having to do with the corporate organization of Seller;

(f)   all rights or claims of the Seller or any of its Affiliates with respect to any Tax refund, deposit, estimated payment, carryback or carryforward or other credits to the Seller or claims of any of their Affiliates for Pre-Closing Tax Periods;

(g)  all Books and Records, other than the Business Books and Records;

(h)  all Tax Returns of Seller or any Affiliate of Seller;

(i)   (i) all personnel records relating to the Business Employees or Transfer Employees;

(j)   all Benefit Plans and assets attributable thereto;

(k)  all claims, causes of action, suits, judgments, demands or rights of any nature against other persons related to any Excluded Asset or any Excluded Liability and all attorney-client, work product and other legal privileges of Seller or any Affiliate related thereto;

(l)   any goodwill and going value concern not associated exclusively with the Business; and

(m)   all rights which accrue or will accrue to Seller under this Agreement and the Ancillary Documents.

Section 2.03  Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to timely pay, perform, discharge and otherwise satisfy when due only the following Liabilities of Seller (collectively, the “Assumed Liabilities”) and no other liabilities:

(a)  all Liabilities in respect of the Assigned Contracts and transferred Permits but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing; and

(b)  the transfer taxes that are allocable to Buyer pursuant to Section 6.14.

Section 2.04  Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge the following Liabilities of Seller (the “Excluded Liabilities”), which Seller shall, or shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)  any Liability for (i) any Taxes of Seller (or any stockholder or Affiliate of Seller); (ii) any Taxes relating to the operation of the Business or the ownership, possession or use of the Purchased Assets; or (iii) the transfer taxes that are allocable to Seller pursuant to Section 6.14; in each case, to the extent arising out of any Pre-Closing Tax Period;

(b)  any Liabilities relating to or arising out of the Excluded Assets;

(c)  any Liabilities or obligations for indebtedness for borrowed money or guarantees thereof of any Affiliate of Seller;

(d)  any Liabilities in respect of any Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e)  any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities accruing or arising before Closing associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(f)   any Liabilities arising out of any Contracts, including Business Intellectual Property Agreements, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing; and

(g)  any Liabilities arising out of, in respect of or in connection with the failure by Seller to comply with any Law or Governmental Order prior to Closing.

Section 2.05  Purchase Price. The aggregate consideration for the Purchased Assets (the “Purchase Price”) shall be comprised of (a) the Closing Consideration, (b) the Earn-Out Consideration and (c) the assumption of the Assumed Liabilities.

Section 2.06  Closing Consideration.

(a)  The consideration for the Purchased Assets shall be comprised of (a) an amount of $24,999,999.64 payable at Closing as provided in Section 3.02 (the “Closing Cash Consideration”), and (b) an amount of $5,000,000.36 (the “Closing ADS Payable”), which shall not be paid in cash but shall remain outstanding as a payable (without accruing interest) due by Buyer as from Closing, but which payable shall be contributed in kind by Seller to Buyer within the context of a capital increase by Buyer within the framework of the authorised capital of Buyer (the “Contribution of the Closing ADS Payable”) against the issuance by Buyer of 6,911,717 new Buyer Ordinary Shares, which shall be delivered in the form of 691,171 Buyer ADSs (the “Closing Equity Consideration” and, together with the Closing Cash Consideration, the “Closing Consideration”).

(b)  For the purpose of Contribution of the Closing ADS Payable, the amount of the Closing ADS Payable shall be converted into euro on the basis of the relevant USD/EUR exchange ratio as shall be published by the European Central Bank (“ECB”) on https://www.ecb.europa.eu/stats/policy_and_exchange_rates/euro_reference_exchange_rates/htm l/index.en.html (or such other relevant website of the ECB) (the “Exchange Rate”) on the Business Day preceding the date of the relevant notarial deed in which the issuance of the relevant Buyer Ordinary Shares underlying the Buyer ADSs and the corresponding capital increase are established, and whereby final amount in euro will be rounded down to the nearest two decimals. Provided that Seller has delivered an executed Contribution Confirmation as contemplated by Section 3.02(a)(xii) on the Closing Date, the Buyer Ordinary Shares shall be issued and the Buyer ADSs shall be delivered to the Seller no later than fifteen (15) days after the Closing Date.

(c)  All of the Buyer ADSs or Buyer Ordinary Shares to be issued for delivery pursuant to this Agreement to the Seller as Closing Equity Consideration will have the same rights and benefits as, and rank pari passu in all respects, including as to entitlement to dividends and distributions, with, the existing and outstanding Buyer ADSs or Buyer Ordinary Shares at the moment of their issuance and will be entitled to dividends and distributions in respect of which the relevant record date or due date falls on or after the date of issuance of the Buyer ADSs or Buyer Ordinary Shares.

(d)  If, at any time as from the Closing Date at which there is an outstanding Closing ADS Payable until the delivery of the Buyer ADSs or Buyer Ordinary Shares to the Seller in accordance with this Agreement, the holders of Buyer ADSs or Buyer Ordinary Shares shall have received, without payment therefor, stock or other securities or property (including cash) in respect of such of Buyer ADSs or Buyer Ordinary Shares (including by way of combinations, reorganizations, reclassifications, mergers, acquisitions or similar events but excluding any dividends) pursuant to an event, declaration, decision or distribution which has taken place or been adopted after the Closing Date but before the delivery of the Buyer ADSs or Buyer Ordinary Shares to the Seller in accordance with this Agreement, then and in each such case, the Seller shall be entitled to receive, at such time as the Closing ADS Payable would otherwise be required to be delivered to Seller hereunder, the amount of stock or other securities or property (including cash) which Seller would be entitled had it been issued the Closing ADS Payable as of the date on which holders of Buyer ADSs or Buyer Ordinary Shares received such stock or other securities or property (including cash).

(e)  Notwithstanding anything to the contrary herein or in any other of the Ancillary Documents, in no event shall the number of Buyer Ordinary Shares underlying the Buyer ADSs comprising the Closing Equity Consideration exceed five percent (5%) of the total number of Buyer Ordinary Shares outstanding immediately prior to the Closing.

(f)   All fees and expenses incurred by in connection with the performance of Buyer’s obligations under or in compliance with this Section 2.06 shall be borne by Buyer.

Section 2.07  Earn-Out Consideration.

(a)  Annual Earn-Out Amounts. In accordance with and subject to the terms and conditions set forth in this Section 2.07, Seller may be entitled to additional amounts in consideration for the Purchased Assets (the “Earn-Out Consideration”).

(i)   To the extent that 2023 Business Revenue is equal to or greater than $[***] (the “2023 Threshold”), Seller shall be entitled to consideration equal to [***] percent ([***]%) of the actual 2023 Business Revenue, up to a maximum earn-out amount of $30,000,000 (the amount actually earned, the “2023 Earn-Out Amount”). If the 2023 Business Revenue is less than the 2023 Threshold, the 2023 Earn-Out Amount shall be $0.

(ii)  To the extent that 2024 Business Revenue is equal to or greater than $[***] (the “2024 Threshold”), Seller shall be entitled to consideration equal to [***] percent ([***]%) of the 2024 Business Revenue up to a maximum earn-out amount of $40,000,000 (the amount actually earned, the “2024 Earn-Out Amount”). If the 2024 Business Revenue is less than the 2024 Threshold, the 2024 Earn-Out Amount shall be $0.

(iii)   To the extent that 2025 Business Revenue is equal to or greater than $[***] (the “2025 Threshold”), Seller shall be entitled to consideration equal to [***] percent ([***]%) of the 2025 Business Revenue, up to a maximum earn-out amount which, together with the 2023 Earn-Out Amount and the 2024 Earn-Out Amount, shall not, exceed, $70,000,000 in the aggregate (the “2025 Earn-Out Amount”).If the 2025 Business Revenue is less than the 2025 Threshold, the 2025 Earn-Out Amount shall be $0.

(b)  Procedures for Determination of Annual Earn-Out Amounts.

(i)   On or before the date which is 90 days after December 31 of each of calendar years 2023, 2024 and 2025 (each such date, an “Earn-Out Calculation Delivery Date”), Buyer shall prepare and deliver to Seller a written statement (in each case, an “Earn-Out Calculation Statement”) setting forth in reasonable detail its determination of the applicable Annual Business Revenue and its calculation of the resulting applicable Annual Earn-Out Amount (in each case, an “Earn-Out Calculation”).

(ii)  Seller shall have, in its sole discretion, until the later of (A) 60 days after receipt of each Earn-Out Calculation Statement and (B) 30 days after Buyer’s audited financial statements are delivered to Seller or published for the calendar year to which the applicable Earn-Out Calculation Statement relates (in each case, the “Review Period”) to review the Earn-Out Calculation Statement and the Earn-Out Calculation set forth therein. During the Review Period, Seller and its accountants shall have the right, at Seller’s expense and subject to Sellers’ and its accountants’ execution and delivery of confidentiality agreements reasonably acceptable to Buyer, to inspect Buyer’s books and records solely for purposes reasonably related to the determination of the applicable Annual Earn-Out Amount. Seller’s review may be conducted remotely by the secure electronic or physical exchange of documents, as mutually agreed by Buyer and Seller in writing. Prior to the expiration of the Review Period, Seller may object to the Earn-Out Calculation set forth in the applicable Earn-Out Calculation Statement by delivering a written notice of objection (an “Earn-Out Calculation Objection Notice”) to Buyer. Any Earn-out Calculation Objection Notice shall specify the items in the applicable Earn-Out Calculation disputed by Seller and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If Seller fails to deliver an Earn-Out Calculation Objection Notice to Buyer prior to the expiration of the applicable Review Period, then Seller shall be deemed to have accepted the Earn-Out Calculation set forth in the Earn-Out Calculation Statement delivered by Buyer. If Seller timely delivers an Earn-Out Calculation Objection Notice, Buyer and Seller shall negotiate in good faith using commercially reasonable efforts to resolve the disputed items and agree upon the applicable resulting Annual Earn-Out Amount. If Buyer and Seller are unable to reach agreement within 30 days after such an Earn-Out Calculation Objection Notice has been given (or such longer period as they may agree in writing), all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of Buyer and Seller (the “Independent Accountant”). The Independent Accountant shall act as an accounting expert and not an arbitrator. Buyer and Seller shall direct the Independent Accountant to render a written report on only the unresolved disputed items with respect to the applicable Earn-Out Calculation as promptly as practicable, but in any event within 30 days of such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earn-Out Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, Buyer and Seller shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the written presentations by Buyer and Seller, and not by independent review. The Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or Seller or less than the smallest value for such item claimed by either Buyer or Seller. The resolution of the dispute and the calculation of the applicable Annual Earn-Out Amount that is the subject of the applicable Earn-Out Calculation Objection Notice by the Independent Accountant shall be set forth in a written statement and shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by Seller and Buyer in proportion to the amounts by which their respective calculations of the applicable Annual Earn-Out Amount differ from the Annual Earn-Out Amount as finally determined by the Independent Accountant.

(c)  Payments of Annual Earn-Out Amounts.

(i)   Any Annual Earn-Out Amount that Buyer is required to pay as Earn-Out Consideration pursuant to this Section 2.07 shall be paid in full no later (x) in the case of a payment of the applicable Earn-Out Amount in cash, ten (10) or, in case of a payment at the sole discretion of Buyer in Buyer ADSs, fifteen (15) Business Days following the date upon which the determination of such Annual Earn-Out Amount becomes final and binding upon the parties as provided in Section 2.07(b) (including any final resolution of any dispute raised by Seller in an Earn-Out Calculation Objection Notice) (such date the relevant “Earn-Out Consideration Due Date”).

(ii)  Buyer may, in its sole discretion, pay to Seller the applicable Earn-Out Amount either in cash, by way of issuance or transfer of shares of Buyer ADSs and any combination of the foregoing, provided, however, that Buyer shall not issue Buyer ADSs to Seller in respect of an Earn-Out Amount if (i) the number of Buyer Ordinary Shares beneficially owned by Seller following such issuance would exceed five percent (5%) of the total number of outstanding Buyer Ordinary Shares immediately preceding such issuance or (ii) such issuance would require a filing pursuant to the HSR Act or the observance of a waiting period under the HSR Act or any other applicable antitrust Law. The value ascribed to the each of the Buyer ADSs shall be the Buyer ADS Agreed Value.

(iii)   In the event Buyer elects to pay to Seller the applicable Earn-Out Amount (or a portion thereof) by way of Buyer ADSs, then the relevant amount of the Earn-Out Amount (or portion thereof) shall not be paid in cash but shall remain outstanding as a payable (without accruing interest) (the relevant “Earn-Out ADS Payable”) due by Buyer as from the relevant Earn-Out Consideration Due Date in relation to such Earn-Out Amount, and which payable shall need to be contributed in kind by Seller to Buyer within the context of a capital increase by Buyer within the framework of the authorised capital of Buyer (the “Contribution of the Earn-Out ADS Payable”) against the issuance by Buyer of the relevant number of new Buyer Ordinary Shares, which shall be delivered in the form of the relevant Buyer ADSs. For the purpose of Contribution of an Earn-Out ADS Payable, the amount of the relevant Earn-Out ADS Payable shall be converted into euro on the basis of the relevant Exchange Rate on the Business Day preceding the date of the relevant notarial deed in which the issuance of the relevant Buyer Ordinary Shares underlying the relevant Buyer ADSs and the corresponding capital increase are established, and whereby final amount in euro will be rounded down to the nearest two decimals. The issuance of the aforementioned Buyer Ordinary Shares shall be conditional upon Seller providing, at the written request of Buyer within seven (7) Business Days after the relevant Earn-Out Consideration Due Date, to Buyer an executed Contribution Confirmation no later than ten (10) Business Days after the relevant Earn-Out Consideration Due Date. Any portion of the relevant Earn-Out Amount that cannot be settled in a whole number of Buyer Ordinary Shares and a whole number of Buyer ADSs shall be settled in cash.

(iv)   All of the Buyer ADSs or Buyer Ordinary Shares to be issued delivery pursuant to this Agreement to the Seller as Earn-Out Consideration will have the same rights and benefits as, and rank pari passu in all respects, including as to entitlement to dividends and distributions, with, the existing and outstanding Buyer ADSs or Buyer Ordinary Shares at the moment of their issuance and will be entitled to dividends and distributions in respect of which the relevant record date or due date falls on or after the date of issuance of the Buyer ADSs or Buyer Ordinary Shares. If, at any time as from the relevant Earn-Out Consideration Due Date at which there is an outstanding Earn-Out ADS Payable until the delivery of the Buyer ADSs or Buyer Ordinary Shares to the Seller in accordance with this Agreement, the holders of Buyer ADSs or Buyer Ordinary Shares shall have received, without payment therefor, stock or other securities or property (including cash) in respect of such of Buyer ADSs or Buyer Ordinary Shares (including by way of combinations, reorganizations, reclassifications, mergers, acquisitions or similar events but excluding any dividends) pursuant to an event, declaration, decision or distribution which has taken place or been adopted after the relevant Earn-Out Consideration Due Date but before the delivery of the relevant Buyer ADSs or Buyer Ordinary Shares to the Seller in accordance with this Agreement, then and in each such case, the Seller shall be entitled to receive, at such time as the Earn-Out ADS Payable would otherwise be required to be delivered to Seller hereunder, the amount of stock or other securities or property (including cash) which Seller would be entitled had it been issued the Earn-Out ADS Payable as of the date on which holders of Buyer ADSs or Buyer Ordinary Shares received such stock or other securities or property (including cash).

(v)  Notwithstanding any other provision of this Agreement, the number of Buyer Ordinary Shares (including ADSs representing Buyer Ordinary Shares) that may be issued pursuant to this Agreement shall not, without the prior approval of the stockholders of Buyer, exceed the least of (a) 19.9% of the voting power of Buyer’s stockholders outstanding immediately before the date of this Agreement, (b) 19.9% of the number of Buyer Ordinary Shares (including ADSs representing Buyer Ordinary Shares) outstanding immediately before the date of this Agreement and (c) any other limit imposed by applicable rules of the Nasdaq Stock Market, Inc. (it being understood that any Earn-Out Consideration that is due and owing that cannot be paid in Buyer ADSs as a result of the foregoing limitation shall be paid in cash).

(vi)   All fees and expenses incurred by Buyer in connection with its performance of its obligations under or in compliance with this Section 2.07(c) shall be borne by Buyer.

(d)  Post-Closing Operation of the Business.

(i)   Subject to the terms of this Agreement and the other Ancillary Documents, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Business; provided, that Buyer shall, and shall cause its Affiliates to, use commercially reasonable efforts to allow Seller to achieve the Earn-Out Consideration, and provided, further, that prior to the end of the 2025 Earn-Out Period, Buyer shall not, directly or indirectly:

(A)   (1) take any action for the primary purpose of, and that would reasonably be expected to have the effect of, avoiding or reducing any Annual Earn-Out Amount or (2) omit to take any action for the primary purpose of, and that would reasonably be expected to have the effect of, avoiding or reducing any Annual Earn-Out Amount;

(B)  operate the Business other than in the ordinary course of business (which shall not preclude commercially reasonable adaptation to a material change in business circumstances);

(C)  enter into any transaction to perform the GPS Test that contains terms less favorable to the Buyer than those that would be obtained in an arm’s-length transaction; provided, however, that the provision of GPS Testing in the context of clinical trials, for evaluation purposes, for commercially reasonable market development activities, and in other limited scenarios consistent with prevailing industry practices, shall be excluded from this limitation;

(D)   fail to maintain appropriate accounting Books and Records for the Business to the extent reasonably required to enable Seller to exercise its rights pursuant to Section 2.07(b)(ii);

(E)  violate the 30% Reference Lab Limitation or refrain from referring orders or requests received for the performance of the GPS Test in order to comply with the 30% Reference Lab Limitation;

(F)  sell the Business or any material assets comprising the Business or a controlling interest in the Business to any third party that does not assume Buyer’s obligations under this Section 2.07; provided, however, that a change in control of Buyer shall not be considered such a sale;

(G)   take any action or omit to take any action that has the effect of the GPS Test not being added to Buyer’s Federal Supply Schedule or otherwise restricts Buyer from performing the GPS Test pursuant to orders and awards issued by the VA; or

(H)   operate the Business other than in compliance with applicable Law in all material respects.

(ii)  Notwithstanding anything herein to the contrary,

(A)   if (x)(aa) the Buyer materially breaches any of its obligations under Section 2.07(d)(i)(A)(1) prior to the end of the 2025 Earn-Out Period, (bb) Seller notifies Buyer of such breach in writing within ten (10) days after an executive officer of Seller has actual knowledge of the facts constituting the breach, which notice describes such facts and such breach in reasonable detail, and (cc) Buyer fails to cure such breach within twenty (20) days after receipt of such notice, or (y) Buyer materially breaches any of its obligations under Section 2.07(d)(i)(E) prior to the end of the 2025 Earn-Out Period, then the Earn-Out Consideration payable to Seller for the Earn-Out Period in which such breach commenced (and, in the case of a breach that (1) is subject to a cure period under the foregoing clause (x) that extends into a new Earn-Out Period and (2) is not cured within such cure period, for that new Earn-Out Period) shall be deemed to equal the maximum amount of the Earn-Out Consideration achievable for such Earn-Out Period (but, for the avoidance of doubt, not an amount in excess of the applicable annual maximum earn-out limitation set forth in Section 2.07(a)). For avoidance of doubt, payment of any Earn-Out Consideration pursuant to this Section 2.07(d)(ii)(A) for any Earn-Out Period(s) shall be deemed to fulfill all of Buyer’s obligations under this Section 2.07 with respect to such Earn-Out Period(s) (regardless of any other breach of this Section 2.07);

(B)  in the event Buyer breaches its obligations under Section 2.07(d)(i)(F), then Buyer shall promptly following the completion of such sale, pay to the Seller in immediately available funds the maximum amount of the Earn-Out Consideration achievable for all Earn-Out Periods ending on or after the date of such sale (to the extent not previously paid).

For avoidance of doubt, payment of the maximum amount of Earn-Out Consideration pursuant to this Section 2.07(d)(ii)(B) for any Earn-Out Period(s) shall be deemed to fulfill all of Buyer’s obligations under this Section 2.07 with respect to such Earn-Out Period(s) (regardless of any other breach of this Section 2.07); and

(C)  Seller may pursue any non-equitable remedy available to Seller for any breach by Buyer of its obligations under Section 2.07(d)(i) with respect to an Earn-Out Period, unless the maximum Earn-Out Consideration that could be payable for such Earn-Out Period has been paid, in which case Seller shall have no further recourse under this Agreement for Buyer’s breach of Section 2.07(d)(i) for such Earn-Out Period.

(iii)   During the Earn-Out Periods, as soon as available and in any event (A) within ten (10) days after the end of each quarter (or, during the term of the Reference Laboratory Services Agreement, Buyer’s receipt of all invoices from Seller for GPS Tests performed during such quarter), Buyer will deliver to Seller a report setting forth Buyer’s good faith estimates of (x) aggregate revenue expected to be recognized by Buyer and derived from the Business and (y) number of GPS Tests performed, in each case, for such quarter and for the period from the beginning of the then-current Earn-Out Period to the end of such quarter, and (B) within forty five (45) days after the end of each quarter, Buyer will deliver to Seller unaudited financial statements and reports prepared in accordance with the Accounting Principles showing Buyer’s activity and progress toward achievement of the Annual Business Revenue targets for such quarter and for the period from the beginning of the then current Earn-Out Period to the end of such quarter.

(iv)   Notwithstanding the foregoing provisions of this Section 2.07(d), Seller acknowledges and agrees that any Earn-Out Consideration that may be payable pursuant to this Section 2.07 depends upon the performance of the Business and on factors outside the control of Buyer and that Buyer has not made and is not making any representations or warranties or other promises regarding the current or future performance of the Business and any such representations or warranties or other promises have been and are hereby expressly disclaimed.

Section 2.08  Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price (plus any other items required to be treated as part of the consideration paid by Buyer hereunder for income Tax purposes) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule, which shall be prepared in a manner consistent with Section 1060 of the Code and any analogous provisions of state, local or foreign Law (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Seller within ninety (90) days after the Closing Date. If Seller notifies Buyer in writing within sixty (60) days after its receipt of the Allocation Schedule that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such dispute. Neither Buyer nor Seller shall unreasonably withhold its approval or consent with respect to the Allocation Schedule. If Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 30 days following the date on which Seller submits a timely notification of its objection to Buyer, such dispute shall be resolved by the Independent Accountant. The fees and expenses of such accounting firm shall be borne in the manner set forth in Section 2.07(b)(ii). Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule, and shall not take any position inconsistent with such Allocation Schedule on any Tax Return, before any taxing authority or Governmental Authority. Any adjustments to the Purchase Price pursuant to Section 2.07 herein shall be allocated in a manner consistent with the Allocation Schedule. For the avoidance of doubt, it is not the intention of this provision that the parties hereto should delay, postpone, or forgo the Closing if the parties hereto have not agreed to an Allocation Schedule prior to Closing.

Section 2.09  Withholding Tax. Buyer shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any payment to be made under this Agreement all Taxes that Buyer may be required to deduct and withhold under any provision of applicable Tax Law. All such deducted and withheld amounts shall be promptly paid to the appropriate Governmental Authority and shall be treated for all purposes as having been delivered to Seller or such other party, as applicable, in respect of which such deduction and withholding was made. Buyer shall, prior to making any withholdings, use commercially reasonable efforts to reduce or eliminate any such withholding, including requesting and providing recipients of payments hereunder a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

Section 2.10 Third Party Consents. To the extent that Seller’s rights with respect to any Purchased Asset, including with respect to any Business Intellectual Property Registrations, Assigned Contract or Permit, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

Article III
CLOSING

Section 3.01  Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), on the date hereof. The date on which the Closing is to occur is herein referred to as the “Closing Date”. Subject to the consummation of the Closing on the Closing Date, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities will be deemed effective as of 12:01 a.m. (California time) on the Closing Date.

Section 3.02  Closing Deliverables.

(a)  At the Closing, Seller shall deliver to Buyer the following:

(i)   a bill of sale in substantially the form of Exhibit B hereto (the “Bill of Sale”) and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii)  an assignment and assumption agreement in substantially the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)   an assignment in substantially the form of Exhibit D hereto (the “Business Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the Business Intellectual Property Assets to Buyer;

(iv)   a Trademark Licensing Agreement in substantially the form of Exhibit E hereto (the “Trademark Licensing Agreement”) and duly executed by Seller;

(v)  the Transition Services Agreement in substantially the form of Exhibit F hereto (the “Transition Services Agreement”) and duly executed by Seller;

(vi)   the Reference Laboratory Services Agreement in substantially the form of Exhibit G hereto (the “Reference Laboratory Services Agreement”) and duly executed by Seller;

(vii)  the Employee Leasing Agreement in substantially the form of Exhibit H hereto (the “Employee Leasing Agreement”) and duly executed by Seller;

(viii)   the Veterans Affairs Services License Agreement substantially in the form of Exhibit I hereto (the “VA License Agreement”) and duly executed by Seller;

(ix)   a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(x)  a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(xi)   an IRS Form W-9 duly executed by Seller; and

(xii)  a written notice substantially in the form of Exhibit J hereto and duly executed by Seller (the “Contribution Confirmation”), confirming the Contribution of the Closing ADS Payable in relation to the Closing Equity Consideration.

(b)  At the Closing, Buyer shall deliver to Seller the following:

(i)   the Closing Cash Consideration by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii) evidence reasonably satisfactory to the Seller that the board of directors authorized the issuance and transfer to Seller of the shares of Buyer ADSs constituting the Closing Equity Consideration, subject to (x) the finalization of the relevant reports of the board of directors and statutory auditor of Buyer and the (y) passing of the relevant resolutions of the board of directors of Buyer to be recorded in a notarial deed before a notary public;

(iii)    the Bill of Sale duly executed by Buyer;

(iv)   the Assignment and Assumption Agreement duly executed by Buyer;

(v)    the Business Intellectual Property Assignments duly executed by Buyer;

(vi)   the Trademark Licensing Agreement duly executed by Buyer;

(vii)  the Transition Services Agreement duly executed by Buyer;

(viii) the Reference Laboratory Services Agreement duly executed by Buyer;

(ix)    the Employee Leasing Agreement duly executed by Buyer;

(x)     the VA License Agreement duly executed by Seller;

(xi)  a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, other than in relation to the issuance of the Buyers ADSs and the relevant underlying Ordinary Shares which are subject to (x) the finalization of the relevant reports of the board of directors and statutory auditor of Buyer and (y) the passing of the relevant resolutions of the board of directors of Buyer to be recorded in a notarial deed before a notary public; and

(xii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

Article IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01  Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so qualified or licensed does not or would not reasonably be expected to have a Material Adverse Effect.

Section 4.02  Authority of Seller. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes and each Ancillary Document to which Seller is or will be a party constitutes or will constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except, in each case, to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”).

Section 4.03  No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the transfer and assignment of the Purchased Assets to Buyer, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Assigned Contract to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets are subject; (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets; or (e) require the consent, notice, filing with, or other action by any Governmental Authority.

Section 4.04  Financial Reports. Section 4.04 of the Disclosure Schedules contains a copy of each Annual Financial Report and a copy of the Interim Financial Report (together with the Annual Financial Reports, the “Financial Reports”). The Financial Reports are based on the books and records of the Seller, and fairly present in all material respects the financial condition of the Business as of their respective dates and the results of the operations of the Business for the periods indicated, except that the Financial Reports do not include insurance, interest, taxes, amortization, impairments on intangible assets, or allocations of indirect corporate cost, and subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments for the unaudited financial statements. Seller maintains a standard system of accounting established and administered in accordance with GAAP.

Section 4.05  Absence of Certain Changes, Events and Conditions. Since May 31, 2022, and other than in the ordinary course of business of the Business consistent with past practice, there has not been any:

(a)  event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)  material change in any method of accounting or accounting practice for the Business, except as required by GAAP;

(c)  entry into any Contract that would constitute a Material Contract;

(d)  cancellation of any material claims or amendment, termination or waiver of any material rights constituting Purchased Assets;

(e)  material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;

(f)   acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit; or

(g)  any Contract to do any of the foregoing.

Section 4.06  Material Contracts.

(a)  Section 4.06(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound that are material to the Business or the Purchased Assets (such Contracts, together with all Business Intellectual Property Agreements set forth in Section 4.08(b) of the Disclosure Schedules, being “Material Contracts”):

(i)   all Contracts that require Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(ii)  all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(iii)   all employment agreements and Contracts with Transfer Employees that are not cancellable without material penalty or without more than 30 days’ notice;

(iv)   all Contracts with any Governmental Authority, other than any purchase order from the VA that involves aggregate consideration payable to the Seller of less than $100,000 (“Government Contracts”);

(v)  all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

(vi)   all joint venture, partnership or similar Contracts relating to the Business;

(vii)  all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(viii)   all powers of attorney with respect to the Business or any Purchased Asset; and

(ix)   all collective bargaining agreements or Contracts with any union covering employees that perform services for the Business.

(b)  Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and subject to the Enforceability Exceptions. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any written notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or, to Seller’s Knowledge, threatened under any Assigned Contract.

Section 4.07  Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets (other than with respect to the Business Intellectual Property Assets, as to which the representations and warranties in Section 4.08 should apply). All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances and those items set forth in Section 4.07 of the Disclosure Schedules.

Section 4.08  Intellectual Property.

(a)  Section 4.08(a) of the Disclosure Schedules contains a correct, current and complete list of: (i) all Business Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; (ii) all unregistered Trademarks included in the Business Intellectual Property Assets, and (iii) certain of the Business Intellectual Property Assets and domain names other than Trade Secrets that are used or held for use in the conduct of the Business as currently conducted.

(b)  Section 4.08(b) of the Disclosure Schedules contains a correct, current and complete list of all Business Intellectual Property Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Business Intellectual Property Agreements: (i) under which Seller is a licensor or otherwise grants to any Person any right or interest relating to any Business Intellectual Property Asset; (ii) under which Seller is a licensee or is otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Seller’s ownership or use of any Intellectual Property in the conduct of the Business as currently conducted. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Business Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Business Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect subject to the Enforceability Exceptions. Neither Seller nor, to Seller’s Knowledge, any other party thereto is alleged to be in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Business Intellectual Property Agreement.

(c)  Except as set forth in Section 4.08(c) of the Disclosure Schedules, Seller is the sole and exclusive legal and beneficial (and with respect to the Business Intellectual Property Registrations, record) owner of all right, title and interest in and to the Business Intellectual Property Assets, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Seller has entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Business Intellectual Property Assets during the course of employment or engagement with Seller (including but not limited to any Business Employee and any Business Service Provider) whereby such employee or independent contractor (i) acknowledges Seller’s exclusive ownership of all Business Intellectual Property Assets invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with Seller; (ii) grants to Seller a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect Seller’s ownership interest in the Business Intellectual Property Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

(d)  Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, Buyer’s right to own or use any Business Intellectual Property Assets or Licensed Business Intellectual Property in the conduct of the Business as currently conducted.

(e)  All of the Business Intellectual Property Assets and Licensed Business Intellectual Property is valid and enforceable, and all Business Intellectual Property Registrations are subsisting and in full force and effect. Seller has taken reasonable steps to maintain and enforce the Business Intellectual Property Assets and Licensed Business Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Business Intellectual Property Assets. All required fees due as of Closing related to the Business Intellectual Property Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. Seller has provided Buyer with true and complete copies of all file histories, certificates, office actions, correspondence with Governmental Authorities, assignments, and other instruments relating to the Business Intellectual Property Registrations. The Business Intellectual Property Assets and the Assigned Contracts constitute all of the non-Patent Intellectual Property and, to the Knowledge of Seller, all of the Patent Intellectual Property that in each case is used or held for use, in either case, either exclusively in, or reasonably necessary for, the conduct of the Business as currently conducted, other than commercially available off-the-shelf software licensed by Seller for its internal use.

(f)   The conduct of the Business as currently and formerly conducted, including the use of the Business Intellectual Property Assets and Licensed Business Intellectual Property in connection therewith, and the products, processes, and services of the Business have not infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any Person. The conduct of the Business by Buyer immediately following the Closing, if conducted in the same manner as currently conducted by Seller, will not infringe, misappropriate or otherwise violate any Intellectual Property or other rights of Seller. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any Business Intellectual Property Assets or Licensed Business Intellectual Property in the past six (6) years.

(g)  There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending or, to Seller’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Seller in the conduct of the Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Business Intellectual Property Assets or Licensed Business Intellectual Property; or (iii) by Seller or any other Person alleging any infringement, misappropriation, or other violation by any Person of any Business Intellectual Property Assets. Seller is not subject to any outstanding or Governmental Order (including any motion or petition therefor) that restricts or impairs the use of any Business Intellectual Property Assets or Licensed Business Intellectual Property.

(h)  Seller has complied with all applicable Laws concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Business. Since January 1, 2020, Seller has not (i) experienced any data breach or other security incident involving personal information in its possession or control or (ii) received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Seller’s collection, use, processing, storage, transfer, or protection of personal information or violation of any applicable Law concerning privacy, data security, or data breach notification, in each case, in connection with the conduct of the Business, and to Seller’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

Section 4.09  Payors and Suppliers.

(a)  Section 4.09(a) of the Disclosure Schedules sets forth the Material Payors of the Business for each of the three most recent fiscal years together with the volume of tests ordered by such Material Payor during such periods. Seller has not received any written notice, and none of the Material Payors set forth in Section 4.09(a) of the Disclosure Schedules has ceased, or to Seller’s Knowledge, intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business.

(b)  Section 4.09(b) of the Disclosure Schedules sets forth the Material Suppliers of the Business for each of the three most recent fiscal years and the amount of purchases from each such Material Supplier during such periods. Seller has not received any written notice, and none of the Material Suppliers set forth Section 4.09(b) of the Disclosure Schedules has ceased, or, to Seller’s Knowledge, intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

Section 4.10  Legal Proceedings; Governmental Orders.

(a)  Except as set forth in Section 4.10(a) of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened against Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)  Except as set forth in Section 4.10(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets. Seller is in compliance in all material respects with the terms of each Governmental Order set forth in Section 4.10(b) of the Disclosure Schedules. To Seller’s Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 4.11  Compliance With Laws; Permits.

(a)  Except as set forth in Section 4.11(a) of the Disclosure Schedules, Seller has complied since January 1, 2020, and is now complying, in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

(b)  All Permits required under applicable Law for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. All fees and charges due and owing with respect to such Permits as of the date hereof have been timely paid. Section 4.11(b) of the Disclosure Schedules lists all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. To the Knowledge of Seller, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or material limitation of any Permit set forth in Section 4.11(b) of the Disclosure Schedules.

(c)  Since January 1, 2020, Seller has not received written notice from any Governmental Authority (including another Person on behalf of a Governmental Authority) or Third Party Payor claiming or alleging that Seller was not in compliance with any Healthcare Regulatory Laws applicable to the Business. Neither Seller nor any of its current officers, directors, or employees, nor any agent of Seller is a party to or bound by, any written order, individual integrity agreement, corporate integrity agreement, settlement or other agreement with any Governmental Authority concerning compliance with Healthcare Regulatory Laws with respect to the Business, and, to the Knowledge of Seller, no such agreement is threatened. Since January 1, 2020, neither Seller nor any Affiliate thereof has engaged in a voluntary disclosure to any Governmental Authority concerning any alleged, potential or actual non-compliance with any Healthcare Regulatory Laws in connection with the Business. Neither Seller, nor any of its officers, directors, or employees, or to the Knowledge of Seller, any of its agents has, in the operation of the Business, engaged in any activities since January 1, 2020 that are prohibited by or cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other state or Federal Health Care Program under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b or 1395nn, 5 U.S.C. § 8901 et seq. (the Federal Employees Health Benefits program statute), or the regulations promulgated pursuant to such Healthcare Regulatory Laws.

(d)  Except as set forth in Section 4.11(d) of the Disclosure Schedules, no civil, administrative, or criminal proceedings relating to Seller’s engagement with any Third Party Payors with respect to the Business are pending or, to the Knowledge of Seller, threatened or reasonably foreseeable, nor has Seller been subject to any such proceeding that has concluded since January 1, 2020. Seller is not subject to any pre- or post-payment utilization review by any Third Party Payor relating to the Business. No Third Party Payor has requested since January 1, 2020 or, to the Knowledge of Seller, is threatening, any recoupment, refund or set-off from Seller with respect to the Business except for recoupments, refunds or set-offs in amounts less than $10,000 on a claim by claim basis (taking each letter requesting or threatening any recoupment, refund or set-off from Seller as a single “claim”). Since January 1, 2020, no Third Party Payor has imposed any fine, penalty or other sanction relating to the Business on Seller. Seller has not been suspended or excluded and, to the Knowledge of Seller has not otherwise been the subject of adverse actions taken by any Third Party Payor with respect to the Business (excluding routine audits, surveys or investigations conducted in the ordinary course). Since January 1, 2020, Seller has not violated any condition of participation in, or any other rule, regulation, policy or standard of, any Third Party Payor in any material respect in the performance of the Business.

(e)  Neither Seller nor, to the Knowledge of Seller, any of the Business Employees or Business Service Providers have been excluded, suspended, debarred or otherwise sanctioned by any Governmental Authority, including the U.S. Department of Health and Human Services Office of Inspector General or the General Services Administration, and, to the Knowledge of Seller, there are no facts or circumstances that could reasonably be expected to result in any such exclusion, suspension, debarment or sanction.

(f)   Seller is, and since January 1, 2020 has at all times been, in compliance in all material respects with HIPAA and with all other applicable Healthcare Regulatory Laws relating to the privacy, security, use and disclosure of health information, including “protected health information” or “PHI” as defined under HIPAA and information related to genetic testing and genetic test results created, used, disclosed or stored in the course of the operations of the Business. Seller has the necessary agreements relating to the Business with all of Seller’s “business associates” as such term is defined by and as such agreements are required by HIPAA. True and complete copies of all HIPAA and health information privacy and security policies that have been used by Seller since January 1, 2020 have been provided to Buyer. Seller has consistently made its “Notice of Privacy Practices” (as defined under HIPAA) available to patients and conspicuously posted its notice on all websites owned or operated by the Seller. Seller has undertaken periodic risk assessments and provided periodic workforce training, each as required under HIPAA. Since January 1, 2020, no actions have been asserted in writing or, to the Knowledge of Seller, orally or threatened against Seller by any Person alleging a violation of such person’s privacy rights under any Healthcare Regulatory Laws. Seller maintains systems, policies and procedures to respond to “Security Incidents” (as defined under HIPAA) and complaints alleging violations of HIPAA and to identify and report all “Breaches” of “Unsecured Protected Health Information” (each as defined under HIPAA) in accordance with the Seller’s legal obligations.

(g)  Since January 1, 2020, each healthcare professional who has provided any clinical services to or on behalf of the Business, including without limitation any laboratory director, was at the time of providing the clinical services duly licensed or authorized as required under applicable Law, as applicable, to practice his or her profession in the state where such clinical services were rendered, as applicable, and each healthcare professional who currently provides clinical services on behalf of the Business is duly licensed or authorized as required under applicable Law, as applicable, to practice his or her profession in the state in which healthcare professional is performing clinical services. To the knowledge of the Seller, no event has occurred and no fact, circumstance or condition exists that has or reasonably may be expected to result in the denial, loss, suspension, revocation, rescission, probation or any other disciplinary action of or to any such professional license or authorization in connection with the services presently rendered to or on behalf of the Business. No such healthcare professional since January 1, 2020: (i) has been sanctioned or disciplined by any licensing board or any other Governmental Authority, professional society, hospital, or Third Party Payor, (ii) has had a final judgment or settlement without judgment entered against him or her in connection with a malpractice claim, (iii) has been found liable or responsible for any civil offense reasonably related to qualifications or competence relating to his or her professional practice, and/or (iv) has been terminated for cause related to a health care quality, competence or misconduct concern.

Section 4.12  Product Liability; Warranties.

(a)  Except as set forth in Section 4.12(a) of the Disclosure Schedules, Seller has not received any written, or to the Knowledge of the Seller, oral, notice and to the Knowledge of the Seller, none of their suppliers, distributors, sales agents or customers has received any written or oral notice, relating to any material claim alleging: (a) any product liability resulting from any alleged breach of contractual requirements, express or implied, applicable to such product; (b) any breach of any product warranty (whether express or implied), strict liability in tort, negligence design, specification, processing or manufacture of product or failure to warn with any applicable governmental, trade association or regulatory specifications or standards for any product. No material claim for product liability has been asserted in writing or, to the Knowledge of the Seller, orally, against the Seller and to the Knowledge of the Seller, no event has occurred that would reasonably be expected to result in such a claim.

(b)  Seller has not effected, with respect to any of the Purchased Assets or any service provided by the Business, a voluntary recall, withdrawal or similar corrective action, nor has the Seller received any notice from any Governmental Authority requesting that it implement a recall, withdrawal or other corrective action with respect to any such services.

Section 4.13  Employment Matters.

(a)  Section 4.13(a) of the Disclosure Schedules contains a list of all Persons who are independent contractors or consultants of the Business as of the date hereof (“Business Service Providers”), and sets forth for each such Person the following: (i) name, (ii) description of services provided, (iii) annual base compensation rate or contract fee; and (iv) commission, bonus or other incentive-based compensation.

(b)  Since July 1, 2019, Seller has complied in all material respects with all applicable Laws concerning labor and employment and the terms of each applicable employment or services agreement with respect to all current and former (i) employees of Seller who dedicate or dedicated 100% of the working time to the Business (“Business Employees”) and (ii) Business Service Providers, including without limitation such Laws relating to wages, hours, discrimination in employment, whistleblower protections, retaliation, worker classification, workplace safety and health, immigration, employee data privacy and security, tax withholding and reporting, workers’ compensation, unemployment insurance, and employment termination. Except as set forth in Section 4.13(b) of the Disclosure Schedules, there is no material audit, investigation, proceeding, claim, charge, complaint, or grievance pending or, to the Knowledge of Seller, threatened against Seller relating to terms and conditions of employment, wages, hours, or unfair labor practices, including charges of unfair labor practices or harassment, discrimination, or retaliation complaints and the Seller has no knowledge of any facts or circumstances that would reasonably be expected to give rise to any such audit, investigation, proceeding, claim, charge, complaint, or grievance.

(c)  No Business Employee is represented by any union with respect to his or her employment by Seller. To the Knowledge of Seller, there is no activity or proceeding by a labor union or Representative thereof to organize any Business Employee, nor have there been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees during the last two (2) years.

Section 4.14  Employee Benefit Matters.

(a)  “Benefit Plan” for purposes of this Agreement shall mean any pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is maintained or sponsored by Seller, or for which Seller or any of its ERISA Affiliates has or may have any Liability, in each case with respect to, or for the benefit of, any current or former employee, officer, director, retiree, independent contractor or consultant of the Business.

(b)  [Intentionally Omitted]

(c)  Except as set forth in Section 4.14(c) of the Disclosure Schedules, each Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including the ERISA, the Code and any applicable local Laws) in all material respects. Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion letter from the Internal Revenue Service with respect to such qualification, and to the Knowledge of Seller, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each Benefit Plan subject to COBRA.

(d)  Neither Seller, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability under or with respect to any employee benefit plan (whether or not a Benefit Plan as defined herein) that is a “defined benefit plan” as defined in ERISA §3(35) or a “multiemployer plan” within the meaning of ERISA §3(37).

(e)  Except as set forth in Section 4.14(e) of the Disclosure Schedules and other than as required under COBRA or other applicable Law, no Benefit Plan or other arrangement provides post-termination or retiree health benefits to any individual for any reason beyond the end of the month in which the termination occurs.

(f)   Except as set forth in Section 4.14(f) of the Disclosure Schedules, there is no pending or, to Seller’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has since January 1, 2020 been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance or similar program sponsored by any Governmental Authority, other than self-correction programs and/or the Voluntary Correction Program under the Internal Revenue Service’s Employee Plans Compliance Resolution System.

(g)  Except as would not have a Material Adverse Effect, to the Knowledge of Seller, each Benefit Plan that is subject to Section 409A of the Code has been administered in material compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder. Seller does not have any obligation to gross up, indemnify or otherwise reimburse any individual involved in the Business for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(h)  Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will: (i) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (ii) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (iii) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

Section 4.15  Taxes. Except as set forth in Section 4.15 of the Disclosure Schedules:

(a)  Seller has timely filed (or caused to be timely filed) all Tax Returns that were required to be filed by Seller with respect to the Purchased Assets or the Business. All such Tax Returns (i) were prepared in compliance with all applicable Laws and (ii) are true, complete and correct in all material respects.

(b)  All Taxes related to the Purchased Assets or the Business due and owing by Seller (whether or not shown on any Tax Return) have been timely paid.

(c)  Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Business Employee, independent contractor, creditor, customer, shareholder or other party related to the Purchased Assets or the Business, and complied with all information reporting and backup withholding provisions of applicable Law.

(d)  No extension or waiver of a statute of limitations has been given or requested with respect to any Taxes of Seller with respect to the Purchased Assets or the Business, which extension or waiver is still in effect.

(e)  There are no pending or threatened Actions against Seller by any taxing authority with respect to the Purchased Assets or the Business.

(f)   There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(g)  Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(h)  Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(i)   None of the Purchased Assets is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

Section 4.16  Brokers. Except for XMS Capital Partners LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller.

Section 4.17  No Other Representations or Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV AND IN THE ANCILLARY DOCUMENTS OR IN ANY CERTIFICATE DELIVERED HEREWITH OR THEREWITH, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, AND SELLER AND EACH COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR SELLER. THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS ARTICLE IV AND IN THE ANCILLARY DOCUMENTS OR IN ANY CERTIFICATE DELIVERED HEREWITH OR THEREWITH ARE THE ONLY REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER WITH RESPECT TO THE PURCHASED ASSETS AND ASSUMED LIABILITIES, THE BUSINESS, THE SUBJECT MATTER OF THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01  Organization of Buyer. Buyer is a limited liability company (société anonyme) organized and existing under the laws of Belgium.

Section 5.02  Authority of Buyer. Buyer has full limited liability company (société anonyme) power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company (société anonyme) action on the part of Buyer, other than in relation to the issuance of the Buyers ADSs and the relevant underlying Ordinary Shares which are subject to (x) the finalization of the relevant reports of the board of directors and statutory auditor of Buyer and (y) the passing of the relevant resolutions of the board of directors of Buyer to be recorded in a notarial deed before a notary public. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 5.03  No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or by which any property or asset or Buyer is bound or affected; or (c) conflict with or violate, result in any material breach of, constitute a material default (or an event that, without notice or lapse of time or both, would become a material default) under, accelerate performance required by the terms of or result in the termination, suspension or modification of, or give to others any rights of termination, acceleration or cancellation of, any contract or agreement to which Buyer is a party or by which Buyer or its assets are bound. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not prevent Buyer form consummation of the transactions contemplated hereby and thereby.

Section 5.04  Buyer Capitalization. As of June 30, 2022, the validly issued share capital of Buyer consists solely of 155,969,226 shares of no nominal value, all of which are unconditionally subscribed and paid up. The board of directors of Buyer has on the date hereof a sufficient authorized capital to satisfy Buyer’s obligations under this Agreement in relation to the Closing Equity Consideration. The underlying Buyer Ordinary Shares representing the Buyer ADSs issuable pursuant to the terms of this Agreement, and that will comprise a portion of the Purchase Price, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free of any liens, claims, or other encumbrances, except for restrictions on transfer under applicable securities laws, and not subject to preemptive rights created by statute, the Buyer’s articles of association or any agreement or document to which Buyer is a party or by which it or its assets is bound.

Section 5.05  SEC Filings; Buyer Financial Statements.

(a)  Since November 3, 2021, Buyer has filed all forms, reports and documents required to be filed by Buyer with the Securities and Exchange Commission (the “SEC”) and (if and to the extent such forms, reports and documents are not available on EDGAR) has made available to Seller such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents filed through the date hereof are referred to herein as the “Buyer SEC Reports” As of their respective dates, the Buyer SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not at the time they were filed (or if subsequently amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Buyer’s subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports (the “Buyer Financials”) (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with the IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements) and (iii) fairly presented the consolidated financial position of Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of Buyer’s operations, cash flows and shareholders’ equity for the periods indicated, except that the unaudited interim financial statements, prepared in accordance with International Accounting Standard (IAS) 34, may not contain all the footnotes required by IAS 34 for audited statements and were or are subject to normal and recurring year-end adjustments that Buyer does not expect to be material, individually or in the aggregate. The consolidated statement of financial position of Buyer contained in the Buyer SEC Reports as of December 31, 2021 is hereinafter referred to as the “Buyer Statement of Financial Position.” Neither Buyer nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except for (i) liabilities reflected on the Buyer Statement of Financial Position, (ii) liabilities incurred since the date of the Buyer Statement of Financial Position in the ordinary course of business consistent with past practices, (iii) liabilities incurred in connection with this Agreement, (iv) liabilities that have been included or reflected in the information that has been publicly disclosed by Buyer after December 31, 2021 and (v) liabilities that would not have a Material Adverse Effect on Buyer.

Section 5.06  Solvency. After giving effect to the transactions contemplated hereby (including any financing obtained by Buyer coincident with the Closing), the Buyer (a) will be solvent (in that the fair saleable value of its assets (including goodwill, on a consolidated basis with its subsidiaries) will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital with which to engage in its business, and (c) will not have incurred and does not immediately plan to incur debts beyond its ability to pay as they become absolute and matured.

Section 5.07  Brokers. Except for Jefferies LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.08  Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.09  Medicare Reference Laboratory Limitation. Buyer is, and has at all times has been, in compliance with 42 U.S.C. § 1395l(h)(5)(A)(ii)(III) (the “30% Reference Lab Limitation”), and Buyer does not reasonably expect Buyer’s acquisition of the Purchased Assets or Buyer’s entering into and performing under the Ancillary Documents to result in it exceeding the 30% Reference Lab Limitation after Closing.

Section 5.10  Acknowledgement by Buyer. Buyer acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Business. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations and warranties of Seller set forth in this Agreement, and Buyer acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments delivered pursuant hereto, neither Seller nor any of its respective directors, officers, employees, Affiliates, stockholders, agents or representatives makes or has made any representation or warranty, either express or implied, including (x) as to the accuracy or completeness of any of the information provided to Buyer or any of its agents, representatives, lenders or Affiliates prior to the execution of this Agreement or (y) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Seller heretofore or hereafter delivered to Buyer or any of its respective agents, representatives, lenders or Affiliates. Except for the representations and warranties of Seller expressly set forth in ARTICLE IV and in the Ancillary Documents, Buyer acknowledges that neither Seller nor any other Person on its behalf makes any other express or implied representation or warranty with respect to the Seller, the Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities or the Excluded Liabilities, or with respect to any other information provided to Buyer in connection with the transactions contemplated by this Agreement.

Article VI
COVENANTS

Section 6.01  [Intentionally Omitted]

Section 6.02  [Intentionally Omitted]

Section 6.03  [Intentionally Omitted]

Section 6.04  [Intentionally Omitted]

Section 6.05  Employees and Employee Benefits.

(a)  Commencing as of the Closing Date, Buyer will offer employment, on an “at-will” basis, to the employees listed in Section 6.05(a) of the Disclosure Schedules (the “Leased Employees”) to become effective as of the fourteenth (14th) day after the Closing Date (the “Employment Commencement Date”) for that certain subset of the Leased Employees who meet Buyer’s standard hiring contingencies and accept Buyer’s offers of employment (the “Transfer Employees”). Seller shall lease the Leased Employees to Buyer during the period between the Closing Date and the Employment Commencement Date (the “Leasing Period”), in accordance with the terms and conditions of the Employee Lease Agreement. The Leased Employees shall remain fully employed by Seller through the duration of the Leasing Period. With respect to the Transfer Employees Seller shall terminate such Transfer Employees as of the Employment Commencement Date. Seller shall bear any and all obligations and liability under the WARN Act resulting from employment losses pursuant to this Section 6.05, if any; provided that, Buyer shall hire a sufficient number of Transfer Employees so that the WARN Act’s notice requirements will not be implicated and agrees to employ such Transfer Employees until the end of the WARN Act aggregation period, no less than ninety-one (91) days from the Employment Commencement Date. Buyer shall bear any and all obligations and liability under the WARN Act resulting from employment losses that occur after the Employment Commencement Date.

(b)  Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former Business Employee and/or Business Service Provider, including, without limitation, hourly pay, commission, bonus, salary, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Employment Commencement Date, subject to the terms and conditions of the Employee Lease Agreement, and Seller shall pay all such amounts to all entitled persons in accordance with any applicable plan, program, policy, arrangement or agreement; provided, however, that, Buyer shall assume and honor the accrued paid vacation and/or sick leave balance, as of the Employment Commencement Date, for each Transfer Employee who becomes employed by Buyer in connection with the transactions contemplated by this Agreement.

(c)  Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former Business Employees and/or Business Service Provider, or the spouses, dependents or beneficiaries of any of the foregoing, as applicable, which claims relate to events occurring on or prior to the Employment Commencement Date, subject to the terms and conditions of the Employee Lease Agreement. Seller also shall remain solely responsible for all worker’s compensation claims of any current or former Business Employees and/or Business Service Providers which relate to events occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. Buyer shall maintain any required coverage under any statutory workers’ compensation scheme on the Leased Employees, sufficient to comply with all applicable Laws, during the Leasing Period. Buyer shall take all necessary steps to maintain Seller as an additional insured covered by any such workers’ compensation insurance policy and shall include an endorsement, and promptly provide a copy of such endorsement in writing to Buyer, to any such workers’ compensation insurance policy that explicitly provides that Buyer is obligated to maintain workers’ compensation and employer liability insurance on the Leased Employees, during the Leasing Period.

(d)  Each Transfer Employee who becomes employed by Buyer in connection with the transactions contemplated by this Agreement shall be eligible to receive (i) from the Employment Commencement Date until December 31, 2022 (or until termination of employment, if earlier), an annual base salary or an hourly wage rate, as applicable, that is not less than that provided to such Transfer Employee immediately prior to the Closing Date, (ii) during calendar year 2023, an annual base salary or an hourly wage rate, as applicable, that is comparable, in the reasonable determination of Buyer, to the annual base salary or hourly wage rate, as applicable, of similarly-situated employees of Buyer, and (iii) from the commencement of such employment until December 31, 2023, (x) incentive compensation opportunities that are comparable, in the reasonable determination of Buyer, to those provided to similarly-situated employees of Buyer; provided, however, that the Transfer Employees shall not be entitled to receive any equity compensation in calendar year 2022 or any equity compensation other than stock options in calendar year 2023, and (y) employee benefits that are not less favorable, in the aggregate, than those provided to similarly-situated employees of Buyer.

(e)  Each Transfer Employee who becomes employed by Buyer in connection with the transaction shall be given service credit for the purpose of eligibility under the group health plan and eligibility and vesting only under the defined contribution retirement plan for his or her period of service with the Seller prior to the Employment Commencement Date; provided, however, that (i) such credit shall be given pursuant to payroll or plan records, at the election of Buyer, in its sole and absolute discretion; and (ii) such service crediting shall be permitted and consistent with Buyer’s defined contribution retirement plan.

(f)   Seller shall be responsible for providing all notices and continuation coverage required under COBRA (such notices and coverage, the “COBRA Continuation Coverage”) to all Business Employees (and their respective spouses and dependents, as applicable) who are or become “M&A Qualified Beneficiaries” (as such term is defined in Treasury Regulations §54.4980B-9) as a result of the consummation of the transactions described in this Agreement. Specifically, Seller agrees that all obligations to provide COBRA Continuation Coverage to M&A Qualified Beneficiaries are being allocated to Seller.

(g)  Buyer and its Affiliates shall user their commercially reasonable efforts to cause each employee benefit plan, program, arrangement, agreement, policy or commitment sponsored or maintained by Buyer or any of its Affiliates following the Closing and in which any Transfer Employee (or the spouse, domestic partner or any dependent of any Transfer Employee) participates or is eligible to participate (each, a “Buyer Plan”) that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, (i) to waive any and all eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, pre-existing condition limitations and other exclusions and limitations with respect to the Transfer Employees and their spouses, domestic partners and dependents, and (ii) subject to Seller’s timely provision of such information to Buyer, to recognize for each Transfer Employee for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Buyer Plan any deductible, co-payment and out-of-pocket expenses paid by the Transfer Employee and the Transfer Employee’s spouse, domestic partner and dependents under the corresponding Benefit Plan during the plan year of such Benefit Plan in which occurs the later of the Employment Commencement Date and the date on which the Transfer Employee begins participating in such Buyer Plan.

(h)  Nothing contained in this Section 6.05, express or implied, shall, or shall be construed to (i) constitute an amendment to or any other modification of any Benefit Plan, Buyer Plan or any employee benefit plan, program or policy that is made available by the Seller, Buyer or their Affiliates, (ii) create any third-party beneficiary rights in any Person, including any Leased Employee or Transfer Employee, (iii) limit any Person’s right to amend or terminate any Benefit Plan, Buyer Plan or other employment benefit or compensation plan, policy, program, agreement or arrangement, or (iv) alter the at-will status (if and as applicable) of any Leased Employee or Transfer Employee’s employment.

Section 6.06  Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or its Representatives; or (b) except as provided in the Transition Services Agreement, is lawfully acquired without obligation of confidentiality by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not to Seller’s Knowledge or the knowledge of the applicable Affiliate or Representative prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller, its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.07  Non-Competition; Non-Solicitation.

(a)  For a period commencing on the Closing Date and continuing through the 2025 Earn-Out Period (the “Restricted Period”), Seller shall not directly or indirectly, (i) engage in or assist others (other than by virtue of any Ancillary Document or the VA Arrangement) in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person (other than by virtue of holding the shares of Buyer ADSs) that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, Third Party Payor, customer, referral source, supplier or licensor of the Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or materially and substantively modify any such actual or prospective relationship, except to the extent the same occurs to facilitate the transition of the VA Arrangement to Buyer. Notwithstanding the foregoing, nothing herein shall prohibit the Seller or its Affiliates, after the Closing Date, from:

(i)   owning, directly or indirectly, solely as a passive investment in which Seller is not a controlling Person, securities of any Person equal to or less than five percent (5%) of the outstanding equity securities that are available in the private marketplace or publicly-traded on a recognized domestic or foreign securities exchange or over-the-counter market, provided, however, that the foregoing restriction shall not limit the ability of Seller or its Affiliates to continue to hold passive investments in any amount of any Person to the extent the same are owned by Seller or its Affiliates as of the Closing Date;

(ii)  acquiring or owning, directly or indirectly, an equity interest (regardless of the percentage of such equity stake) of a Person that conducts a Restricted Business where the revenues derived by such Person from such Restricted Business constitute less than [***] of the total consolidated revenues of such Person at the time of the acquisition;

(iii)   designing, manufacturing, assembling, acquiring, incorporating, selling, servicing, marketing or otherwise providing any components, reagents and other materials that would have otherwise constituted Inventory under this Agreement that are or could be used in both the Restricted Business and outside the Restricted Business;

(iv)   developing, creating, engineering, selling, servicing, marketing or otherwise commercializing any in vitro test with a prognostic and / or diagnostic indication for [***]; or

(v)  being a party to or performing its obligations under that certain License Agreement between Seller and Epic Sciences, Inc. dated March 18, 2019 and that certain Laboratory Services Agreement between Seller and Epic Sciences, Inc. dated March 18, 2019.

(b)  During the Restricted Period, Seller shall not directly or indirectly, solicit any Transfer Employees who have accepted an offer of employment from Buyer pursuant to Section 6.05(a), or encourage any Transfer Employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any Transfer Employees; provided, that nothing in this Section 6.07(b) shall prevent Seller from soliciting, hiring or employing by any means (i) Transfer Employees who have been extended an offer of employment from Buyer, and declined such offer; (ii) any employee whose employment has been terminated by Buyer; or (iii) after 90 days from the date of termination of employment, any employee whose employment has been terminated for any reason other than by Buyer. For the avoidance of doubt, nothing in this Section 6.07(b) shall restrict Seller or its Affiliates from hiring any Transfer Employee that responds to a general solicitation which is not directed specifically to any Transfer Employees.

(c)  The taking of any action by Exact Sciences Corporation, a Delaware corporation and the parent of Seller, or any of its controlled Affiliates that would constitute a breach of this Section 6.07 if taken by Seller, shall be deemed to have been taken by Seller.

(d)  Seller acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)  Seller acknowledges that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.08  [Intentionally Omitted]

Section 6.09  Books and Records.

(a)  Seller may retain an archival copy of all Business Books and Records, Assigned Contracts and other documents or materials conveyed hereunder for recordkeeping purposes; provided that, except as otherwise contemplated by the Transition Services Agreement, access to such information shall be restricted to Seller’s legal counsel and such employees and other advisors of the Seller who have a “need to know” such information to comply with the terms of this Agreement or Law.

(b)  In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, in accordance with Seller’s routine recordkeeping policies, but in no event for a period of less than seven years following the Closing, Seller shall:

(i)   retain the Business Books and Records (including personnel files) of Seller; and

(ii)  upon reasonable notice, afford the Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such Business Books and Records.

(c)  To the extent required to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any corresponding foreign securities rules or laws and any obligation of Buyer thereunder to prepare and include audited financial statements with respect to the Business, Seller shall, following the Closing (i) use commercially reasonable efforts to provide Buyer with the financial statements and other information and documents pertaining to the Business that Buyer reasonably determines to include in its filings in accordance with applicable securities laws and (ii) use commercially reasonable efforts to cause its independent certified public accountant to promptly deliver such information and provide access to files and work papers in connection therewith as Buyer may reasonably request. Buyer shall reimburse Seller for any reasonable out-of-pocket expenses actually incurred by Seller for services performed by Seller’s independent certified public accounting firm directly attributable to requests by Buyer under this Section 6.09(c). For the avoidance of doubt, Buyer acknowledges that Seller has not prepared any separate audited financial statements specific to the Business and is not obligated by any provision of this Agreement to prepare or deliver any such separate audited financial statements specific to the Business.

(d)  Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.

Section 6.10  [Intentionally Omitted]

Section 6.11  Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding the same without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.12  Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.13  Post-Closing Receivables. From and after the Closing, if Seller or its Affiliates receives or collects any funds relating to any Purchased Asset payable in respect of the Business on account of the Buyer’s operation of the Business following the Closing Date, Seller or its Affiliates shall aggregate and hold in trust for the benefit of Buyer any such funds collected in a calendar month, and remit such funds to Buyer within five (5) Business Days after the end of such calendar month. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset or related to any Purchased Assets on account of the Seller’s operation of the Business prior to the Closing Date, Buyer or its Affiliates shall aggregate and hold in trust for the benefit of Seller any such funds collected in a calendar month, and remit such funds to Seller within five (5) Business Days after the end of such calendar month.

Section 6.14  Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid when due 50% by Buyer and 50% by Seller. Buyer shall, as appropriate pursuant to applicable Law, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 6.15  Tax Matters. In the case of any personal property, real property, ad valorem, or similar Taxes that are attributable to a taxable period that includes (but does not end on) the Closing Date, the portion of any such Tax that is allocable to the Pre-Closing Tax Period shall be deemed equal to the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of calendar days in the portion of the taxable period ending on, and including, the Closing Date and the denominator of which is the number of calendar days in the entire taxable period (any remaining Tax for such taxable period shall be allocable to the period beginning after the Closing Date). Any Tax allocated under this provision to the Pre-Closing Tax Period shall be an Excluded Liability; any Tax allocated under this provision to the portion of the taxable period beginning after the Closing Date shall be an Assumed Liability. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no right to inspect or review any U.S. federal, state or local income Tax Returns relating to income Taxes of a consolidated, combined, unitary or other similar group that includes Seller and any one or more of the Affiliates or stockholders of Seller.

Section 6.16  Further Assurances. Following the Closing, each of the parties hereto shall, and shall take commercially reasonable efforts to cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents. To the extent that Seller discovers any other information after the Closing that constitute Business Books and Records or Business Intellectual Property Assets, then Seller shall so notify Buyer and Seller shall promptly effect a transfer of such information or Business Intellectual Property Assets to Buyer for no additional consideration.

Section 6.17  Acknowledgement. Although Buyer is acquiring from Seller patent rights only to the extent included in the Business Intellectual Property Assets, Seller acknowledges that Buyer or any Affiliate of Buyer may, in its discretion, elect to file patent applications and patents claiming other aspects of the Purchased Assets, and that Buyer or its Affiliate shall, as between the parties hereto, own any such patent applications and patents.

Section 6.18  Delivery of Files and Records.

(a)  To the extent not delivered to Buyer on the Closing Date, Seller shall:

(i)   except as Buyer may otherwise consent to in writing, deliver to Buyer all Business Books and Records (excluding Later-Disclosed Business Books and Records to be delivered pursuant to Section 6.18(a)(ii)), including all protocols, procedures, specifications, historical patient test results from the seven (7) years prior to the Closing Date, quality metrics, and other Business-related information, records, data, patent applications, correspondence files within Seller’s possession or control and kept in the ordinary course of business, and all submissions, inquiries and correspondence files with Medicare Administrative Contractors and other Governmental Authorities (except those reasonably necessary for Seller to perform its obligations under the VA Arrangement, unless and until such VA Arrangement is terminated as set forth in Section 6.20), promptly after the Closing Date;

(ii)  promptly reduce any Later-Disclosed Trade Secrets included in any Business Intellectual Property Assets or Later-Disclosed Business Books and Records to a complete and accurate written format that no longer includes any Non-GPS Trade Secrets (the “GPS Trade Secrets”), deliver such GPS Trade Secrets and such Later-Disclosed Books and Records to Buyer with reasonably promptness after the Closing Date in reasonable increments on a rolling basis, and in a manner reasonably designed to prioritize delivery of GPS Trade Secrets so as to facilitate Buyer’s establishment of a laboratory to perform the GPS Test;

(iii)   as and when reasonably requested by Buyer, and at Seller’s sole expense, reasonably assist Buyer in testing the effectiveness of the GPS Trade Secrets to ensure such GPS Trade Secrets function to perform the GPS Test in substantially the same manner as so performed by Seller immediately prior to the Closing Date;

(iv)   if Buyer so requests after the Closing Date, provide Buyer reasonable access to Seller’s records relating to the assignment by inventors of the inventions claimed in the patent rights included in the Business Intellectual Property Assets to Seller (or any predecessor-in-interest), and allow Buyer to make copies of any such records for its legal archive.

(b)  If any Governmental Authority requires access to portions of the Books and Records of Seller for legal or regulatory purposes relating to the Purchased Assets or the Business, then Seller shall cooperate with such Governmental Authority and make such portions available to the Governmental Authority for such purposes. To the extent reasonably requested by Buyer, Seller shall grant to Buyer, and use commercially reasonable efforts to cause its Representatives and contractual counterparties to grant to Buyer, a “right of reference or use” (or, in any other country or jurisdiction, the equivalent authority to rely upon, and otherwise use, an investigation for the purpose of filing for, conducting a clinical trial for or obtaining regulatory approval, including the ability to make available the underlying raw data from the investigation for audit by the applicable Regulatory Authority in such country or other jurisdiction, if necessary) with respect to Seller’s Books and Records. Notwithstanding the foregoing, the parties shall cooperate in good faith to obtain an appropriate protective order or other reasonable written assurance that confidential treatment will be accorded any Books and Records implicated by this Section 6.18(b) (including, insofar as to ensure Buyer is not granted or entitled to access to such Books and Records beyond its rights of access under this Agreement).

(c)  With regard to clinical study agreements listed in Section 6.18(c) of the Disclosure Schedules that are not Assigned Contracts, Seller shall use commercially reasonable efforts after Closing to coordinate and cooperate with Buyer with regard to any continuing rights or obligations thereunder, including with respect to communications with the counterparties to such agreements, and otherwise cooperate with Buyer in any other reasonable arrangement designed to provide continuing benefits thereunder to Buyer. Seller shall use commercially reasonable efforts after Closing to transfer to Buyer the clinical data and samples relevant to the clinical study agreements that are Assigned Contracts, to the extent the same (i) are still within Seller’s possession; (ii) can be identified without unreasonable effort or expense; and (iii) can be transferred in compliance with any Laws or Contracts applicable to such data or samples.

(d)  Buyer and Seller shall cooperate and work together to ensure that the attorney-client privilege is preserved with respect to any documents in the Business Books and Records that are subject to such privilege (and any other documents, information, or materials that are subject to such privilege and may be transferred from or disclosed by one party to the other under this Agreement).

Section 6.19  Trademark Filing. Within five (5) Business Days after the Closing Date, Seller shall file with the United States Patent and Trademark Office a “Surrender of Registration for Cancellation” request with respect to U.S. Registration No. 5,063,055 for the mark ONCOTYPE DX GENOMIC PROSTATE SCORE.

Section 6.20  VA Arrangement. From and after the Closing Date until the earlier of: (a) December 31, 2022, (b) the date on which the GPS Test is added to the Buyer’s Federal Supply Schedule and (to the extent required for Buyer to offer the GPS Test under the Federal Supply Schedule) GHI is accepted as a subcontractor for the GPS Test under MDx’s Federal Supply Schedule, or (c) a date agreed upon in a writing signed by parties, Seller shall continue to perform the GPS Test pursuant to open orders and awards existing as of the Closing Date that were issued by the VA for the performance of the GPS Test, in substantially the same manner as Seller has performed such services for the VA immediately prior to the Closing Date (the “VA Arrangement”). Subject to the VA License Agreement, Seller shall be entitled to all revenue generated in respect of the VA Arrangement.

Article VII
[INTENTIONALLY OMITTED]

Article VIII
INDEMNIFICATION

Section 8.01  Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties shall terminate upon the Closing. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. The covenants of the parties set forth in this Agreement to be performed after the Closing shall survive the Closing in accordance with their respective terms. For the avoidance of doubt, nothing in this Section 8.01 shall affect the time periods during which any indemnification claim may be made under the R&W Insurance Policy.

Section 8.02  Indemnification by Seller. From and after Closing, subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses actually incurred or sustained by, or imposed upon, the Buyer Indemnitees to the extent, arising out of or relating to:

(a)  any breach or non-fulfillment of any covenant or agreement to be performed by Seller pursuant to this Agreement; or

(b)  any Excluded Asset or any Excluded Liability.

Section 8.03  Limitations on Indemnification by Seller. With respect to any Losses arising out of or relating to any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, the sole and exclusive remedy shall be the R&W Insurance Policy.

Section 8.04  Indemnification By Buyer. From and after Closing, subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees to the extent, arising out of:

(a)  any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(b)  any Purchased Assets (only to the extent arising out of or relating to the ownership, sale, use or lease of the Purchased Assets after Closing) or Assumed Liabilities.

Section 8.05  Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”.

(a)  Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure or delay to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually prejudiced by reason of such delay or failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within 30 days of receiving notice thereof, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (at the Indemnifying Party’s sole cost and expense) all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section 8.05(a), the Indemnifying Party will not be responsible for any attorneys’ fees incurred by the Indemnified Party regarding the Third Party Claim (other than attorneys’ fees incurred prior to the Indemnifying Party’s assumption of the defense). In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, or fails to within 30 days notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)  Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the neither the Indemnifying Party nor the Indemnified Party shall enter into settlement of any Third Party Claim without the prior written consent of the other, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)  Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually prejudiced by reason of such delay or failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 60 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 60 day period, the Indemnifying Party shall be deemed to have rejected such claim (without waiving any available rights, remedies, defenses or counterclaims in respect of such Direct Claim), in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06  Payments.

(a)  Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

Section 8.07  Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08  Exclusive Remedies. Subject to Section 2.08, Section 6.07 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this ARTICLE VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy; it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy.

Article IX
[INTENTIONALLY OMITTED]

Article X
MISCELLANEOUS

Section 10.01  Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, Buyer and Seller shall be equally responsible for all filing and other similar fees payable in connection with any filings or submissions under the HSR Act, if applicable.

Section 10.02  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a written notice given in accordance with this Section 10.02):

If to Seller:	Genomic Health, Inc. 5505 Endeavour Lane Madison, WI 53719 Attention: General Counsel E-mail: [***]

with a copy to (which shall not constitute notice):	K&L Gates LLP 300 S. Tryon Street, Suite 1000 Charlotte, NC 28202 Attn: John E. Blair, Jr. Email: [***]

If to Buyer:	MDxHealth SA 15279 Alton Parkway Suite 100 Irvine, CA 92618 Attention: General Counsel E-mail: [***]

with a copy to (which shall not constitute notice):	Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attention: Jeffrey L. Quillen; Daniel S. Clevenger E-mail: [***]

Section 10.03  Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole, including Exhibits, annexes, and the Disclosure Schedules, and not to any particular provision, section, or subsection. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. Any item disclosed on any Disclosure Schedule to this Agreement shall be deemed disclosed and incorporated by reference in any other section of this Agreement as though fully set forth in such other section of the Disclosure Schedules to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other section of the Disclosure Schedules.

Section 10.04  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05  Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06  Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control, except where an Ancillary Document expressly provides otherwise.

Section 10.07  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries, and Buyer may grant security over its rights under this Agreement to its lenders. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08  No Third-party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

(b)  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE DELAWARE COURT OF CHANCERY OR, IN THE EVENT THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11  No Recourse; Prevailing Party.

(a)  Notwithstanding anything that may be expressed or implied in this Agreement, each of the parties agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, manager, member, stockholder or Person in a similar position of Seller, Buyer, or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director officer, employee, manager, member, stockholder or Person in a similar position of Seller, Buyer, or of any Affiliate or assignee thereof, as such, for any obligation of Seller or Buyer under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(b)  In the event any Action is commenced or threatened by any party (the “Claiming Party”) hereto to enforce its rights under this Agreement against any other party (the “Defending Party”), if the Defending Party is the prevailing party in such Action, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Defending Party in such Action shall be reimbursed by the Claiming Party; provided, that if the Defending Party prevails in part, and loses in part, in such Action, the court, arbitrator or other adjudicator presiding over such Action shall award a reimbursement of the fees, costs and expenses incurred by the Defending Party on an equitable basis. For purposes hereof, and without limitation, the Defending Party shall be deemed to have prevailed in any Action described in the immediately preceding sentence if the Claiming Party commences or threatens any such Action and (i) such underlying claim(s) are dropped, voluntarily dismissed or voluntarily reduced and/or (ii) Defending Party defeats any such claim(s).

Section 10.12  Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENOMIC HEALTH, INC.

By	/s/ Kevin Conroy
Name:	Kevin Conroy
Title:	Chief Executive Officer

MDXHEALTH SA

By	/s/ Michael K. McGarrity
Name:	Michael K. McGarrity
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Exhibit B

Form of Bill of Sale

BILL OF SALE

Genomic Health, Inc., a Delaware corporation (“Seller”), for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, does hereby grant, sell, assign, transfer, convey and deliver to MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“Buyer”), its successors and assigns forever, all of Seller’s right, title and interest in, to and under all of the tangible personal property included in the Purchased Assets, in each case free and clear of all Encumbrances except the Permitted Encumbrances, to have and to hold the same unto Buyer, its successors and assigns, forever. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed in the Asset Purchase Agreement between Seller and Buyer, dated as of August 2, 2022 (the “Purchase Agreement”).

Notwithstanding anything herein to the contrary, the provisions of this Bill of Sale shall be subject to and governed by the provisions of the Purchase Agreement, including, without limitation, the representations, warranties, covenants, agreements and indemnities, which are incorporated herein by this reference. If and to the extent the provisions of this Bill of Sale are inconsistent in any way with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall be controlling. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Purchase Agreement. Nothing contained in this Bill of Sale may be construed as a waiver of any of the rights or remedies set forth in, or arising in connection with, the Purchase Agreement or any other instrument or document delivered pursuant to the Purchase Agreement.

No supplement, modification or amendment of this Bill of Sale shall be binding unless executed in writing by Buyer and Seller. Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer and Seller agree to use all reasonable efforts to execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Bill of Sale. If any provision of this Bill of Sale or the application of any provision of this Bill of Sale to any party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Bill of Sale shall not be affected thereby.

This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

* * * *

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of August 2, 2022.

GENOMIC HEALTH, INC.

By:
Name:
Title:

MDxHEALTH SA

By:
Name:
Title:

[Signature Page to Bill of Sale]

Exhibit C

Form of Assignment and Assumption Agreement

[Signature Page to Assignment and Assumption Agreement]

Execution Copy

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated August 2, 2022, is made by and between (i) Genomic Health, Inc., a Delaware corporation (the “Assignor”) and (ii) MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“Buyer” and, together with any other transferee entity designated by Buyer, “Assignee”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

WHEREAS, the Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of August 2, 2022 (the “Asset Purchase Agreement”);

WHEREAS, pursuant to the Asset Purchase Agreement, the Assignor has agreed to sell, assign, transfer, convey, and deliver to Assignee all of such Assignor’s right, title, benefit, and interest in, to and under the Purchased Assets (including, without limitation, all of such Assignor’s right, title, benefit, and interest in, to and under the Assigned Contracts, but excluding the Excluded Assets and Excluded Contracts, if any);

WHEREAS, Assignee is assuming and agreeing to pay, perform and discharge only the Assumed Liabilities, and the Assignor is retaining the Excluded Liabilities, as applicable; and

WHEREAS, the execution and delivery of this Agreement by Assignor and Assignee is required under Sections 3.02(a)(ii) and 3.02(b)(iv), respectively, of the Asset Purchase Agreement.

NOW, THEREFORE, in exchange for the consideration provided under the Asset Purchase Agreement and in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Effective as of the Closing and upon the terms and subject to the conditions set forth in this Agreement and the Asset Purchase Agreement, the Assignor hereby irrevocably and unconditionally sells, assigns, transfers, conveys, delivers, and sets over to Assignee, free and clear of all liens, all of Assignor’s right, title benefit, and interest in, to, and under the Purchased Assets (including, without limitation, the Assigned Contracts). Assignee hereby accepts the sale, transfer, assignment, conveyance, and delivery of all of Assignor’s right, title, and interest in, to, and under the Purchased Assets (including, without limitation, the Assigned Contracts, but excluding the Excluded Assets and Excluded Contracts, if any).

2.  Effective as of the Closing and upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Assignor hereby assigns, transfers and conveys to Assignee, and the Assignee hereby accepts such assignment and shall assume and agrees to pay, perform and discharge the Assumed Liabilities. Assignee shall not assume, and Assignee will not be responsible for and will not be required to pay, perform, or discharge, any Excluded Liabilities of Assignor.

3.  This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

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4.  This Agreement may not be amended, waived or terminated except by a writing signed by Assignee and the Assignor.

5.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.  Notwithstanding anything herein to the contrary, the provisions of this Agreement shall be subject to and governed by the provisions of the Asset Purchase Agreement, including, without limitation, the representations, warranties, covenants, agreements and indemnities, which are incorporated herein by this reference. If and to the extent the provisions of this Agreement are inconsistent in any way with the provisions of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall be controlling. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Asset Purchase Agreement. Nothing contained in this Agreement may be construed as a waiver of any of the rights or remedies set forth in, or arising in connection with, the Asset Purchase Agreement or any other instrument or document delivered pursuant to the Asset Purchase Agreement.

7.  Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, that, notwithstanding the foregoing, this Agreement and a party’s rights, interests or obligations hereunder may be assigned in the same manner permitted for assignments of such party’s rights or obligations under the Asset Purchase Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.  Each of the parties hereto covenant and agree to take such actions and do such things as the other party hereto reasonably requests to execute and deliver, or cause to be executed and delivered, all such additional documents, instruments, conveyances, agreements, and assurances and take such further actions as such other party may reasonably request to carry out evidencing or confirming the sale, assignment, transfer, conveyance, delivery, and set over to Assignee of the Purchased Assets (including the Assigned Contracts).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

GENOMIC HEALTH, INC.

By:
Name:
Title:

ASSIGNEE:

MDXHEALTH SA

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

Exhibit D

Business Intellectual Property Assignments

Execution Copy

PATENT ASSIGNMENT

This Patent Assignment (“Patent Assignment”), dated as of August 2, 2022, is made by Genomic Health, Inc., a Delaware corporation (“Assignor”), in favor of MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium) (“Assignee”), as the transferee of certain intellectual property assets of Assignor pursuant to the Asset Purchase Agreement between Assignor and Assignee dated as of the date hereof (the “Asset Purchase Agreement”).

WHEREAS, under the terms of the Asset Purchase Agreement, Assignor has conveyed, transferred and assigned to Assignee, among other assets, Assignor's right, title and interest in and to the patents and patent applications set forth on Schedule 1 hereto to Assignee, and has agreed to execute and deliver this Patent Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Assignment. Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Patents”):

(a)  the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals thereof (the “Patents”);

(b)  all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c)  any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d)  any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.  Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this Patent Assignment upon request by Assignee. Following the date hereof, upon Assignee’s reasonable request, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned Patents to Assignee, or any assignee or successor thereto.

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3.  Terms of the Asset Purchase Agreement. The parties hereto acknowledge and agree that this Patent Assignment is entered into pursuant to the Asset Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Assigned Patents. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms in this Patent Assignment, the terms of the Asset Purchase Agreement shall govern.

4.  Counterparts. This Patent Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Patent Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Patent Assignment.

5.  Successors and Assigns. This Patent Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.  Governing Law. This Patent Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort or otherwise) based upon, arising out of, or relating to this Patent Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Assignor has duly executed and delivered this Patent Assignment as of the date first above written.

Genomic Health, Inc.

Signature:

Name and Title:

Date:

AGREED TO AND ACCEPTED:

MDxHealth SA

Signature:

Name and Title:

Date:

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Execution Copy

TRADEMARK ASSIGNMENT

This Trademark Assignment, dated as of August 2, 2022 is made by Genomic Health, Inc. (“Assignor”), a Delaware corporation, in favor of MDxHealth SA (“Assignee”), a limited liability company (société anonyme) organized and existing under the laws of Belgium, the transferee of certain intellectual property assets of Assignor pursuant to the Asset Purchase Agreement between Assignor and Assignee dated as of the date hereof (the “Asset Purchase Agreement”).

WHEREAS, under the terms of the Asset Purchase Agreement, Assignor has conveyed, transferred and assigned to Assignee, among other assets, the trademark(s) and trademark registrations identified on Schedule 1 hereto (collectively, the “Marks”) and has agreed to execute and deliver this Trademark Assignment, for recording with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to the Marks, together with the goodwill of the business connected with the use of and symbolized by the Marks, and the right to sue and recover for past infringement of the Mark.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Assignor has duly executed and delivered this Trademark Assignment as of the date first above written.

Date:___________________	Assignor:

Genomic Health, Inc.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Date: __________________	Assignee:

MDxHealth SA

By:
Name:
Title:

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Schedule 1

Unregistered Marks

GENOMIC PROSTATE SCORE

GPS

Registered Marks

Mark	Country	App. No.	Reg. No.	Classes	Status
GENOMIC PROSTATE SCORE	U.S.	87/917,790	5,719,890	44	Registered
GENOMIC PROSTATE SCORE	U.S.	87/603,919	5,409,364	44	Registered

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Execution Copy

Exhibit E

Form of Trademark Licensing Agreement

Trademark License Agreement

This Trademark License Agreement (“License Agreement”), between Genomic Health, Inc., a Delaware corporation (“GHI”), Exact Sciences Corporation, a Delaware corporation (“Exact”) (collectively, “Licensors”), and MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“MDx” or “Licensee”) is made as of August 2, 2022 (the “Effective Date”). GHI, Exact, and MDx are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, GHI and MDx are parties to that certain (a) Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which MDx acquired certain business assets related to the Services (as defined below), (b) Transition Services Agreement of even date herewith (the “Transition Services Agreement”), and (c) Laboratory Services Agreement of even date herewith (the “Laboratory Services Agreement”), pursuant to which GHI agreed to perform, or cause its Affiliates to perform, certain services for MDx on a transitional basis following the Closing;

WHEREAS, the Services are currently provided under trademarks owned by GHI and Exact;

WHEREAS, MDx wishes to use the Licensed Marks (as defined below) on a transitional basis following Closing in connection with the Services (as defined below) in the Territory (as defined below) and GHI and Exact are willing to grant to GHI a license to use the Licensed Marks on the terms and conditions set out in this License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. For purposes of this License Agreement, the following terms have the following meanings:

“Brand Manual/Use Guidelines” means Licensor's guidelines for the form and manner in which the Licensed Marks may be used under this License Agreement, a copy of which is attached to this License Agreement as Exhibit A, including any amendments or updates to them as Licensor may provide in writing to Licensee from time to time.

“Confidential Information” has the meaning set forth in Section 7.

“Effective Date” has the meaning set forth in the preamble.

“Indemnified Party” has the meaning set forth in Section 9.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement, or rule of law of any federal, state, local, or foreign government, or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

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“Licensed Marks” means the trademarks set forth on Schedule 1 whether registered or unregistered, including the listed registrations and applications and any registrations which may be granted pursuant to such applications.

“Services” means the services associated with each of the Licensed Marks listed in Schedule 1 for advertising, marketing, distribution, and sale under the Licensed Marks, solely in connection with the performance and analysis of the Oncotype DX Genomic Prostate Score test, as it exists as of the Effective Date.

“Licensee” has the meaning set forth in the preamble and includes any MDx Affiliate.

“Licensors” has the meaning set forth in the preamble.

“Losses” means losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Term” has the meaning set forth in Section 10.1.

“Territory” means the United States of America.

“Third-Party Claim” has the meaning set forth in Section 9.2.

2.  License Grant.

2.1  Subject to this License Agreement's terms and conditions, Licensor hereby grants to Licensee during the Term a non-exclusive, non-transferable, non-sublicenseable, royalty free license to use the Licensed Marks on or in connection with the promotion, advertising, provision, and sale of Services in the Territory.

2.2  Reservation of Rights. Licensor hereby reserves all rights not expressly granted to Licensee under this License Agreement. Without limiting the foregoing, all rights granted to Licensee under this License Agreement are subject to Licensor's and its Affiliates' reserved right to use the Licensed Marks in their respective businesses, including in connection with the manufacture, promotion, advertising, distribution, and sale of the Services, or any products or services similar to or competitive with the Services, anywhere in the world.

2.3  Territorial Restrictions. Licensee shall not: (a) conduct advertising incorporating the Licensed Marks in, or specifically aimed at, any country outside the Territory; or (b) actively seek orders using materials bearing the Licensed Marks from outside the Territory.

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2.4  Business Names and Domain Names. Licensee shall not use the Licensed Marks (or any mark confusingly similar thereto), individually or in combination, as part of (a) its corporate or trade name, or (b) any domain name.

3.  Use of the Licensed Marks.

3.1  Compliance with Licensor's Directions. Licensee shall comply strictly with Licensor's directions regarding the form and manner of the application of the Licensed Marks, including the directions contained in the Brand Manual/Use Guidelines.

3.2  Trademark Notices. Licensee shall ensure that all Services sold or provided by Licensee and all related orders, specifications, marketing materials, descriptive literature, and all other materials carrying the Licensed Marks, be marked with the appropriate trademark notices as set forth in the Brand Manual/Use Guidelines in accordance with Licensors’ instructions.

3.3  Public Announcements. Licensee may issue announcements, statements, press releases, or other publicity or marketing materials during the Term, stating that the GENOMIC PROSTATE SCORE® or GPSTM test (or any name or mark Licensee may select to identify the Test) was formerly known as the ONCOTYPE DX GENOMIC PROSTATE SCORE®, ONCOTYPE DX® prostate test, or ONCOTYPE DX GPSTM and was formerly offered by GHI and/or Exact. Following Termination of this License, with the exception of references addressed in Section 3.4 hereof, before issuing any announcements, statements, press releases, or other publicity or marketing materials using the Licensed Marks, Licensee shall seek the prior written consent of Licensors, which shall not be unreasonably withheld or delayed. Following Termination of this License, Licensee shall ensure use of the Licensed Marks conforms to the standards in Sections 3.1, 3.2, 4 and 5 of this License Agreement.

3.4  Ongoing References to Licensed Marks. The Parties acknowledge that the Test is widely known and referred to using the Licensed Marks by third parties, including without limitation health care providers, patients, academic authors, scientific researchers, insurance companies, and publishers of cancer treatment guidelines (such as the National Comprehensive Cancer Network). Licensee shall use reasonable commercial efforts to encourage such parties to cease continuing use of the Licensed Marks in reference to the Test. Licensee may refer to the Licensed Marks, including after Termination of this License, in the context of informing such parties that the Test formerly identified as ONCOTYPE DX GENOMIC PROSTATE SCORE®, ONCOTYPE DX® prostate test, ONCOTYPE DX GPSTM or such other derivation used by a third-party publisher, payor or other third party, and formerly offered by GHI and/or Exact, has been rebranded and is offered by Licensee. In addition, Licensee may refer to the Licensed Marks, including after Termination of this License, for the purpose of complying with any legal requirements, including without limitation, to indicate that laboratory testing is being performed by GHI during the effective period of the Reference Laboratory Services Agreement of even date herewith. The Parties acknowledge that the references to the Licensed Marks described in this Paragraph 3.4 are not trademark uses and do not require a license from Licensor.

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3.5  Phase-Out of Existing Stock and Materials.

(a)  Printed Materials. Following Termination of the License, Licensee shall be permitted to sell through any existing stock of printed materials bearing the Licensed Marks, including without limitation sample transport kits. Following Termination of the License, Licensee shall be permitted to receive and process any printed materials bearing the Licensed Marks, including without limitation any sample transport kits that may be held by customers as of the Termination date.

(b)  Audiovisual Materials. Following termination of the License, Licensee shall be permitted to continue displaying any existing audiovisual materials acquired by Licensor pursuant to the Purchase Agreement, including without limitation marketing and educational videos relating to the Test, notwithstanding the fact that such materials may feature the Licensed Marks, until such time as Licensee, in its sole discretion, phases out such materials in the ordinary course of business.

4.  Ownership and Registration.

4.1  Acknowledgement of Ownership. Licensee acknowledges that (a) Licensors are the owner of the Licensed Marks and all goodwill related thereto, and (b) all use of the Licensed Marks under this License Agreement and any goodwill accruing from such use will inure solely to Licensors’ benefit. If Licensee acquires any rights in the Licensed Marks, by operation of law or otherwise, Licensee hereby irrevocably assigns such rights to Licensors without further action by any of the parties. Licensee shall not dispute or challenge, or assist any Person in disputing or challenging, Licensors’ rights in and to the Licensed Marks or the Licensed Marks' validity.

4.2  Licensee Restrictions. Licensee agrees that it shall not during the Term or thereafter, directly or indirectly:

(a)  take, omit to take, or permit any action which will or may dilute the Licensed Marks or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Marks or Licensor, or which will or may invalidate or jeopardize any registration of the Licensed Marks; or

(b)  apply for, or obtain, or assist any Person in applying for or obtaining any registration of the Licensed Marks, or any trademark, service mark, trade name, or other indicia confusingly similar to the Licensed Marks in the Territory or elsewhere.

4.3  Maintenance of Registrations. Licensee shall provide, at Licensors’ request and at Licensors’ expense, all necessary assistance with maintenance of existing registrations and prosecution of any pending applications that comprise the Licensed Marks.

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4.4  No Encumbrances. Licensee shall not grant or attempt to grant a security interest in, or otherwise encumber, the Licensed Marks or record any such security interest or encumbrance against any application or registration regarding the marks in the United States Patent and Trademark Office or elsewhere.

5.  Quality Control.

5.1  Acknowledgement. Licensee acknowledges and is familiar with the high standards, quality, style, and image of Licensor, and Licensee at all times shall conduct its business and use the Licensed Marks in connection with the Services in a manner consistent with these standards, quality, style, and image.

5.2  Compliance with Laws. Licensee shall promptly provide Licensor with copies of all communications with any governmental, regulatory, or industry authority relating to the Licensed Marks.

5.3  New Marketing and Advertising Materials. After the Effective Date, Licensee shall obtain Licensor’s written consent prior to implementing any material changes to advertisements, marketing or promotional material bearing the Licensed Marks. Nothing in this section shall be interpreted to limit the applicability of Section 3.4.

6.  Enforcement.

6.1  Notification. Licensee shall immediately notify Licensor in writing with reasonable detail of any: (a) actual, suspected, or threatened infringement of the Licensed Marks, claim that the Licensed Marks are invalid, or opposition to the Licensed Marks; (b) actual, suspected, or threatened claim that use of the Licensed Marks infringes the rights of any third party; (c) Person applying for, or granted, a registered trademark by reason of which that Person may be, or has been, granted rights which conflict with any of the rights granted to Licensee under this License Agreement; or (d) other actual, suspected or threatened claim to which the Licensed Marks may be subject.

6.2  Actions. With respect to any of the matters listed in Section 6.1: (a) Licensor has exclusive control over, and conduct of, all claims and proceedings; (b) Licensee shall provide Licensor, at Licensor’s sole expense, with all assistance that Licensor may reasonably require in the conduct of any claims or proceedings; and (c) Licensor shall bear the cost of any proceedings and will be entitled to retain all sums recovered in any action for its own account.

7.  Confidentiality.

7.1  Confidentiality.

(a)  Confidential Information. From time to time during the Term, the Parties or their Affiliates may disclose or make available (as the “Disclosing Party”) to another Party or its Affiliates (as the “Receiving Party”) information about the Disclosing Party’s (or the Disclosing Party’s Affiliates’) business or affairs, including information relating to the Business, clinical information, customers, clients, suppliers, vendors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, the terms of this Agreement, all other confidential information and materials relating to its business or affairs, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials that ought reasonably to be considered confidential prepared by or for the Disclosing Party (or its Affiliates) containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form, whether or not conceived, developed or prepared in whole or in part by the Disclosing Party and whether or not marked as confidential (collectively, “Confidential Information”).

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(b)  Exclusions. Confidential Information does not include information that, the Receiving Party can demonstrate: (i) was publicly known to it at the time of disclosure, or has become publicly known through no breach of this Agreement or the Ancillary Documents by Receiving Party or its Representatives; (ii) rightfully obtained by the Receiving Party on a non-confidential basis from a third party that was in lawful possession of such information and not under any obligations of confidentiality regarding such information; or (iii) independently developed by the Receiving Party without reference to or use of any the Disclosing Party’s Confidential Information and that can be demonstrated by the Receiving Party through contemporaneously prepared written records.

(c)  Protection of Confidential Information. The Receiving Party will safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its confidential information and in no event less than a reasonable degree of care. The Receiving Party may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement and enforcing its rights under this Agreement. The Receiving Party will not disclose the Disclosing Party’s Confidential Information to any Person or entity, except: (a) to the Receiving Party’s employees, Affiliates and subcontractors who have a need to know the Confidential Information for the sole purpose of fulfilling Receiving Party’s obligations under this Agreement and who have been advised of the terms of this Section 8.1 and are bound by written obligations of confidentiality no less restrictive than the obligations of confidentiality herein, (b) as provided for in the Purchase Agreement or Ancillary Documents, or (c) to the limited extent required in order to comply with the order of a court or other Governmental Authority, or as otherwise necessary to comply with applicable Law, provided that the Receiving Party will promptly provide the Disclosing Party with prior written notice so that the Disclosing Party may seek a protective order and provide reasonable assistance to the Disclosing Party in seeking such an order. Receiving Party will be liable for any breach of these confidentiality provisions by its Representatives.

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(d)  Return or Destruction of Confidential Information. On the expiration or termination of this Agreement or at the Disclosing Party’s written request, the Receiving Party will promptly return to the Disclosing Party all copies, whether in written, electronic, or other form or media, of the Disclosing Party’s Confidential Information, or at Disclosing Party’s written direction destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. Notwithstanding the foregoing, the Receiving Party may retain a copy of the Disclosing Party’s Confidential Information (a) to the extent and for so long as required by applicable Law, and (b) held electronically in archive or backup systems in accordance with general systems archiving and backup policies; on each condition that, in each instance, all such retained Confidential Information remains subject to the provisions of this Section 7.1.

(e)  Survival. The obligations imposed by this Section 7.1 will survive the termination or expiration of this Agreement for five (5) years from the date of such termination or expiration; except with respect to Confidential Information that constitutes trade secrets, which will survive the termination or expiration of this Agreement for so long as the trade secret information is treated as trade secret under applicable Law.

7.2  Specific Performance. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Article 7 (and thus waive any defense that there is an adequate remedy at law), and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Article 7.

8.  Representations and Warranties.

8.1  Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)  it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation or organization;

(b)  it has the full right, power and authority to enter into this License Agreement and to perform its obligations hereunder;

(c)  the execution of this License Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate/organizational action of the party; and

(d)  when executed and delivered by such party, this License Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

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8.2  Disclaimer of Representations and Warranties. Nothing in this License Agreement constitutes any representation or warranty by Licensor that:

(a)  any Licensed Marks are valid;

(b)  any Licensed Marks (if an application) shall proceed to grant or, if granted, shall be valid; or

(c)  the exercise by Licensee of rights granted under this License Agreement will not infringe the rights of any Person.

8.3  Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, LICENSOR WILL NOT BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.  Indemnification.

9.1  Indemnification. Licensee shall indemnify, defend, and hold harmless Licensors and their Affiliates, officers, directors, employees, agents, successors, and assigns (each, an “Indemnified Party”), from and against all Losses arising out of or in connection with any third party claim, suit, action, or proceeding (each, a “Third-Party Claim”) relating to any actual or alleged: (a) breach by Licensee of any representation, warranty, covenant, or obligation under this License Agreement; or (b) Licensee's exercise of its rights granted under this License Agreement, except to the extent any such Third-Party Claim is based solely on trademark infringement arising out of Licensee's use of a Licensed Mark in accordance with this License Agreement.

9.2  Indemnification Procedures. The Indemnified Party shall promptly notify the Licensee upon becoming aware of a Third-Party Claim under this Section 9.2. The Licensee shall promptly assume control of the defense and investigation of such Third-Party Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Licensee in connection therewith, in each case at the Licensee's sole cost and expense. The Indemnified Party may participate in the defense of such Third-Party Claim, with counsel of its own choosing and at its own cost and expense. The Licensee shall not settle any such Third-Party Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Licensee fails or refuses to assume control of the defense of such Third-Party Claim, the Indemnified Party has the right, but no obligation, to defend against such Third-Party Claim, including settling such Third-Party Claim after giving notice to the Licensee, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party's failure to perform any obligation under this Section 9.2 nor any Indemnified Party's act or omission in the defense or settlement of any such Third-Party Claim will relieve the Licensee of its obligations under this Section 9.2, including with respect to any Losses, except to the extent that the Licensee can demonstrate that it has been materially prejudiced as a result thereof.

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10.  Term and Termination.

10.1  Term. This License Agreement will commence as of the Effective Date and, unless terminated earlier in accordance with this Section 10, will continue until the expiration of the Wrap-Around Services Period (as defined in the Transition Services Agreement) (the “Term”).

10.2  Termination for Cause. Licensor may terminate this License Agreement immediately on written notice to Licensee if:

(a)  Licensee breaches this License Agreement and (if such breach is curable) fails to cure such breach within five (5) business days of being notified in writing to do so;

(b)  Licensee (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within 30 days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(c)  Licensee challenges the validity or Licensor's ownership of the Licensed Marks; or

(d)  there is a change in control of Licensee.

11.  Post-Termination Rights and Obligations.

11.1  Effect of Termination. On the expiration or termination of this License Agreement for any reason and subject to any express provisions set out elsewhere in this License Agreement:

(a)  all rights and licenses granted pursuant to this License Agreement cease;

(b)  Licensee shall cease all use of the Licensed Marks except as permitted by Sections 3.3, 3.4, and 3.5; and

(c)  Licensee shall promptly return to Licensor or, at Licensor's option, destroy, at Licensee's expense, all records and copies of technical and promotional material in its possession relating to the Services, and of any Confidential Information of Licensor and all copies thereof.

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11.2  Surviving Rights. The rights and obligations of the parties set forth in this Section 11.2 and Section 1, Section 3.3, Section 3.4, Section 3.5, 4.1, Section 4.2, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, and Section 13, and any right, obligation, or required performance of the parties in this License Agreement that, by its express terms or nature and context, is intended to survive termination or expiration of this License Agreement, will survive any such termination or expiration.

12.  Assignment. Licensee shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this License Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor's prior written consent. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving Licensee (regardless of whether Licensee is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this License Agreement for which Licensor's prior written consent is required. Notwithstanding the foregoing, Licensee may freely assign this License Agreement to its Affiliate. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this License Agreement. Any purported assignment, delegation, or transfer in violation of this Section 12 is void. Licensors may freely assign or otherwise transfer all or any of their rights, or delegate or otherwise transfer all or any of their obligations or performance, under this License Agreement without Licensee's consent.

13.  Miscellaneous.

13.1  Further Assurances. Each party shall, upon the request of the other party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this License Agreement.

13.2  Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this License Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party has authority to contract for or bind the other party in any manner whatsoever.

13.3  Notices.

Any notice or other communication pursuant to this License Agreement must be in writing and will be deemed effectively given to the other Party on the earliest of the following: (a) three Business Days after such notice or other communication is sent by registered U.S. mail, return receipt requested; (b) one Business Day after delivery of such notice or other communication into the custody and control of a nationally or internationally recognized overnight courier service for next day delivery; and (c) the date of delivery if such notice or other communication is sent by e-mail during normal business hours of the recipient (and otherwise, the next Business Day); and (d) the date of delivery if such notice or other communication is delivered in person; or (e) the date such notice or other communication is received; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties in accordance with this Section 13.3):

If to GHI or Exact:

Genomic Health, Inc.

c/o Exact Sciences Corporation

5505 Endeavour Lane

Madison, WI 53719

Attn: General Counsel

Email: [***]

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With a Copy to:

Alexis Crawford Douglas

K&L Gates LLP

70 W. Madison St, Suite 3300

Chicago, IL 60602

Email: [***]

If to MDx:

MDxHealth Inc.

15279 Alton Parkway, Suite 100

Irvine, CA 92618

Attention: General Counsel

Email: [***]

With a Copy to:

Jeffrey Quillen, Esq.

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

[***]

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13.4  Interpretation. For purposes of this License Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this License Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Schedules, and Exhibits refer to the Sections of, and Schedules and Exhibits attached to, this License Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This License Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules and Exhibits referred to herein will be construed with, and as an integral part of, this License Agreement to the same extent as if they were set forth verbatim herein.

13.5  Headings. The headings in this License Agreement are for reference only and do not affect the interpretation of this License Agreement.

13.6  Entire Agreement. This License Agreement, together with all Schedules and Exhibits hereto constitutes the entire agreement of the Parties to this License Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements (whether written or oral and whether express or implied) among any Parties with respect to the subject matter hereof. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any attachment hereto, the provisions of this Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the Laboratory Services Agreement, or the Transition Services Agreement as it relates to the Licensed Marks, the provisions of this License Agreement will control.

13.7  No Third-Party Beneficiaries. Except as expressly set for in Section 9 with respect to Indemnified Parties, this License Agreement is for the sole benefit of the parties hereto and their respective Affiliates, successors and assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this License Agreement.

13.8  Binding Agreement. Except as expressly set forth in this License Agreement, this License Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

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13.9  Amendment and Modification; Waiver. No amendment, supplement or other modification of any provision of this License Agreement will be valid unless it is in writing and signed by all of the Parties. No waiver of any provision of this License Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of any Party at any time to require performance of any provision of this License Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this License Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

13.10  Severability. Any provision of this License Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this License Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11  Governing Law; Submission to Jurisdiction. This Agreement will be governed by the Laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

13.12  Equitable Relief. Licensee acknowledges that a breach by Licensee of this License Agreement may cause Licensor irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, Licensor will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and Licensee hereby waives any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies will not be deemed to be exclusive but are be in addition to all other remedies available under this License Agreement at Law or in equity, subject to any express exclusions or limitations in this License Agreement to the contrary.

13.13  Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

LICENSORS	LICENSEE

GENOMIC HEALTH, INC.	MDxHEALTH S.A.

By:	By:
Name:	Name:
Title:	Title:

EXACT SCIENCES CORPORATION

By:
Name:
Title:

SCHEDULE 1

[***]

EXHIBIT A

Brand Manual/Use Guidelines

Exhibit F

Form of Transition Services Agreement

Execution Version

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (together with the Annexes attached hereto and incorporated herein, this “Agreement”), is entered into as of August 2, 2022 (the “Effective Date”), by and between MDxHealth, SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (together with, MDxHealth Inc., a wholly owned subsidiary, collectively, “MDx”), Genomic Health, Inc., a Delaware corporation (“GHI”), and Exact Sciences Corporation, a Delaware corporation (“Exact” and together with GHI, the “Service Providers”). MDx, GHI and Exact are sometimes hereinafter referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement.

STATEMENT OF PURPOSE

WHEREAS, GHI is engaged, through its urology diagnostics division, in the business associated with the development, marketing and performance of the Oncotype DX Genomic Prostate Score test (the “Acquired Test”).

WHEREAS, MDxHealth, SA and GHI are parties to that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), concerning, among other things, the sale of certain assets of the business of GHI related to the Acquired Test, and MDxHealth, Inc. and GHI are parties to that certain Reference Laboratory Services Agreement of even date herewith (the “Reference Lab Agreement”), concerning, among other things, the provision by GHI of certain reference lab services on behalf of MDx’s customers; and

WHEREAS, the Purchase Agreement provides that, in connection with and as a condition to the consummation of the transactions contemplated thereby, the Parties will enter into this Agreement, which constitutes the Transition Services Agreement referred to in the Purchase Agreement, pursuant to which Service Providers will, or will cause their Affiliates to, provide MDx with certain services on a transitional basis following Closing,

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the Parties agree as follows:

ARTICLE I
PROVISION OF SERVICES

1.1  Provision of Services. Subject to the terms and conditions of this Agreement, following Closing, Service Providers shall provide, and take commercially reasonable efforts to cause their Affiliates to provide, the services set forth on Annex A (the “Services”) for the applicable Term (as defined in ARTICLE III) solely to MDx and solely for the purposes of supporting the operation of the Business for a limited period of time after Closing in substantially the same manner as the Business was conducted prior to Closing. Annex A provides, with respect to each Service and, to the extent applicable, the service type, a tracking or index number, a description of the applicable Service, the End Date (as defined in ARTICLE III) for each Service, and compensation rates (including terms and frequency of payment). To the extent a Service Provider’s responsibility in any of the Services relies upon input, instructions or policies from MDx, until MDx provides such input, instructions or policies, Service Providers will be excused from such responsibility until such input, instructions or policies are provided by MDx. MDx acknowledges that the Services are administrative in nature and do not constitute nor shall they be construed as constituting professional advice, including regulatory, legal, investment, audit, accounting or tax advice, nor the provision of such legal, regulatory, investment, audit, accounting or tax services for or on behalf of MDx or any other Person.

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1.2  Additional Services. During the Term, MDx may request in writing of the Service Providers any additional services (“Additional Service”) not listed on Annex A that, pursuant to the reasonable discussions and negotiations among the Parties, are reasonably necessary for the Service Providers (and no other Person) to provide for the development or operation of the Business after Closing. Service Providers (and no other Person) shall take any such request by MDx into reasonable consideration and, within a reasonable time after Service Providers receive such written request, enter into good-faith negotiations to determine the terms and conditions pursuant to which the Additional Service would be provided, and if so agreed, the Parties will amend Annex A pursuant to Section 7.11 to set forth such agreed-upon terms and conditions. Any such Additional Service so provided by the Service Providers (or their Affiliates) will constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on Annex A as of the Effective Date.

1.3  Standards of Service. The Service Providers will provide the Services in a proper and professional manner, in conformance with all applicable Laws, and at the same service levels, within the same timeframes and with the same level of care and skill as applied to the operation of the Business by the Service Providers (or their Affiliates) prior to Closing. Service Providers agree to assign reasonably sufficient resources and qualified personnel to perform the Services and to use commercially reasonable efforts to maintain continuity and availability of key personnel assigned by Service Providers to support MDx, in accordance with the standards set forth in the preceding sentence. For the avoidance of doubt, the standard at which such Services are provided is not and will not be deemed to be a guaranty of any particular result.

1.4  Responsibility for TSA Personnel. All personnel employed, engaged or otherwise furnished by the Service Providers (or their Affiliates) in connection with their rendering of the Services will be the Service Providers’ (or their Affiliates’) employees, agents or contractors, as the case may be (collectively, the “TSA Personnel”). Service Providers (or their Affiliates) will: (a) have sole and exclusive responsibility for the TSA Personnel; (b) supervise the TSA Personnel; and (c) cause the TSA Personnel to reasonably cooperate with MDx in performing the Services in accordance with the terms of this Agreement. The TSA Personnel will be under the direction, control and supervision of the Service Providers (or their Affiliates) (and not of MDx or any of its Affiliates), and the Service Providers (or their Affiliates) will have the sole right to exercise all authority with respect to the TSA Personnel, and in no event will the TSA Personnel be deemed to be employees or agents of MDx. The Service Providers (or their Affiliates) will be solely responsible for the compensation and payment of the TSA Personnel, and for all applicable wages, bonuses, commissions, employee benefits, withholding, employment or payroll taxes, unemployment insurance, unemployment compensation, severance, workers’ compensation, disability, government pension schemes, retirement contributions, and any other insurance and fringe benefits with respect to the TSA Personnel. The TSA Personnel will not be entitled to participate in or receive any benefit or right as an employee or participant under MDx’s employee benefit and welfare plans, including employee insurance, pension, savings and security plans as a result of or in connection with the provision of Services to MDx. The Service Providers (or their Affiliates) will have the exclusive right to hire and fire any such personnel in accordance with applicable Law. MDx will not have any right to direct and control any of the TSA Personnel under this Agreement.

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1.5  Third-Party Providers. Without limiting the generality of Sections 1.1 and 1.3, the Service Providers may engage third-party providers or subcontractors (each such retained party, a “Third-Party Provider”) to provide all or part of any Service hereunder. The Service Providers will in all cases retain responsibility for the provision to MDx of Services to be performed by any Third-Party Provider and, except as otherwise specified in Annex A, any payments to Third-Party Providers and any and all tax consequences related thereto.

1.6  Service Coordinators. During the Term, MDx, on the one hand, and the Service Providers, on the other hand, will each designate an employee with sufficient knowledge and background to act as the principal point-of-contact between MDx and the Service Providers (and their Affiliates) with respect to each of the Services to be provided to MDx hereunder (each, a “Service Coordinator”). The Service Coordinators will serve as the primary contact and coordinate the provision of the Services for which that person has been designated. The initial Service Coordinator for GHI and Exact will be [***], and the initial Service Coordinator for MDx will be [***]. Without limiting the generality of Section 1.3, each Party may change its Service Coordinator at any time upon written notice to the other Parties; provided, however, that any replacement Service Coordinator will be of a comparable level of seniority and authority within the applicable Party’s organization.

1.7  Obligation to Re-Perform Services. In the event of any breach of this Agreement by Service Providers with respect to the provision of any Services (with respect to which Service Providers can reasonably be expected to re-perform in a commercially reasonable manner), then the Service Providers (or their Affiliates) will perform or re-perform such Services upon written request from MDx as promptly as reasonably possible and at no additional cost to MDx. Except as otherwise specified in Annex A, any request for re-performance pursuant to this Section 1.7. must be in writing (including email) and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than ten (10) days from the date on which such breach was discovered by MDx, provided that any delay in giving such notice shall not affect either Service Provider’s obligation to re-perform under this Section 1.7 unless, and solely to the extent that, such delay has adversely affected such Service Provider.

ARTICLE II
PAYMENT TERMS

2.1  Payment; Invoice Statements.

(a)  The applicable fees and costs for the provision of the Services are as set forth across each applicable Service on Annex A.

(b)  Invoice statements (“Statements”) for the Services will be rendered each month by the Service Providers to MDx setting forth the fees and costs due for Services delivered during the preceding month. All amounts set forth in a Statement shall be paid by MDx no later than 30 days after receipt of such Statement. Each Statement will set forth in reasonable detail a description of such Services and the amounts charged therefor, if any. Payments past due shall bear interest at a rate of simple interest per annum equal to [***] per annum, unless otherwise disputed in accordance herewith.

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2.2  Payment Disputes. If MDx has a good faith disagreement with any charge set forth in a Statement from the Service Providers for Services performed hereunder (each such disagreement a “Payment Dispute”), then MDx will within thirty (30) days of receiving the applicable Statement giving rise to a Payment Dispute send written notice to the Service Coordinator specifying in reasonable detail the specific amounts disputed and the reason for such Payment Dispute. If MDx fails to deliver the aforementioned notice within such thirty (30) day period, then MDx shall be deemed to have accepted the amounts set forth in such Statement and waived its right to raise a Payment Dispute in respect thereof. If MDx provides timely notice of a Payment Dispute, then promptly upon Service Providers’ receipt thereof, the Service Coordinators will meet in good faith to resolve such Payment Dispute. If the Service Coordinators cannot settle any such Payment Dispute within ten (10) days after the Service Providers’ receipt of written notice thereof, such Payment Dispute will be escalated to executives of each Party with authority to resolve such Payment Dispute who will negotiate in good faith to attempt to resolve the Payment Dispute for up to ten (10) additional days. If any Payment Dispute(s) are resolved in MDx’s favor, then the Service Providers will promptly refund to MDx all overpaid amounts or, with MDx’s prior written consent, credit such amounts toward future Services provided. If any Payment Dispute(s) are resolved in the Service Providers’ favor, then MDx will promptly remit to the Service Providers all underpaid amounts. During a Payment Dispute, MDx will continue to timely pay the Service Providers all undisputed fees and costs invoiced in Statements from the Service Providers and, provided that MDx timely pays all undisputed amounts invoiced in Statements from the Service Providers, the Service Providers (or their Affiliates) will continue to perform the Services pending resolution of the Payment Dispute.

2.3  Taxes. Except as otherwise explicitly stated on Annex A, the fees set forth for each Service on Annex A do not include any sales, valued added, use or other similar gross-receipts Taxes required by Law to be collected from MDx or which may be assessed on the Services. If any such Taxes are assessed on the provision of the Services, Service Providers will include such amounts in the Statements delivered to MDx and MDx will satisfy such amounts, in both cases, in the manner set forth in Section 2.1, and Service Providers will timely remit such collected amounts to the appropriate Taxing authority, unless MDx is required by Law to remit such Taxes on its own behalf.

ARTICLE III
TERM; TERMINATION

3.1  Term; Extension of Services.

(a)  The term of this Agreement (the “Term”) will commence on the Effective Date and end with respect to any individual Service or all the Services, as applicable, on the earliest to occur of (a) the mutual written agreement of the Parties, (b) the end date (the “End Date”) of the applicable Service as indicated on Annex A, and (c) the date on which the provision of such Service has been terminated or canceled in accordance with Sections 2.2, 3.2 or 3.3. For the avoidance of doubt, the termination or cancellation of this Agreement with respect to any one Service will apply only with respect to that individual Service, and not the other Services, unless specified in writing otherwise.

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(b)  Subject to this ARTICLE III, neither Service Provider will be obligated to perform any Service after the applicable End Date; provided, however, that (i) with regard to the Services set forth in Schedule 1 of Annex A (the “Wrap-Around Services”), if in the good faith judgment of MDx the lab testing activities set forth in the Reference Laboratory Services Agreement would be potentially materially negatively impacted if such Services were halted at the applicable End Date, then the applicable End Date shall be extended following notice delivered by MDx to GHI prior to such End Date (such period, commencing from the Effective Date of this Agreement to the latest End Date for any of the Wrap-Around Services, hereinafter referred to as the “Wrap-Around Services Period”) and (ii) with regard to the Services other than the Wrap-Around Services, if MDx desires to continue to receive any of the Services after the original End Date of such Service, the Parties may negotiate in good faith to amend the End Date of such Service in writing for such Service (each, a “Services Extension Term”), with such adjustments as the Parties may otherwise mutually agree in writing. For the avoidance of doubt, in no event shall the Wrap-Around Services continue past December 31, 2022. For each renewed Service, Service Providers reserve the right to increase the price of such Services during its Services Extension Term, at an amount not to exceed more than [***] increase above the price at which such Services were provided immediately prior to the extension of the End Date thereof (the “Cap”); provided, that the Cap will not apply if scope of such Services is materially expanded from the scope of Services provided immediately before the extension of the applicable End Date. For the avoidance of doubt, the Cap will not apply to any third-party costs or payments (as referenced in Section 1.5).

3.2  Termination of Service by MDx. MDx may terminate all or part of any Service for any or no reason prior to the applicable End Date upon written notice to the Service Providers. In the event that MDx terminates the provision of any Service pursuant to this Section 3.2, the fee for such Service as reflected on the Statement therefor will continue to reflect an amount due for such Services as though such Services were provided for the entire month in which the termination by MDx pursuant to this Section 3.2 takes effect.

3.3  Termination of Service by the Service Providers. Exact or GHI may terminate all of the Services or all or part of any Service immediately upon written notice to MDx in the event MDx breaches any provision of this Agreement in any material respect (excluding any good faith Payment Dispute), which breach remains uncured by MDx for a period of thirty (30) days following written notice from the Service Providers to MDx thereof.

3.4  Effect of Termination. Except as provided elsewhere in this ARTICLE III, termination of all or part of any one Service will not terminate or cause to be terminated any other Service. All rights and obligations of the Parties which by their nature or the context are intended to continue beyond expiration or termination of this Agreement will survive such termination or expiration, including without limitation Sections 2.1(b), Section 2.2, Section 2.3, this Section 3.4, Section 4.2, Section 4.3, ARTICLE V, ARTICLE VI, and ARTICLE VII, all of which will survive any termination, cancellation or expiration of this Agreement. Termination of this Agreement will not relieve any Party of any liability to the other Party for any breach or nonfulfillment of any obligation under this Agreement occurring prior to such termination.

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3.5  Force Majeure. Notwithstanding anything to the contrary contained in this Agreement, neither party (nor their respective Affiliates) will be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure was caused directly by an event beyond such Party’s reasonable control, including any (a) act of God; (b) flood, fire, earthquake, pandemic, epidemic or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) obligation to comply with a Governmental Order or Law; (e) embargoes or blockades; (f) national or regional emergency; (g) strikes, labor shortages, stoppages or slowdowns, or other industrial disturbances; (h) telecommunication breakdowns, power outages or shortages, lack of warehouse or storage space, inadequate transportation services, or inability or delay in obtaining sufficient supplies of adequate or suitable materials; and (i) other similar events (“Force Majeure Event”). The affected Party shall notify the other Party of such Force Majeure Event within three (3) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the affected Party will use commercially reasonable efforts to remedy the situation and remove the cause and effect of the Force Majeure Event.

ARTICLE IV
ACCESS; SERVICE RECORDS; AUDITS

4.1  Consents. The Service Providers will use commercially reasonable efforts to obtain any required approval, consent or waiver of any third party that is necessary for the Service Providers’ provision of the Services otherwise to be provided pursuant to the terms of this Agreement, in each case, in accordance with the terms and conditions of any applicable agreements between such third party and Exact or GHI, as applicable. Service Providers will not be obligated to obtain any consent or approval to the extent obtaining the same would violate, conflict with, or cause the Service Providers to lose any benefit otherwise received by the Service Providers under such agreement as respects their business and operations (other than the Business). Service Providers will not be obligated to provide any Service that requires a third-party consent that has not been obtained. If Service Providers are unable to provide a Service due to the failure or inability to obtain a necessary consent or approval as provided in this Section 4.1, then the Parties will cooperate and negotiate in good faith to determine a reasonable alternative approach, and Annex A will be amended by the Parties to reflect any applicable changes to the terms therein. For the avoidance of doubt, Service Providers will not be deemed to be in breach of this Agreement if, despite their commercially reasonable efforts, such approval, consent, or waiver is not obtained.

4.2  Service Records. For the duration of the Term and thereafter in accordance with Exact’s or GHI’s, as applicable, record retention policies and applicable Law, but in no event for a period of less than three (3) years, the Service Providers will maintain books and records related to the Services provided hereunder and reasonable supporting documentation of charges and expenses incurred in providing such Services (the “Service Records”). Exact or GHI, as applicable, will make the Service Records available to MDx (and its Representatives) for its review and copy, upon reasonable advance written notice, at MDx’s expense, during normal business hours and on dates mutually agreed upon in writing by the applicable Parties. For the purposes of this Agreement, “Representative” means, with respect to a particular Person, any director, manager, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

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4.3  Audits. MDx will have the right no more than one (1) time during the Term and one (1) time during the twelve-month period following the end of the Term, at its sole cost and expense and upon at least thirty (30) days’ advance written notice, to have the applicable and relevant Service Records reviewed by MDx and/or audited by an independent certified public accountant, selected by MDx and reasonably agreeable to the Service Providers, under appropriate confidentiality provisions, for the purpose of verifying the accuracy of the fees and costs calculations set forth in Statements for Services provided under this Agreement. No review or audit will be conducted outside of normal business hours or in a manner that interferes unreasonably with the Service Providers’ business or operations. Nothing herein will require the Service Providers to provide MDx or its Representatives access to or copies of any Service Records that must be maintained as confidential by applicable Law or in accordance with the terms of a written agreement with a third party. MDx will be required to reimburse the Service Providers for all reasonable out-of-pocket third-party costs and expenses reasonably incurred by the Service Providers in connection with any such audits.

ARTICLE V
RESTRICTIVE COVENANTS

5.1  Confidentiality.

(a)  Confidential Information. From time to time during the Term, the Parties or their Affiliates may disclose or make available (as the “Disclosing Party”) to another Party or its Affiliates (as the “Receiving Party”) information about the Disclosing Party’s (or the Disclosing Party’s Affiliates’) business or affairs, including information relating to the Business, clinical information, customers, clients, suppliers, vendors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, the terms of this Agreement, all other confidential information and materials relating to its business or affairs, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials that ought reasonably to be considered confidential prepared by or for the Disclosing Party (or its Affiliates) containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form, whether or not conceived, developed or prepared in whole or in part by the Disclosing Party and whether or not marked as confidential (collectively, “Confidential Information”). For clarity, the Parties acknowledge and agree that the Business Intellectual Property Assets shall be the Confidential Information of MDx.

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(b)  Exclusions. Confidential Information does not include information that, the Receiving Party can demonstrate with competent written records: (i) was publicly known to it at the time of disclosure, or has become publicly known through no breach of this Agreement or the Ancillary Documents by Receiving Party or its Representatives; (ii) rightfully obtained by the Receiving Party on a non-confidential basis from a third party that was in lawful possession of such information and not under any obligations of confidentiality regarding such information; or (iii) independently developed by the Receiving Party without reference to or use of any the Disclosing Party’s Confidential Information and that can be demonstrated by the Receiving Party through contemporaneous written records.

(c)  Protection of Confidential Information. The Receiving Party will safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its own confidential information and in no event less than a reasonable degree of care. The Receiving Party may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement and enforcing its rights under this Agreement. The Receiving Party will not disclose the Disclosing Party’s Confidential Information to any person or entity, except: (a) to the Receiving Party’s employees, Affiliates and subcontractors who have a need to know the Confidential Information for the sole purpose of fulfilling Receiving Party’s obligations under this Agreement and who have been advised of the terms of this Section 5.1 and are bound by written obligations of confidentiality no less restrictive than the obligations of confidentiality herein, (b) as provided for in the Purchase Agreement or Ancillary Documents, or (c) to the limited extent required in order to comply with the order of a court or other Governmental Authority, or as otherwise necessary to comply with applicable Law, provided that the Receiving Party will promptly provide the Disclosing Party with prior written notice so that the Disclosing Party may seek a protective order, provide reasonable assistance to the Disclosing Party in seeking such an order and will limit disclosure of such Confidential Information to only that portion of the Confidential Information which is required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure. Receiving Party will be liable for any breach of these confidentiality provisions by its Representatives.

(d)  Return or Destruction of Confidential Information. On the expiration or termination of this Agreement or at the Disclosing Party’s written request, the Receiving Party will promptly return to the Disclosing Party all copies, whether in written, electronic, or other form or media, of the Disclosing Party’s Confidential Information, or at Disclosing Party’s written direction destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. Notwithstanding the foregoing, the Receiving Party may retain a copy of the Disclosing Party’s Confidential Information (a) to the extent and for so long as required by applicable Law, and (b) held electronically in archive or backup systems in accordance with general systems archiving and backup policies; on the condition that, in each instance, all such retained Confidential Information remains subject to the provisions of this Section 5.1.

(e)  Survival. The obligations imposed by this Section 5.1 will survive the termination or expiration of this Agreement for five (5) years from the date of such termination or expiration, except with respect to Confidential Information that constitutes (i) trade secrets, which will survive the termination or expiration of this Agreement for so long as the trade secret information is treated as trade secret under applicable Law and (ii) Business Intellectual Property Assets, which will survive the termination or expiration of this Agreement.

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5.2  Non-Solicitation. MDx will not, and will cause its Affiliates not to, during the Term and for a period of two (2) years thereafter (the “Restricted Period”), directly or indirectly hire or solicit any Person that is or was employed or served as an independent contractor of the Service Providers or their Affiliates as of the Effective Date or during the Restricted Period and (i) was providing Services to MDx pursuant to the terms of this Agreement or (ii) became known to MDx in connection with the transactions contemplated by the Purchase Agreement, or in connection with the Services or performance by the Parties of this Agreement (“Restricted Persons”); provided that the foregoing will not restrict MDx from hiring the employees or independent contractors of the Service Providers who provide services exclusively to the Business, in connection with transactions contemplated by the Purchase Agreement, including Transfer Employees. Notwithstanding the foregoing, nothing in this Section 5.2 will restrict MDx from (a) making any general solicitation for employment that is not directed at the Restricted Persons or hiring any such Restricted Persons who respond to such general solicitations, (b) using the services of personnel recruiting firms provided that MDx does not direct such firms to target the Exact, GHI, their Affiliates, or the Restricted Persons or hiring any such Restricted Persons who respond to such recruiting firm’s solicitations, or (c) soliciting or hiring any Restricted Person who has not been employed by Exact, GHI, or their Affiliates for six months immediately prior to the solicitation or hiring.

5.3  Specific Performance. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this ARTICLE V (and thus waive any defense that there is an adequate remedy at law), and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this ARTICLE V.

5.4  No Primacy. Nothing contained in this ARTICLE V will be deemed to modify or change the terms and conditions of the Purchase Agreement.

ARTICLE VI
INDEMNIFICATION; REMEDIES; WARRANTY DISCLAIMER

6.1  Indemnification. Each Party (the “Indemnifying Party”) will indemnify, defend and hold harmless the other Parties and its Affiliates, and their respective Representatives and its employees and agents (collectively, the “Indemnitees”) from, and pay and reimburse the Indemnitees for, any loss, liability, damage, cost (including court costs, costs of investigation, and reasonable legal fees and expenses), expense, judgment, or tax (“Loss”) that such Indemnitee may incur may suffer, sustain or become subject to as a result of, in connection with or by virtue of any claim to the extent such claim is based upon (a) any material breach or violation by the Indemnifying Party of any covenant or obligation under this Agreement; or (b) fraud, willful misconduct, intentional acts or gross negligence committed by the Indemnifying Party or any of its employees or agents and, in each case, which events, acts or omissions occur in connection with the Services provided or obtained under this Agreement, except in any case to the extent such Loss is caused by any of the Indemnitees’ negligence, willful misconduct or breach of this Agreement.

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6.2  Exclusive Remedies; Limitations; Survival. MDx shall be entitled to any remedy available at law or in equity for any breach of Section 4.2 or Section 5.1. EXCEPT AS SET FORTH IN SECTIONS 1.7, 2.2 AND 5.3, THE REMEDIES DESCRIBED IN THIS ARTICLE VI ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN SECTION 6.1. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY REMOTE, INDIRECT, SPECULATIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE LOSS OR DAMAGES (INCLUDING LOST PROFITS OR SALES) ARISING FROM OR RELATED TO THE SERVICES, EVEN IF ADVISED OF THEIR POSSIBLE EXISTENCE. THE ALLOCATIONS OF LIABILITY IN THIS SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE ALLOCATION OF RISKS ARISING HEREUNDER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT WILL ANY PARTY’S LIABILITY HEREUNDER EXCEED TWO TIMES THE AMOUNTS ACTUALLY PAID BY MDX TO SERVICE PROVIDERS UNDER THIS AGREEMENT. THE OBLIGATIONS OF THE PARTIES THE OBLIGATIONS OF THE PARTIES PURSUANT TO THIS ARTICLE VI WILL SURVIVE THE END OF ANY END DATE AND EXPIRATION OR OTHER TERMINATION OF THIS AGREEMENT FOR A PERIOD OF ONE YEAR.

6.3  Warranty Disclaimer. ALL SERVICES ARE PROVIDED UNDER THIS AGREEMENT “AS IS” AND “WITH NO FAULTS.” SERVICE PROVIDERS DO NOT MAKE ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES PERFORMED HEREUNDER. SERVICE PROVIDERS HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THIS AGREEMENT, THE SERVICES AND ANY RESULTS THEREOF.

ARTICLE VII
MISCELLANEOUS

7.1  Software Ownership. MDx acknowledges and agrees that: (a) nothing in this Agreement (including the provision of Services hereunder) will be construed as transferring any ownership interest in any software of any third parties or any licenses thereto made available to MDx by either Service Provider in connection with the provision of the Services (“Third Party Software”), or any proprietary software of Service Providers or their Affiliates used in connection with the provision of the Services (“Service Provider Proprietary Software”); (b) it will not obtain or claim any right, title or ownership interest in any Third Party Software or Service Provider Proprietary Software, or any portion thereof or any intellectual property rights therein; and (c) Service Providers and their Affiliates (or the third party owners, as applicable) will retain all right, title and interest, including all intellectual property rights, in and to all portions of the Third Party Software and Service Provider Proprietary Software, and any modifications, derivative works, and copies thereof. MDx may not recompile, decompile, disassemble, reverse engineer, or make or distribute any other form of, or any derivative work from, any Third Party Software or Service Provider Proprietary Software. Upon termination of this Agreement or termination of any Service as provided under this Agreement, MDx will immediately cease using and promptly deliver to Service Providers all Third Party Software, all Service Provider Proprietary Software, and any executable copies of any of the foregoing in the possession or control of MDx or any of its Affiliates.

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7.2  No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement does not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

7.3  Purchase Agreement; No Set-off. Neither the making nor the acceptance of this Agreement will enlarge, restrict or otherwise modify the terms of the Purchase Agreement or constitute a waiver or release by any Party of any liabilities, obligations or commitments imposed upon them by the terms of the Purchase Agreement, including the representations, warranties, covenants, agreements and other provisions of the Purchase Agreement. Each Party, on behalf of itself and each of its Affiliates, agrees that (a) its rights and remedies under this Agreement will not give rise to any right of set-off, defense or counterclaim under the Purchase Agreement or any Ancillary Document (other than this Agreement) and (b) any rights and remedies that it or any of its Affiliates may have under the Purchase Agreement or any Ancillary Document (other than this Agreement) will not give rise to any right it may have to set-off, defense or counterclaim under this Agreement.

7.4  Entire Agreement. This Agreement (together with the Annexes and Attachments attached hereto), the Purchase Agreement and the Ancillary Documents (collectively, the “Transaction Agreements”), together, constitute the entire agreement among the Parties with respect to the subject matter of the Transaction Agreements and supersede all prior and contemporaneous agreements (whether written or oral and whether express or implied) among any Parties with respect to the subject matter of the Transaction Agreements. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Annex or Attachment hereto, the provisions of this Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of the Reference Laboratory Services Agreement and this Agreement as it relates to the provision of the services under the Reference Laboratory Services Agreement, the provisions of the Reference Laboratory Services Agreement will control; provided, however, that a breach by MDx of its obligations under Section 3.8 of the Reference Laboratory Services Agreement shall not, in itself, be deemed to limit, reduce or otherwise relieve any of the Service Providers’ obligations under this Agreement.

7.5  Protected Health Information. To the extent MDx is a “covered entity”, as defined under HIPAA or either Service Provider functions as a “business associate”, as defined under HIPAA, in providing the Services hereunder, the Parties agree to abide by the business associate agreement attached hereto as Attachment 1, which is incorporated herein by reference.

7.6  Successors and Assigns; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer (whether by operation of Law, merger, consolidation, amalgamation, sale of assets or equity or otherwise and whether directly or indirectly) this Agreement or any of its rights, interests or obligations in this Agreement, in each case, without the prior written approval of the other Parties, which will not be unreasonably withheld, conditioned or delayed.

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7.7  Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.8  Notices. Any notice or other communication pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the following: (a) three Business Days after such notice or other communication is sent by registered U.S. mail, return receipt requested; (b) one Business Day after delivery of such notice or other communication into the custody and control of a nationally or internationally recognized overnight courier service for next day delivery; and (c) the date of delivery if such notice or other communication is sent by e-mail during normal business hours of the recipient (and otherwise, the next Business Day); and (d) the date of delivery if such notice or other communication is delivered in person; or (e) the date such notice or other communication is received; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties in accordance with this Section 7.8):

If to Exact or GHI:	If to MDx:

c/o Exact Sciences Corporation	MDxHealth, Inc.
5505 Endeavor Lane	15279 Alton Parkway, Suite 100
Madison, WI 53719	Irvine, CA 92618
Attention: [***], Deputy General	Attention: General Counsel
Counsel	Email: [***]
Email: [***]

with a simultaneous copy (which will not constitute notice) to:	with a simultaneous copy (which will not constitute notice) to:

K&L Gates LLP	Foley Hoag LLP
300 South Tryon Street, Suite 1000	155 Seaport Boulevard
Charlotte, NC 28202	Boston, MA 02210
Attention: John Blair	Attention: Jeffrey L. Quillen
Email: [***]	Email: [***]

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7.9  Jurisdiction; Service of Process. ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY OF THE STATE OF DELAWARE; PROVIDED, THAT, IF THE DELAWARE COURT OF CHANCERY DOES NOT HAVE JURISDICTION, ANY SUCH PROCEEDING WILL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL LITIGATION DIVISION) STATE. EACH PARTY (A) CONSENTS TO THE PERSONAL JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS, (C) EXPRESSLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (D) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

7.10 Governing Law. This Agreement will be governed by the Laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

7.11 Amendments; No Waivers. No amendment, supplement or other modification of any provision of this Agreement will be valid unless it is in writing and signed by all of the Parties. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of any Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

7.12 Severability. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.13 Construction. The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Unless the context requires otherwise, references herein (a) to any Article, Section or Annex means such Articles or Section of, or such Annex, attached to this Agreement, (b) to any Law means such Law as amended from time to time and including any successor provisions thereto and all rules and regulations promulgated thereunder and (c) to any agreement, instrument or other document means such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and, as applicable, herewith. For purposes of this Agreement, (i) the words “include”, “including” and “including” will be deemed to be followed by the words “without limitation,” (ii) the word “or” is disjunctive but not necessarily exclusive and (d) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP. All words in this Agreement will be construed to be of such gender or number as the circumstances require. References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period will automatically be extended to the Business Day immediately following such day.

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7.14 No Partnership or Joint Venture; Independent Contractor. In providing the Services, Service Providers and their Affiliates will act solely as an independent contractor and not as an agent of MDx, and Service Providers and their Affiliates will retain and exercise the authority to control, oversee and direct the performance of the details and the means and manner of the Services. MDx will have the right (to the extent consistent with sound operating practices in the discretion of Service Providers) to direct Service Providers and their Affiliates to conduct or not to conduct certain Services (consistent with Service Providers’ obligations and the terms and conditions contained herein), but the means and manner of the same will be in the exclusive control of Service Providers and their Affiliates. This Agreement is not intended to and will not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of the jurisdiction in which any Party is incorporated, organized or conducting business.

7.15 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments as may be reasonably required for a Party to provide or receive the Services hereunder and to perform such other additional acts as may be reasonably necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

7.16 Time is of the Essence. Time is of the essence with respect to all time periods and dates set forth herein with respect to the performance of the Services (including Annex A) and the dispute procedures described herein.

7.17 Use of Name. Nothing in this Agreement shall be considered to authorize either Party to use the name, insignia, logo, trademark, trade name, abbreviation, nickname, or other identifying terms or mark (collectively the “Name”) of the other Party, its Affiliates, employees or staff in any manner, except as required by Law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be duly executed by an authorized officer as of the Effective Date.

MDx:

MDxHealth SA

By:
Name:
Title:

MDxHealth, Inc.

By:
Name:
Title:

Exact:

Exact Sciences Corporation

By:
Name:
Title:

GHI:

Genomic Health, Inc.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

ANNEX A

Services

MDx Laboratory Test Stand-Up:

Set forth on Schedule 2 appended to this Annex A is an outline of the development plan and timeline (the “LDT Development Plan”) for the development, verification and validation of a diagnostics qPCR assay based on and incorporating the patents, trade secrets and know-how acquired by MDx from GHI pursuant to the Purchase Agreement (the “Prostate Assay”). Referenced in the LDT Development Plan is the technical advice, guidance, training, deliverables and other Services to be provided by the Service Providers to support MDx’s development, verification and validation of the Prostate Assay.

The schedule for performance of the LDT Development Plan and associated Services to be performed by the Service Providers to support the completion of the LDT Development Plan is set forth in Schedule 2, with week 1 of the LDT Development Plan to commence on or before August 15, 2022, and the core Services to be provided under Phase 1 of the plan, targeted for completion during week 15 of the LDT Development Plan. Additional Services on an as needed basis, under Phase 2 of the LDT Development Plan, are expected to be completed at week 36 of the LDT Development Plan.

For the avoidance of doubt, the timelines and content set forth on Schedule 2, including without limitation, Service Providers’ tasks, roles, and the “Supporting Information, Processes & Knowledge Transfer” are for illustrative purposes only, and the failure of the Parties to meet such timelines or adhere to the content and corresponding obligations set forth therein shall not in any way constitute a breach by the Service Providers of their obligations under the Agreement.

ATTACHMENT 1

Business Associate Agreement

[Attached]

Exhibit G

Form of Reference Laboratory Services Agreement

Execution Copy

REFERENCE LABORATORY SERVICES AGREEMENT

This REFERENCE LABORATORY SERVICES AGREEMENT (this “Agreement”) between Genomic Health, Inc., a Delaware corporation (“GHI”), and MDxHealth, Inc., a Delaware corporation (“MDx”), is made as of August 2, 2022 (the “Effective Date”). GHI and MDx are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

Recitals

WHEREAS, GHI and MDxHealth SA, the parent of MDx (“Parent”), are parties to that certain (a) Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which MDx acquired certain Purchased Assets related to the Test (as defined below) and (b) Transition Services Agreement of even date herewith (the “Transition Services Agreement”), pursuant to which GHI agreed to perform, or cause its Affiliates to perform, certain services for MDx on a transitional basis following the Closing;

WHEREAS, GHI operates a duly licensed and accredited clinical testing laboratory (the “GHI Lab”); and

WHEREAS, MDx operates a duly licensed and accredited clinical testing laboratory and desires to engage GHI to serve MDx as a specialty reference lab to provide the Services (as defined below) to MDx Customers at the GHI Lab pursuant to the terms of this Agreement,

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1  Additional Definitions

“CAP” means the College of American Pathologists.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a) and implementing regulations (42 C.F.R. Part 493).

“GHI Test Fee Schedule” means the price that MDx will pay GHI for GHI’s performance of Tests pursuant to this Agreement. The GHI Test Fee Schedule is attached hereto and incorporated herein by reference as Exhibit B.

“Fair Market Value” means for general valuation purposes, the price at which property, goods or services would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s-length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts. For purposes of this Agreement, Fair Market Value, for the GHI Test Fee Schedule, shall be calculated as follows: [***] average cost of goods sold plus [***].

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“Material Performance Failure” means a total stoppage by GHI in the performance of Tests for any period of [***] days, other than as a result of a Force Majeure Event or a material breach by MDx of its obligations hereunder.

“MDx Customers” means persons authorized to order the Test under applicable Laws.

“Payor” means an insurer, including all federal and state health plans or programs, patient, employer or union group, health maintenance organizations, health care service contractor, preferred provider organization, medical group, associates, trust fund or other third party purchaser of laboratory testing services.

“Regulatory Approval(s)” means all approvals (including supplements and amendments thereto), clearances, licenses, registrations, exemptions, or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority or Person necessary for the commercialization of the Test, and satisfaction of all applicable regulatory and notification requirements.

“Regulatory Authority” means, in a particular jurisdiction, any applicable authority involved in granting Regulatory Approval in such jurisdiction, including, but not limited to CMS and CAP.

“Test” means the Oncotype DX Genomic Prostate Score test, as it exists as of the Effective Date, and as modified from time to time in accordance with this Agreement.

“Transition Services Period” means the period beginning on the Effective Date and ending on the earlier of (i) December 31, 2022 and (ii) the date the Transition Services Agreement expires or is terminated.

“VA Agreement” means the Veterans Affairs Services License Agreement between GHI and Parent of even date herewith.

Article 2  GHI Responsibilities.

2.1  Provision of Services.

Subject to the terms and conditions of this Agreement, MDx hereby engages GHI to perform and provide analysis for Tests for MDx’s Customers as specifically requested by MDx (the “Services”), as more fully set forth on Exhibit A. GHI shall perform the Services hereunder with the same degree of care and diligence that GHI performed the Services prior to the date of this Agreement.

2.2  Professional and Regulatory Standards.

(a)  GHI shall perform the Test when and as requested by MDx in a reasonable, professional manner consistent with regulatory and industry standards and shall comply in all material respects with GHI’s quality and operating standards applicable to the Test as of the Effective Date (as the same may be amended in the reasonable discretion of GHI, with prior notice to MDx of any material changes) (the “Test QA/QS Procedures”).

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(b)  GHI represents and warrants that its testing facilities are and shall remain duly licensed clinical laboratories under applicable Law qualified to perform the Test. GHI shall comply with applicable standards under CLIA and CAP in all material respects. GHI shall provide immediate written notice of any change to its licensure, certification or accreditation status. GHI shall remain duly enrolled in applicable Federal Healthcare Programs at all times throughout the Term.

(c)  GHI further agrees to comply in all material respects with (i) any other applicable required regulations imposed by a Regulatory Authority subject to its authority to regulate the Test, and (ii) applicable conditions imposed by Payors for coverage of the Test.

(d)  In the event of any material breach of this Agreement by GHI with respect to the provision of any Services (with respect to which GHI can reasonably be expected to re-perform in a commercially reasonable manner), then GHI will perform or re-perform such Services upon written request (e.g., via email) from MDx on an expedited basis (but in no event later than two (2) Business Days after receipt of such request), and at no additional cost to MDx. Any request for re-performance pursuant to this Section 2.20 must be in writing (including email) and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than ten (10) days from the date on which such breach was discovered by MDx, provided that any delay in giving such notice shall not affect GHI’s obligation to re-perform under this Section 2.2(d) unless, and solely to the extent that, such delay has materially and adversely affected GHI. For avoidance of doubt, Tests that are identified and selected for re-performance in the ordinary course in accordance with applicable Test QA/QS Procedures (e.g., due to contaminated, spoiled, faulty or otherwise inadequate sample, or missing information), shall not be considered a breach of this Agreement.

2.3  Receipt and Processing of Patient Specimens.

MDx shall provide, or shall direct MDx Customers to provide, all patient specimens to GHI accompanied by a fully completed laboratory test requisition from an MDx Customer. Upon receipt, GHI will be responsible for all accessioning and processing of patient specimens for the Test. MDx will work in good faith to secure appropriate Test requisition documentation from MDx Customers, supported by GHI during the Transition Services Period as necessary and to the extent consistent with the terms of this Agreement and the Transition Services Agreement.

2.4  Supplies.

During the Transition Services Period, GHI will provide, as part of its charges for Services, to MDx Customers on MDx’s behalf such patient specimen collection supplies as are integral to and used solely for the collection of patient specimens to permit order completion and submission of patient specimens for the Test, subject to the terms of Section 3.5 of this Agreement. Upon expiration of the Transition Services Period, GHI will cease providing patient specimen collection supplies to MDx Customers as part of the Services hereunder, and MDx shall be solely responsible for providing or arranging for the provision of such patient specimen collection supplies, and the fees thereafter paid to GHI during the Term shall be adjusted in accordance with the GHI Test Fee Schedule. The type and amount of such supplies will be reasonable and appropriate and provided in accordance with applicable Healthcare Regulatory Laws.

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2.5  MDx Access.

GHI will provide MDx with reasonable access to its CLIA laboratory director and licensed laboratory professionals when and as reasonably needed for MDx to manage its responsibilities under this Agreement, and GHI laboratory staff will be reasonably available to consult with MDx (and MDx Customers, as necessary during the Transition Services Period) by telephone during normal working hours to discuss GHI laboratory procedures and explain Test results.

Article 3  MDx Responsibilities.

3.1  Payment to GHI for Tests.

As full compensation for all Tests performed by GHI under this Agreement, MDx shall pay GHI in accordance with the GHI Test Fee Schedule set forth as Exhibit B. In addition, MDx shall compensate GHI for the services of a laboratory support manager, as further described in Exhibit A, at the rate set forth in Exhibit B. GHI shall provide MDx with a report listing each Test performed by GHI during each calendar month and an invoice for the fees for such Tests. Payment for each invoice will be due within thirty (30) days after the receipt of the monthly report and the related invoice. In the event of any late payment of any undisputed amount due hereunder, the amount of such late payment shall bear interest at the lesser of (a) the thirty (30) day U.S. Dollar LIBOR rate effective for the date that payment was due, as published by the Wall Street Journal (and in the event that the LIBOR rate is undeterminable, a mutually agreed upon benchmark interest rate), plus an additional one percent (1%) or (b) the maximum rate permitted by Law.

3.2  Billing by MDx.

As between GHI and MDx, MDx will be solely responsible for billing and collecting fees from its patients, MDx Customers, and third-party Payors for all Services performed by GHI hereunder. MDx shall perform this Agreement and all activities related thereto, including all billing and collection activities hereunder in accordance with (a) applicable Law, including, but not limited to accreditation requirements and laws relating to direct billing, anti-markup, and disclosures; and (b) applicable contractual requirements with Payors.

3.3  Regulatory Approvals, Consents & Authorizations.

MDx shall (a) maintain all Regulatory Approvals from all applicable Governmental Authorities and any non-governmental Persons to the extent required under applicable Law for its performance of this Agreement; and (b) obtain all consents and authorizations from its patients, MDx Customers or others as may be required by applicable Laws to enable GHI to perform the requested Services and report the results thereof. Upon request, MDx shall provide GHI with a copy of such Regulatory Approvals, consents and authorizations.

3.4  Authorized Provider.

MDx shall ensure that all requested services are being ordered by a person authorized under applicable Law to order the Services.

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3.5  Collection; Return of Reports.

MDx shall either directly or indirectly oversee, and be responsible for the collection and delivery of patient specimens to GHI to be tested together with a test order that satisfies Section 2.3 hereof. MDx shall bear sole responsibility for ensuring patient specimens of sufficient quantity and quality are submitted to GHI to permit successful testing, and that all specimens delivered to GHI are clearly labeled with information identifying MDx’s Customer and the patient, provided that GHI shall bear responsibility for any deficiencies in specimen quality, delivery, and labeling solely resulting from defects or other deficiencies in specimen collection supplies furnished by GHI pursuant to Section 2.4 hereof. In the event that ordering information is incomplete or the specimen sample is insufficient for GHI to obtain satisfactory test results, GHI shall contact MDx to resolve in accordance with GHI’s routine policies and procedure and consistent with past practice, and, to the extent necessary solely during the Transition Services Period, may contact the ordering physician to resolve, consistent with the terms of the Transition Services Agreement. During the Transition Services Period, the fees paid to GHI hereunder shall cover and include all costs associated with collection and delivery of specimens to the GHI Lab. After the end of the Transition Services Period, MDx shall be solely responsible for all costs associated with collecting and delivering specimens to the GHI Lab. The process for return of Test reports shall be as set forth in Exhibit A.

3.6  Medicare Referring Laboratory Cap.

MDx acknowledges that it is subject to Section 1833(h)(5)(A) of the Social Security Act which provides that a referring laboratory may bill Medicare for clinical laboratory diagnostic tests for Medicare beneficiaries performed by a reference laboratory only if the referring laboratory meets certain conditions, including, without limitation, that the referring laboratory does not refer more than thirty percent (30%) of the total number of clinical laboratory tests (regardless of the patient’s Payor status) for which it receives requests for testing during the year in which the billed test is performed (the “30% Cap Limitation”).MDx agrees to routinely monitor tests it refers to reference laboratories and to comply with the 30% Cap Limitation. MDx acknowledges and agrees that non-compliance with the 30% Cap Limitation shall constitute a material breach of this Agreement.

3.7  Non-Binding Forecasts.

No less than thirty (30) days prior to the beginning of each calendar quarter commencing after December 31, 2022, MDx shall submit to GHI a non-binding forecast of the expected volume of Services during such calendar quarter. Such forecasts are for planning purposes only, and do not constitute, and are not intended by the Parties to be, a commitment or obligation of MDx to request any amount of Services during such calendar quarter, and, without limiting MDx obligations with respect to the 30% Cap Limitation in Section 3.6, shall not impose a limitation on the volume of Services that MDx may request during such calendar quarter.

3.8  Transition of Services.

As promptly as reasonably practicable following the execution of this Agreement, MDx agrees to use good faith efforts to transition the Services to its own internal organization. The Parties shall cooperate and coordinate in good faith to facilitate a smooth transition from the provision of Services by GHI to the provision of Services by MDx, as set forth in the Transition Services Agreement and any other applicable Ancillary Documents.

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Article 4 Cooperation; Mutual Rights and Responsibilities.

Article 4  4.1 Records; Audits.

Each Party shall maintain, or cause to be maintained, records of activities with respect to the Test in sufficient detail and in good scientific manner appropriate for regulatory purposes and for quality control of the Test. All such records shall be complete and accurate and shall be retained for such period as may be required by applicable Laws or as required by either Party’s corporate record retention policies, whichever is longer. Upon reasonable notice, not to exceed once per year, each Party shall have the right, at mutually agreed times during normal business hours, to obtain from the other Party access to and copies (at its own cost) of such records maintained by the other Party for purposes of this Section 4.1.

4.1  Safety Data.

Each Party shall provide to the other Party all relevant information concerning any product complaints as well as any serious adverse effect on health or safety caused by, or associated with, the use of the Test. In the case of GHI reporting such information to MDx, GHI shall provide such information in a timely manner in order to permit MDx to evaluate and report such events to Regulatory Authorities as may be required by applicable Laws. In the event either Party becomes aware of serious adverse events that relate to the Test, at the request of either Party (or if otherwise required by applicable Law), the Parties shall cooperate in good faith to enter into an agreement to provide for additional safety data reporting procedures.

4.2  License of Intellectual Property.

(a)  MDx hereby grants to GHI and its Affiliates during the Term a non-exclusive, royalty-free, non-transferable, non-sublicensable license to use the Business Intellectual Property Assets (excluding such assets as defined in clauses (d), (h) and (i) of the definition of Intellectual Property in the Purchase Agreement and clauses (i) and (ii) of the definition of Business Intellectual Property Assets in the Purchase Agreement) solely to provide the Services hereunder, including to make, use, copy, modify, distribute, display, offer to provide and provide the Services, and otherwise exploit such Business Intellectual Property Assets to provide the Services hereunder. MDx reserves all rights not expressly granted to GHI under this Agreement. As between the parties, MDx owns any improvement, enhancement, or other modification of the Business Intellectual Property Assets made by or on behalf of either Party (“Modification”). Modifications include, but are not limited to, copyrightable works of original authorship, ideas, inventions (whether patentable or not), “know how,” processes, compilations of information, trademarks and other intellectual property, but excludes all Confidential Information and Excluded Assets of GHI (after giving effect to the transactions consummated at the Closing). GHI hereby assigns to MDx all of its right, title, and interest in and to all Modifications, including all rights to apply for any patents or other intellectual property registrations with respect to such Modifications and all enforcement rights and remedies for past, present, and future infringement thereof and all rights to collect royalties and damages therefor. All intellectual property rights in any Modification, including patent, trademark or copyright applications and applications for registration filed by MDx, shall automatically be subject to the license granted in this Section 4.3. GHI has engaged and will engage employees, approved subcontractors and/or consultants (“GHI Personnel”) with the proper skill, training and experience to perform the Services. GHI will be solely responsible for paying GHI Personnel and providing any employee or other benefits that they are owed. Before providing Services, all GHI Personnel must have agreed in writing to (a) confidentiality and non-use obligations consistent with the terms of this Agreement, and (b) assign or otherwise effectively vest in GHI any and all rights that such personnel might otherwise have in the results of their work under this Agreement.

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4.3  Software Ownership. MDx acknowledges and agrees that: (a) nothing in this Agreement (including the provision of Services hereunder) will be construed as transferring any ownership interest in any software of any third parties or any licenses thereto made available to MDx by GHI in connection with the provision of the Services (“Third Party Software”), or any proprietary software of GHI or its Affiliates used in connection with the provision of the Services (“GHI Proprietary Software”); (b) it will not obtain or claim any right, title or ownership interest in any Third Party Software or GHI Proprietary Software, or any portion thereof or any intellectual property rights therein; and (c) GHI and its Affiliates (or the third party owners, as applicable) will retain all right, title and interest, including all intellectual property rights, in and to all portions of the Third Party Software and GHI Proprietary Software, and any modifications, derivative works, and copies thereof. MDx may not recompile, decompile, disassemble, reverse engineer, or make or distribute any other form of, or any derivative work from, any Third Party Software or GHI Proprietary Software.

4.4  Non-Exclusivity.

Nothing in this Agreement shall prevent MDx from contracting with other Persons to provide the same or similar services as provided by GHI hereunder, including with respect to the Test. Nothing in this Agreement shall prevent GHI from offering and/or performing reference laboratory services for any other Person, provided that GHI may not perform the Test for any other Person (other than pursuant to the VA Agreement). GHI acknowledges and agrees that any Services provided by GHI otherwise than pursuant to this Agreement or the VA Agreement shall constitute a material breach of this Agreement.

Article 5  Compliance with Laws.

5.1  Compliance with Law.

(a)  The Parties expressly acknowledge that it has been, and continues to be their intent, to comply fully with, and the Parties shall fully comply with, all applicable Laws. Each Party acknowledges and agrees that it has relied upon the representations and warranties of the other set out in this Agreement as a precondition to enter into this Agreement, and each Party has reasonably relied upon the representations and warranties of the other Party by entering into this Agreement. Specifically, the Parties acknowledge and agree that all personnel involved in the performance or reporting of the Test shall have obtained and shall maintain at all times during the Term all applicable qualifications, licenses, registrations and permits as required by Healthcare Regulatory Laws applicable to the provision of the Test.

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(b)  The Parties agree that it is neither a purpose nor a requirement of this Agreement or any other agreement between the Parties to offer or receive any remuneration or benefit of any nature for the referral of, or to solicit, require, induce, or encourage the referral of any patient, customer, item, or business (including the Test) for which payment may be made or sought in whole or in part by any Federal Healthcare Program. This Agreement has been prepared to comply, to the fullest extent possible, with all applicable Healthcare Regulatory Laws. GHI shall not, as part of the Services, engage in any marketing or promotional activities with the intent to encourage or solicit referrals or orders of the Test by ordering providers, and MDx will not request GHI to engage in the same.

(c)  All compensation and payments provided hereunder and according to Exhibit B have been negotiated at arm’s length and represent Fair Market Value for the Test provided by GHI and GHI’s obligations under this Agreement. No payment made or received under this Agreement is in return for the referral of patients or customers, or in return for the purchasing, leasing, ordering, arranging for, or recommending the purchasing, leasing, or ordering of any good, service, item, or product for which payment may be sought in whole or in part from Federal Healthcare Programs. The compensation contemplated under this Agreement is solely intended to compensate GHI for its costs and expenses related to Services rendered under this Agreement and neither this Agreement nor the compensation paid hereunder or otherwise is based on, takes into account, or is contingent upon the referral of any patients or customers, or the volume or value of referrals or other business generated between the Parties for which payment may be sought in whole or in part from any Federal Healthcare Program.

(d)  In connection with the provision of the services provided hereunder, each Party may have access to certain protected health information (“PHI”) as defined by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act, and all implementing regulations, as each may be amended, modified, or superseded from time to time. Both Parties acknowledge that each party is a “covered entity” as that term is defined at 45 C.F.R. § 160.103 and that disclosures of PHI pursuant to this Agreement are pursuant to the treatment exception under HIPAA. All Parties agree to maintain the confidentiality of PHI and other personally identifiable information in accordance with HIPAA and applicable state and federal privacy and security Laws, and not to disclose such information except as may be required or permitted by applicable Law.

5.2  Access to Books and Records.

If the Services provided by GHI hereunder are subject to the disclosure requirements of 42 U.S.C. § 1395x(v)(1)(I) or other applicable Law, GHI shall, for the required period of time, make available, upon written request of the Secretary of Health and Human Services, the Comptroller General, or any of their duly authorized representatives, a copy of this Agreement and the books, documents and records of GHI that are necessary to certify the nature and extent of the costs incurred under this Agreement through a subcontractor with a value or cost of $10,000 or more over a twelve month period. In addition, with respect to any applicable subcontract, it shall contain a clause to the effect that, should the third-party be deemed a related organization, until the expiration of the applicable period of time after the furnishing of services pursuant to such subcontract, the third-party shall make available, upon such a request, a copy of the subcontract,  and the books, documents and records of such third-party that are necessary to verify the nature and extent of the costs incurred under this Agreement.

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5.3  Statement of Intention.

The Parties intend that all payments by MDx for the Test hereunder shall at all times be in compliance with all applicable Laws and consistent with the Fair Market Value for the Test. Accordingly, if either Party reasonably determines at any time or is reliably informed by a Governmental Authority that the compensation arrangements set forth herein violate or are likely to be determined by a third party to violate such Laws, the Parties agree to meet immediately and in good faith to amend this Agreement so as to eliminate such concern or violation and to bring this Agreement into compliance with the foregoing. Any such amendment shall have the same aggregate economic effect within lawful guidelines, as between the Parties. Such determination, information, or amendment shall not allow either Party to claim that this Agreement is void or voidable.

5.4  Change in Law.

In the event of any applicable legislative or regulatory change or action by any Governmental Authority, whether federal or state, that has or would have a significant adverse impact on either Party hereto in connection with the performance of services hereunder, or should either Party be deemed for any reason in violation of any statute or regulation arising from this Agreement, or should it be determined that this Agreement is prohibited by applicable Law, then the Parties agree to meet immediately to work in good faith to resolve such issue, including, if required, amending this Agreement so as to eliminate such concern or violation and bring this Agreement into compliance with the foregoing.

Article 6  Representations, Warranties and Covenants.

6.1  Authority.

Each Party represents to the other Party that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

6.2  No Conflict.

The execution, delivery and performance of this Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body, Regulatory Authority or administrative or other agency having jurisdiction over it.

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6.3  Enforceability.

Each Party represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon the warranting Party and is enforceable against it in accordance with its terms.

6.4  Debarment.

Each Party represents and warrants that neither it nor any of its employees, agents or Affiliates is excluded under 42 U.S.C. §1320(a)-7 from participation under any Federal Healthcare Program for the provision of items or services for which payment may be made under a Federal Healthcare Program (“Exclusions/Adverse Actions”). During the Term, each Party agrees to promptly notify the other Party in writing of any actual or threatened Exclusions/Adverse Actions. Each Party acknowledges that the exclusion of any of its personnel from participation in the Medicare or Medicaid programs shall result in his or her immediate removal from work under this Agreement. Each Party acknowledges and agrees that any unresolved Exclusions/Adverse Actions of or against it or any employee, agent or independent contractor utilized, directly or indirectly, in the performance of this Agreement may serve as the basis for the termination of this Agreement by the other Party.

6.5  Exclusive Remedies; Limitations; Survival. EXCEPT AS SET FORTH IN SECTION 8.3, THE REMEDIES DESCRIBED IN THIS SECTION 6.5 AND SECTIONS 6.6, 7.1 AND 7.2 ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN SECTIONS 6.6, 7.1 AND 7.2, AS APPLICABLE. EXCEPT AS PROVIDED IN SECTION 6.6 BELOW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY REMOTE, INDIRECT, SPECULATIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS OR SALES) ARISING FROM OR RELATED TO THE SERVICES, EVEN IF ADVISED OF THEIR POSSIBLE EXISTENCE. THE ALLOCATIONS OF LIABILITY IN THIS ARTICLE 6 REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE ALLOCATION OF RISKS ARISING HEREUNDER. THE OBLIGATIONS OF THE PARTIES PURSUANT TO THIS SECTION 6.5 WILL SURVIVE THE EXPIRATION OR OTHER TERMINATION OF THIS AGREEMENT FOR A PERIOD OF ONE YEAR.

6.6  Consequential Damages. Notwithstanding anything to the contrary in Section 6.5, GHI acknowledges and agrees that (a) pursuant to the Purchase Agreement, MDx has acquired the Business from GHI for the consideration specified therein, (b) the independent operation of the Business by MDx will require substantial time and investment to establish and validate a clinical laboratory to offer the Test, (c) neither MDx, nor any party other than GHI, currently has the capability to offer the Test, (d) in the absence of this Agreement, MDx would be unable to operate the Business, (e) as a result of the foregoing, direct damages would not be an adequate remedy for any material breach of this Agreement, and (f) as a result, GHI agrees that it shall be liable not only for any and all direct damages but also for any and all consequential, special and incidental damages (other than exemplary or punitive damages in a direct action by MDx), including damages for interruption of business, lost profits or sales, impairment of goodwill, impairment of intangible assets and other losses in value (collectively, “Consequential Damages”), in each case, sustained or incurred by MDx arising from or relating to any Material Performance Failure (but, for avoidance of doubt, not from any other breach of this Agreement); provided, however, that MDx may recover Consequential Damages only by means of set-off against any Earn-Out Consideration (as defined in the Purchase Agreement) that becomes due and payable under the Purchase Agreement after the Material Performance Failure (but, for avoidance of doubt, not from any Earn-Out Consideration that is unpaid but became due and payable before the Material Performance Failure).

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6.7  Representation; Disclaimer. GHI represents and covenants that it will comply in all material respects with all Laws applicable to its performance of this Agreement and the conduct of the Services hereunder. GHI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THIS AGREEMENT, THE SERVICES AND ANY RESULTS THEREOF.

Article 7  Indemnification; Insurance.

Indemnification by GHI.

GHI shall defend, indemnify and hold MDx and its officers, directors, employees and agents harmless from and against any and all actual or alleged claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses), losses, liabilities, judgments, settlements, interest, awards, penalties, fines, costs and recoveries, of whatever kind (collectively, “Claims”), to the extent that such Claims arise out of, are based on, or result from (a)-(d) (inclusive) below, except in any case to the extent such Claim is caused by MDx’s or its Affiliates’, employees’ or agents’ negligence, willful misconduct or breach of this Agreement:

(a)  any breach of GHI’s representations, warranties, or obligations under this Agreement;

(b)  the willful misconduct, negligent acts, or violation of any Laws by GHI, its Affiliates or the officers, directors, employees or agents of GHI or its Affiliates under this Agreement;

(c)  GHI’s use of Third Party Software in the provision of the Services hereunder breaches the intellectual property rights of a third party; and

(d)  GHI’s performance of the testing and analytical services under this Agreement.

7.2  Indemnification by MDx.

MDx shall defend, indemnify and hold GHI and its officers, directors, employees and agents harmless from and against any and all actual or alleged Claims, to the extent that such Claims arise out of, are based on, or result from (a)-(d) (inclusive) below, except in any case to the extent such Claim is directly caused by GHI’s or its Affiliates’, employees’ or agents’ negligence, willful misconduct or breach of this Agreement:

(a)  MDx’s use of the Test results;

(b)  MDx’s billing and collection activities related to the Test;

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(c)  any breach of MDx’s representations, warranties, or obligations under this Agreement; and

(d)  the willful misconduct or negligent acts, or violation of any Laws by MDx, its Affiliates or the officers, directors, employees or agents of MDx or its Affiliates under this Agreement.

7.3  Indemnification Procedures.

A Party claiming indemnity under this Article 7 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim; provided that the failure to give such written notice shall not affect the right of the Indemnified Party to indemnity hereunder unless, and solely to the extent that, such failure has materially and adversely affected the rights of the Indemnifying Party. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the claim for which indemnity is being sought. The Indemnifying Party shall have the right to assume and conduct the defense of the claim with counsel of its choice; provided the Indemnified Party may participate in and monitor such defense with counsel of its own choosing, such counsel to be employed at the Indemnified Party’s sole cost and expense unless the interests of the Indemnified Party and the Indemnifying Party with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense, with the out-of-pocket costs and expenses including attorney’s fees with respect thereto borne by the Indemnifying Party); provided further, that the Indemnifying Party shall obtain the prior written consent (such consent to not be unreasonably withheld, delayed or conditioned) of any such Indemnified Party as to any settlement which would require an admission of legal wrongdoing in any way on the part of an Indemnified Party, or would otherwise materially adversely affect the Indemnified Party. So long as the Indemnifying Party is actively defending the claim in good faith, the Indemnified Party shall not settle or offer to settle any such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the claim as provided above, (1) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (2) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 7.

7.4  Insurance.

Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the US diagnostic testing industry for the activities to be conducted by such Party under this Agreement, and in all events appropriate for the foreseeable risks inherent in the commercialization and use of the Test, as applicable. Upon request of either Party, the other Party will provide proof of insurance or loss coverage required under the terms of this Agreement. In addition, each Party agrees to notify the other Party in writing in the event of material modification or change in such coverage.

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Article 8  Confidentiality; Non-Solicitation.

8.1  Confidentiality.

(a)  Confidential Information. From time to time during the Term, the Parties or their Affiliates may disclose or make available (as the “Disclosing Party”) to another Party or its Affiliates (as the “Receiving Party”) information about the Disclosing Party’s (or the Disclosing Party’s Affiliates’) business or affairs, including information relating to the Business, clinical information, customers, clients, suppliers, vendors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, the terms of this Agreement, all other confidential information and materials relating to its business or affairs, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials that ought reasonably to be considered confidential prepared by or for the Disclosing Party (or its Affiliates) containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form, whether or not conceived, developed or prepared in whole or in part by the Disclosing Party and whether or not marked as confidential (collectively, “Confidential Information”). For clarity, the Parties acknowledge and agree that the Business Intellectual Property Assets shall be the Confidential Information of MDx.

(b)  Exclusions. Confidential Information does not include information that, the Receiving Party can demonstrate with competent written records: (i) was publicly known at the time of disclosure, or has become publicly known through no breach of this Agreement or the Ancillary Documents by Receiving Party or its Representatives; (ii) was rightfully obtained by the Receiving Party on a non-confidential basis from a third party that was in lawful possession of such information and not under any obligations of confidentiality regarding such information; or (iii) independently developed by the Receiving Party without reference to or use of any the Disclosing Party’s Confidential Information and that can be demonstrated by the Receiving Party through contemporaneous written records.

(c)  Protection of Confidential Information. The Receiving Party will safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its own confidential information and in no event less than a reasonable degree of care. The Receiving Party may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement and enforcing its rights under this Agreement. The Receiving Party will not disclose the Disclosing Party’s Confidential Information to any person or entity, except: (a) to the Receiving Party’s employees, Affiliates and subcontractors who have a need to know the Confidential Information for the sole purpose of fulfilling Receiving Party’s obligations under this Agreement and who have been advised of the terms of this Section 8.1 and are bound by written obligations of confidentiality no less restrictive than the obligations of confidentiality herein or (b) to the limited extent required in order to comply with the order of a court or other Governmental Authority, or as otherwise necessary to comply with applicable Law, provided that the Receiving Party will promptly provide the Disclosing Party with prior written notice so that the Disclosing Party may seek a protective order, provide reasonable assistance to the Disclosing Party in seeking such an order and will limit disclosure of such Confidential Information to only that portion of the Confidential Information which is required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure. Receiving Party will be liable for any breach of these confidentiality provisions by its Representatives.

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(d)  Return or Destruction of Confidential Information. On the expiration or termination of this Agreement or at the Disclosing Party’s written request, the Receiving Party will promptly return to the Disclosing Party all copies, whether in written, electronic, or other form or media, of the Disclosing Party’s Confidential Information, or at Disclosing Party’s written direction destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. Notwithstanding the foregoing, the Receiving Party may retain a copy of the Disclosing Party’s Confidential Information (a) to the extent and for so long as required by applicable Law, and (b) held electronically in archive or backup systems in accordance with general systems archiving and backup policies; on the condition that, in each instance, all such retained Confidential Information remains subject to the provisions of this Section 8.1.

(e)  Survival. The obligations imposed by this Section 8.1 will survive the termination or expiration of this Agreement for five (5) years from the date of such termination or expiration; except with respect to Confidential Information that constitutes (i) trade secrets, which will survive the termination or expiration of this Agreement for so long as the trade secret information is treated as trade secret under applicable Law or (ii) Business Intellectual Property Assets.

8.2  Non-Solicitation. MDx will not, and will cause its Affiliates not to, during the Term and for a period of two (2) years thereafter (the “Restricted Period”), directly or indirectly hire or solicit any Person that is or was employed or served as an independent contractor of GHI or its Affiliates as of the Effective Date or during the Restricted Period and (i) was providing Services to MDx pursuant to the terms of this Agreement or (ii) became known to MDx in connection with the transactions contemplated by the Purchase Agreement, or in connection with the Services or performance by the Parties of this Agreement (“Restricted Persons”); provided, that the foregoing will not restrict MDx from hiring the employees or independent contractors of GHI who provide services to the Business, in connection with transactions contemplated by the Purchase Agreement, including Transfer Employees. Notwithstanding the foregoing, nothing in this Section 8.2 will restrict MDx from (a) making any general solicitation for employment that is not directed at the Restricted Persons or hiring any such Restricted Persons who respond to such general solicitations, (b) using the services of personnel recruiting firms provided that MDx does not direct such firms to target GHI, its Affiliates, or the Restricted Persons or hiring any such Restricted Persons who respond to such recruiting firm’s solicitations, or (c) soliciting or hiring any Restricted Person who has not been employed by GHI, or its Affiliates for six months immediately prior to the solicitation or hiring.

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8.3  Specific Performance. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Article 8 (and thus waive any defense that there is an adequate remedy at law), and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Article 8.

Article 9  Term and Termination.

9.1  Term.

This Agreement shall become effective on the Effective Date and shall remain in effect for a period of one (1) year, unless earlier terminated as set forth herein (the “Initial Period”). Thereafter, this Agreement shall renew for up to two (2) six (6) month periods (each a “Renewal Period”) unless MDx provides written notice of non-renewal not less than thirty (30) days before the commencement of the applicable Renewal Period , and provided MDx has complied in all respects with its obligations under Section 3.8 as of the time of such renewal. After the second Renewal Period, this Agreement may be renewed through the mutual written agreement of the Parties (each, an “Additional Renewal Period” and collectively with the Initial Period and Renewal Periods, the “Term”).

9.2  Notice of Default and Cure Period.

Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach. If the breach of this Agreement is curable, then the Breaching Party shall have a period of thirty (30) days from the date of receipt of the notice (or such shorter period as shall be specified elsewhere in this Agreement, including Section 2.2(d) and Exhibit A) or such longer period as is agreed by the Parties in writing (the “Cure Period”) to cure such material breach in a manner that effectively remedies the harm to the Non-Breaching Party caused by the material breach. For clarity, this provision shall not restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

9.3  Termination for Cause.

The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice to the Breaching Party in the event that the Breaching Party has not cured the material breach within the Cure Period. For the avoidance of doubt, the exercise of a termination right under this Section 9.3 by a Non-Breaching Party shall be without prejudice to its right to seek damages or any other remedy on account of the Breaching Party’s material breach that may be available at law or in equity, subject to the terms hereof.

9.4  Termination by MDx.

MDx may terminate this Agreement upon thirty (30) days’ written notice to GHI for any or no reason. MDx shall terminate this Agreement, by giving written notice of termination to GHI, after both (a) MDx shall have completed all testing and validation of its laboratory for the Test and shall have obtained all applicable Regulatory Approvals to offer the Test to all patients in the United States and (b) the Parties shall have performed their obligations under Section 3.8. MDx shall expend its commercially reasonable best efforts to perform its obligations and achieve the objectives set out under subsections (a) and (b) above.

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9.5  Termination Due to Prospective Legal Event

If (a) any applicable Laws are duly passed, adopted or implemented, or there are other changes in applicable Laws; (b) either Party or their respective Affiliates receive notice of an actual or threatened decision, finding or action, including as a result of an audit or investigation by any Governmental Authority; or (c) any Governmental Authority’s interpretation of applicable Law (collectively referred to herein as a “Legal Event”) which, when implemented, effected or concluded, would materially impact the Parties’ respective or collective ability to perform the Agreement in compliance with applicable Law, as amended, interpreted or enforced in accordance with the Legal Event, and either Party determines in good faith, after consultation with legal counsel, that compliance with the Legal Event while maintaining the originally intended benefits of this Agreement, is impossible or infeasible, this Agreement may be terminated upon thirty (30) days’ written notice from either Party to the other Party; provided, however, the date of such termination shall be no later than the effective date of the Legal Event.

9.6  Effect of Termination; Survival.

All rights and obligations of the Parties which by their nature or the context are intended to continue beyond expiration or termination of this Agreement will survive such termination or expiration, including without limitation: Section 3.1, Section 4.1, Section 4.2, Section 5.1(d), Sections 5.2, Section 6.5, Section 6.6, Article 7, Article 8, Article 10, and Article 11.

Article 10  Dispute Resolution.

10.1  Disputes.

The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 10 (except where a different procedure is otherwise specified in this Agreement) to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

10.2  Referral to Chief Executive Officers.

The Chief Executive Officers of each Party shall attempt to resolve any dispute by good faith efforts. If the Chief Executive Officers are not able to resolve such dispute within ten (10) days of the referral of such dispute to the Chief Executive Officers, then, except as otherwise specified in this Agreement, the Parties shall try to resolve such dispute through mediation pursuant to Section 10.3.

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10.3  Mediation.

Mediation shall be administered by JAMS in California. The Parties shall use good faith efforts to resolve any disputes referred to mediation as expeditiously as practicable. If the Parties fail to resolve any such dispute through mediation within one hundred-twenty (120) days after the initiation thereof, the dispute shall be resolved by binding arbitration pursuant to Section 10.4.

10.4  Arbitration.

Disputes not resolved by mediation pursuant to Section 10.3 shall be resolved through binding arbitration administered by JAMS, which arbitration may be initiated by either Party after the conclusion of such period, on the following basis:

(a)  The place of arbitration shall be California.

(b)  The arbitration shall be conducted by three (3) arbitrators, with one selected by each of the Parties and the third mutually agreed upon by the respective individuals selected by the Parties.

(c)  The arbitration shall be made in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS then in effect.

(d)  The award shall be made in writing, shall be binding on the Parties and may be entered as a judgment by any court or forum having jurisdiction.

(e)  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Further, either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of such Party pending the arbitration award.

(f)   The arbitrators shall have no authority to award punitive damages.

(g)  Each Party shall bear its own costs in the arbitration, provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees and costs and the fees and costs of the arbitrators.

(h)  Except to the extent necessary to confirm an award, as may be required by Law or as may be required to be disclosed to a Party's auditors, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

(i)   In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

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Article 11  Miscellaneous.

11.1  No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement does not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

11.2  Purchase Agreement; No Set-off. Neither the making nor the acceptance of this Agreement will enlarge, restrict or otherwise modify the terms of the Purchase Agreement or Transition Services Agreement, or constitute a waiver or release by any Party of any liabilities, obligations or commitments imposed upon them by the terms of the Purchase Agreement or Transition Services Agreement, including the representations, warranties, covenants, agreements and other provisions of the Purchase Agreement and the Transition Services Agreement. Each Party, on behalf of itself and each of its Affiliates, agrees that, except as expressly set forth in Section 6.6, (a) its rights and remedies under this Agreement will not give rise to any right of set-off, defense or counterclaim under the Purchase Agreement or any Ancillary Document (other than this Agreement) and (b) any rights and remedies that it or any of its Affiliates may have under the Purchase Agreement or any Ancillary Document (other than this Agreement) will not give rise to any right it may have to set-off, defense or counterclaim under this Agreement.

11.3  Entire Agreement.

This Agreement (together with the attachments hereto), the Purchase Agreement and the other Ancillary Documents (collectively, the “Transaction Agreements”), together, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements (whether written or oral and whether express or implied) among any Parties with respect to the subject matter of the Transaction Agreements. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any attachment hereto, the provisions of this Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Transition Services Agreement as it relates to the provision of the Services hereunder, the provisions of this Agreement will control; provided, however, that MDx’s obligations under Section 3.8 of this Agreement shall not be deemed to limit, reduce or otherwise relieve any of GHI’s obligations under the Transition Services Agreement.

11.4  Amendments; No Waivers. No amendment, supplement or other modification of any provision of this Agreement will be valid unless it is in writing and signed by all of the Parties. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of any Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

11.5  Successors and Assigns; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer (whether by operation of Law, merger, consolidation, amalgamation, sale of assets or equity or otherwise and whether directly or indirectly) this Agreement or any of its rights, interests or obligations in this Agreement, in each case, without the prior written approval of the other Party, which shall not be unreasonably withheld, delayed or conditioned.

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11.6  Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.7  Notices.

Any notice or other communication pursuant to this Agreement must be in writing and will be deemed effectively given to the other Party on the earliest of the following: (a) three Business Days after such notice or other communication is sent by registered U.S. mail, return receipt requested; (b) one Business Day after delivery of such notice or other communication into the custody and control of a nationally or internationally recognized overnight courier service for next day delivery; and (c) the date of delivery if such notice or other communication is sent by e-mail during normal business hours of the recipient (and otherwise, the next Business Day); and (d) the date of delivery if such notice or other communication is delivered in person; or (e) the date such notice or other communication is received; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties in accordance with this Section 11.7):

If to GHI:

Genomic Health, Inc.

c/o Exact Sciences Corporation

5505 Endeavour Lane

Madison, WI 53719

Attn: General Counsel

Email: [***]

With a Copy to:

Genomic Health, Inc.

c/o Exact Sciences Corporation

5505 Endeavour Lane

Madison, WI 53719

Attn: General Counsel

If to MDx:

MDxHealth Inc.

15279 Alton Parkway, Suite 100

Irvine, CA 92618

Attention: General Counsel

Email: [***]

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With a Copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attn: Jeffrey L. Quillen

Email: [***]

11.8  Governing Law.

This Agreement will be governed by the Laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

11.9  Construction.

The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Unless the context requires otherwise, references herein (a) to any Article, Section or attachment means such Articles or Section of, or such attachment, attached to this Agreement, (b) to any Law means such Law as amended from time to time and including any successor provisions thereto and all rules and regulations promulgated thereunder and (c) to any agreement, instrument or other document means such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and, as applicable, herewith. For purposes of this Agreement, (i) the words “include”, “including” and “including” will be deemed to be followed by the words “without limitation,” (ii) the word “or” is disjunctive but not necessarily exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP. All words in this Agreement will be construed to be of such gender or number as the circumstances require. References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period will automatically be extended to the Business Day immediately following such day.

11.10  Severability.

Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the validity or unenforceability of such provision in any other agreement or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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11.11  Force Majeure.

Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure was caused by (a) an act of God; (b) flood, fire, earthquake, pandemic, epidemic or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) obligation to comply with a Governmental Order or Law; (e) embargoes or blockades; (f) national or regional emergency; (g) strikes, labor shortages, stoppages or slowdowns, or other industrial disturbances; (h) telecommunication breakdowns, power outages or shortages, lack of warehouse or storage space, inadequate transportation services, or inability or delay in obtaining sufficient supplies of adequate or suitable materials; and (i) other similar events (“Force Majeure Event”). The affected Party shall notify the other Party of such Force Majeure Event within three (3) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the affected Party will use commercially reasonable efforts to remedy the situation and remove the cause and effect of the Force Majeure Event.

11.12  No Partnership or Joint Venture; Independent Contractor. In providing the Services, GHI will act solely as an independent contractor and not as an agent of MDx, and GHI will retain and exercise the authority to control, oversee and direct the performance of the details and the means and manner of the Services. MDx will have the right (to the extent consistent with sound operating practices in the discretion of GHI) to direct GHI to conduct or not to conduct certain Services (consistent with GHI’s obligations and the terms and conditions contained herein), but the means and manner of the same will be in the exclusive control of GHI. This Agreement is not intended to and will not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of the jurisdiction in which either Party is incorporated, organized or conducting business.

11.13  Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments as may be reasonably required for a Party to provide or receive the Services hereunder and to perform such other additional acts as may be reasonably necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

11.14  Time is of the Essence. Time is of the essence with respect to all time periods and dates set forth herein with respect to the performance of the Services (including Annex A) and the dispute procedures described herein.

11.15  Use of Name. The Parties will not use the name, insignia, logo, trademark, trade name, abbreviation, nickname, or other identifying terms or mark (collectively the “Name”) of the other Party, its Affiliates, employees or staff in any manner, except as required by Law, without the express written consent of the other Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, GHI and MDx have executed this Reference Laboratory Services Agreement as of the date first above written

GENOMIC HEALTH, INC.	MDxHEALTH, INC.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

SERVICES

[***]

EXHIBIT B

TEST FEE SCHEDULE; LABORATORY SUPPORT MANAGER FEE

Test Fee Schedule

In accordance with Sections 5.1(c) and 5.3 of this Agreement, the Parties have negotiated and established at arms-length this Test Fee Schedule to be in compliance with all applicable Laws and consistent with the Fair Market Value for the Test, based upon key market factors identified by the Parties and good faith projections by the Parties, including without limitation, (a) costs of performing the Test, and (b) the costs of delivering the Test to MDx for MDx delivery to MDx Customers (with assistance from GHI as needed solely for the Transition Services Period, to the extent consistent with the Transition Services Agreement), and such other contributions of the respective Parties as set forth in this Agreement. The Parties will continue in good faith to assess all of these factors and others in order to validate the assumptions, estimations and projections used to calculate Fair Market Value. The Parties agree to undertake future assessments and further verification to assure that the Test Fee Schedule is and remains consistent with Fair Market Value as further set forth below.

[***]

Exhibit H

Form of Employee Leasing Agreement

Execution Copy

EMPLOYEE LEASE AGREEMENT

This Employee Lease Agreement (this “Agreement”), dated as of August 2, 2022 (the “Effective Date”), is by and between MDxHealth, SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“MDx”), MDxHealth, Inc., a Delaware corporation (“MDx U.S.”), and Genomic Health, Inc., a Delaware corporation (“GHI”). MDx, MDx U.S. and GHI are sometimes hereinafter referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, MDx and GHI are parties to that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), concerning the sale of certain assets of the business of GHI, providing for, among other things, (i) the sale, transfer and assignment to MDx of the Purchased Assets and (ii) MDx’s assumption of the Assumed Liabilities; and

WHEREAS, subject to Section 6.05(a) of the Purchase Agreement, to facilitate MDx’s continued operation of the Business following the Closing Date while allowing more time for the orderly transition of Leased Employees to MDx employment, MDx desires to lease from GHI, and GHI desires to lease to MDx, the services of the Leased Employees during the Leasing Period (as defined below) upon the terms set forth in this Agreement and in the Purchase Agreement.

WHEREAS, subject to Section 6.05(a) of the Purchase Agreement, MDx is obligated to offer employment to the Leased Employees, effective as of the Employment Commencement Date (as defined in Section 6.05 of the Purchase Agreement), in connection with the sale of the Business to MDx upon the terms set forth in this Agreement and in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Additional Definitions.

“ADA” means the Americans with Disabilities Act of 1990.

“Agreement” has the meaning set forth in the preamble hereto.

“COBRA” means the continuation coverage requirements under Code Section 4980B and Part 6 of Title I of ERISA.

“Employment Commencement Date” has the meaning set forth in Section 6.05(a) to the Purchase Agreement.

“Federal Rehabilitation Act” means the Rehabilitation Act of 1973.

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“Indemnified Actions” has the meaning set forth in Section 7.3.

“Leased Employee” has the meaning set forth in Section 6.05(a) to the Purchase Agreement.

“Leasing Period” has the meaning set forth in Section 6.05(a) to the Purchase Agreement.

“Payroll Costs” means with respect to the Leased Employees, GHI’s actual payroll costs and expenses in respect of services performed by the Leased Employees during the Leasing Period and employee benefit costs and expenses incurred by GHI with respect to the Leased Employees during the Leasing Period or for claims that relate to events that occur during the Leasing Period, including but not limited to salary, wages, incentive compensation, commissions, vacation and holiday pay; pay equity adjustments; sick pay or leave; workplace safety and insurance, or assessments; income and employment tax withholdings and contributions, including the employer’s share of such amounts; employer health costs, expenses, or premiums; contributions to, benefits accrued under, or claims paid under or in connection with any Employee Benefit Plans, employee benefit plans sponsored or maintained by GHI or its Affiliates (including but not limited to any plans covered by Section 3(3) of ERISA and other pension, retirement or profit sharing plans); costs of any perquisites provided to such employees; travel reimbursement; car allowances and company vehicle licensing or other vehicle-related expenses; and all taxes paid by GHI in respect of any of the foregoing, net of any contributions by Leased Employees towards the cost of employee benefits (to the extent reflected in the amounts above) and any insurance proceeds (e.g., stop-loss coverage) received by GHI with respect to claims made under Employee Benefit Plans that relate to events that occur during the Leasing Period.

“Payroll Date” means a calendar day during which GHI pays the Leased Employees.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“MDx” has the meaning set forth in the preamble hereto.

“MDx’s Contact” means the individual specified in Section 7.2 under the heading “For MDx”.

“Reconciliation” has the meaning set forth in Section 5.1.

“GHI” has the meaning set forth in the recitals hereto.

“GHI’s Contact” means the individual specified in Section 7.2 under the heading “For GHI”.

2.  Leasing Arrangement. During the Leasing Period, GHI shall use reasonable efforts to continue to employ the Leased Employees and to make the Leased Employees exclusively available to MDx (without any requirement to provide any additional compensation or benefits to such Leased Employees that will not be reimbursed pursuant to this Agreement) to perform such lawful tasks as MDx may direct in its sole discretion in the operation of the Business, subject to applicable Law and the terms of all applicable GHI employment or collective bargaining policies or Contracts.

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3.  Leased Employees.

3.1.  Status of Leased Employees. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period (a) all Leased Employees providing services to MDx under this Agreement shall remain at-will employees of GHI, (b) GHI shall with respect to the Leased Employees be responsible for maintaining payroll, compensating Leased Employees, fulfilling all payroll tax and benefit withholding, depositing and reporting obligations, and operating and administering all Employee Benefit Plans, and (c) GHI shall maintain all necessary personnel administration records for the Leased Employees. Subject to Section 6.05(c) of the Purchase Agreement, MDx shall maintain any required coverage under any statutory workers’ compensation scheme on the Leased Employees, sufficient to comply with all applicable Laws. MDx shall take all necessary steps to maintain GHI as an additional insured covered by any such workers’ compensation insurance policy and shall include an endorsement, and promptly provide a copy of such endorsement in writing to GHI, to any such workers’ compensation insurance policy that explicitly provides that MDx is obligated to maintain workers’ compensation and employer liability insurance on the Leased Employees, during the Leasing Period. Effective as of the expiration of the Leasing Period, GHI shall take such actions necessary to terminate the employment of all Leased Employees who are then employed by GHI as of immediately prior to the Employment Commencement Date and the Leased Employees shall be offered employment by MDx in accordance with the terms of the Purchase Agreement, effective as of the Employment Commencement Date.

3.2.  Instruction of Leased Employees. MDx shall be solely responsible for directing the work of, and giving instructions to the Leased Employees regarding the provision of services during the Leasing Period. In furtherance of the foregoing: (a) MDx shall be responsible to manage the Leased Employees on a day to day basis consistent with the terms of this Agreement. MDx will be responsible to ensure the Leased Employees comply with all MDx policies, codes of conduct, and other requirements, and to implement or facilitate all required training required under MDx’s policies; (b) MDx’s instructions to the Leased Employees may include directions relating to the requisite means for executing the services under this Agreement, including but not limited to work schedule, organization and use of internal services, timing of meetings and so on; provided, however, that MDx’s authority to direct the Leased Employees shall be limited to the same extent that GHI’s authority would be limited by any applicable Law, Contract (including the applicable collective bargaining agreements), or policies of GHI; and (c) GHI shall not be responsible for, and shall not, give instructions to the Leased Employees regarding the work and provision of services under this Agreement.

3.3. Decisions Concerning Leased Employees. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, MDx shall be entitled to make certain decisions concerning the Leased Employees, including but not limited to decisions related to the hiring, work incapacity, work schedules, and day-to-day work activities with respect to the Leased Employees; provided for the avoidance of doubt, MDx shall not be entitled to make any decision relating to compensation; promotion; demotion; written discipline, up to and including termination of employment; changes to working conditions; or cash remuneration, with respect to the Leased Employees. If MDx believes any such matters should be undertaken with respect to any of the Leased Employees, MDx shall present the proposed action(s) to GHI and GHI shall make its own determination whether to accept or reject MDx’s proposed action(s), in GHI’s reasonable discretion. MDx must accept GHI’s decision in all cases. If GHI agrees such action(s) are appropriate and consistent with all applicable Laws, all Employee Benefit Plans, GHI’s policies, and any GHI Contract, GHI shall take such actions with respect to the Leased Employees or authorize MDx to implement such changes as approved. During the Leasing Period, unless otherwise required by applicable Law, GHI agrees it will not change any compensation, benefits, other material terms and conditions of employment, policies or requirements applicable to the Leased Employees without MDx’s written consent and will obtain MDx’s agreement on the proposal and reimbursement of the costs before implementing any such changes. Notwithstanding the foregoing, in the event that any Leased Employee terminates his or her employment with GHI prior to the end of the Leasing Period, GHI shall have no obligation to provide the services of any replacement employee.

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3.4. Worker’s Compensation. Subject to Section 6.05(c) of the Purchase Agreement and subject to Section 3.1 of this Agreement to the extent not provided or paid by MDx or MDx’s workers’ compensation coverage, during the Leasing Period, GHI shall with respect to the Leased Employees (a) pay, if and when due, the expense for all workers’ compensation benefits (including weekly benefits, medical and rehabilitation expenses, and any other expenses or obligations) payable on account of any injuries, illnesses or other conditions of the Leased Employees and/or maintain any required coverage under any statutory workers’ compensation scheme, provided that any expense covered under this Section 3.4 is fully reimbursable to GHI by MDx, and (b) complete all filing and all required claims and reports with respect to such workers’ compensation benefits.

3.5. Compliance with Laws. During the Leasing Period, MDx shall fully comply with all applicable Laws related to the Leased Employees under this Agreement, including all applicable Laws relating to a safe and accessible work environment. During the Leasing Period, GHI shall fully comply with all applicable Laws related to the employment of any Leased Employee.

3.6. Americans with Disabilities Act. During the Leasing Period, MDx shall make available any reasonable accommodation to any Leased Employee entitled to such an accommodation under the ADA, the Federal Rehabilitation Act or any comparable Law. MDx shall be responsible for the cost of providing any such reasonable accommodations to any Leased Employee. MDx shall promptly inform GHI’s Contact if any Leased Employee submits a request to MDx, and GHI shall promptly inform MDx’s Contact if any Leased Employee submits a request to GHI, for a reasonable accommodation under the ADA, the Federal Rehabilitation Act or comparable Law. GHI’s decision on whether such reasonable accommodation should be provided will control provided such accommodation does not unreasonably burden MDx’s ability to operate its facilities.

4.  Payroll Leasing and Employment Reporting.

4.1.  Payroll Leasing. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, (a) the Leased Employees shall be paid through GHI’s payroll and (b) all Leased Employees’ payroll withholding elections (such as those related to income taxes, qualified retirement plans or group health and welfare plans) shall remain the same from the Effective Date through the end of the Leasing Period, except to the extent that a Leased Employee elects (in a manner permitted to employees and plan participants generally) to change any such election or any change is required by applicable Law or the terms of any applicable Contract (including the collective bargaining agreements). During the Leasing Period, the GHI shall be responsible for (i) paying and shall pay to or on behalf of each Leased Employee all wages, salaries, bonuses, severance, and other compensation earned, vested, due accrued for payment, or payable under the applicable plan, policy or program (collectively, “Compensation”), (ii) deducting all employment and other Taxes, withholdings and other legally required deductions (such as in the nature of social security payments or judicially ordered deductions), (iii) paying all Taxes on or with respect to such Compensation as may be required of an employer, (iv) maintaining, contributing to or paying (as applicable) unemployment insurance, unemployment compensation, disability, retirement contributions, and any other insurance and fringe benefits with respect to the Leased Employees, and (v) any reporting, disclosure and withholding obligations in connection therewith.

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4.2.  Employment Reporting. Subject to Section 6.05(a) of the Purchase Agreement, consistent with the Leased Employees being employees of GHI during the Leasing Period, GHI shall respond during the Leasing Period to all questions and inquiries from any Governmental Authority, Leased Employee, or any other Person regarding payroll and employment data and history relating to the Leased Employees for periods prior to the end of the Leasing Period. If MDx receives any such questions or inquiries directly, it shall refer such questions and inquiries to GHI. MDx is not authorized to make any responses or provide any information in response to those inquiries or questions.

4.3.  Confidentiality/Employee Creations. Confidential, proprietary and trade secret information of MDx and its Affiliates learned by Leased Employees during the Leasing Period shall remain owned by MDx and its Affiliates and GHI will acquire no right to receive or access such information. As between GHI and MDx, any creations developed by Leased Employees during the Leasing Period shall be owned by MDx and its Affiliates, and GHI hereby assigns and agrees to assign to MDx and its Affiliates any rights therein inuring to GHI. GHI hereby assigns to MDx GHI’s rights (if any) with respect to the enforcement of confidentiality obligations and assignment of invention obligations of Leased Employees owed to GHI relating to the performance of services of the Leased Employees during the Leasing Period.

5.  Payments.

5.1.  Payment of Salaries/Wages. No later than 5:00 p.m. on the second Business Day after each Payroll Date, GHI shall deliver to MDx’s Contact a payroll statement that reflects the Payroll Costs for the Leased Employees for such payroll period. Within two (2) Business Days after receiving any such payroll statement from GHI, MDx U.S. shall pay to GHI, by wire transfer of immediately available funds, in accordance with wiring instructions to be provided to MDx’s Contact in writing from GHI, the amount of funds reflected in such payroll statement from GHI. Upon GHI’s request, MDx U.S. shall promptly provide to GHI’s Contact any information that is within MDx’s or MDx U.S.’s control and that is reasonably necessary for GHI to complete such payroll statements, including the number of daily and weekly hours worked by any Leased Employee who is compensated on an hourly basis, including overtime (which, for the avoidance of doubt, MDx shall be responsible for recording). Within thirty (30) days after the expiration of the Leasing Period, GHI shall deliver to MDx’s Contact a reconciliation of the aggregate Payroll Costs for the Leasing Period and the amounts paid by MDx U.S. to GHI under this Section 5.1 (the “Reconciliation”), subject to review and approval by MDx and MDx U.S., which approval shall not be unreasonably withheld, conditioned, or delayed. If the Reconciliation shows that the Payroll Costs have been overpaid by MDx U.S., then GHI shall pay to MDx U.S. the amount of the overpayment within ten (10) days after GHI delivers the Reconciliation to MDx’s Contact or, if later, within ten (10) days after the Reconciliation has been finally determined. If such Reconciliation shows that the Payroll Costs have been underpaid by MDx U.S., then MDx U.S. shall pay to GHI the amount of the underpayment within ten (10) days after GHI delivers the Reconciliation to MDx’s Contact or, if later, within ten (10) days after the Reconciliation has been finally determined.

5.2.  Survival. The provisions of Section 5.1 shall survive any termination or expiration of this Agreement.

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6.  Employee Benefits.

6.1.  Benefits Plans. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, the Leased Employees shall continue to be eligible to participate in the Employee Benefit Plans of GHI during the Leasing Period (each in a manner permitted to employees and plan participants generally), subject to the terms and conditions of the applicable plans.

6.2.  COBRA. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, GHI shall be responsible for the COBRA administration of GHI’s group health plans in respect of the Leased Employees (and their qualified beneficiaries), including providing the appropriate COBRA notices and making available any coverage required under COBRA in respect of such individuals for any qualifying event (as defined in COBRA) that occurs before or during the Leasing Period.

6.3.  Qualified Retirement Plans. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, the Leased Employees shall continue to be eligible to participate in any of GHI’s qualified retirement plan(s), consistent with each such Leased Employee’s eligibility and election immediately prior to the Closing or any change in such election made during the Leasing Period (each in a manner permitted to employees and plan participants generally), subject to the terms and conditions of the applicable plans.

6.4.  Vacation, Holidays, Sick Leave, and Other Leaves of Absence. Subject to Section 6.05(a) of the Purchase Agreement, during the Leasing Period, each Leased Employee’s vacation days, sick leave and all other leaves of absence shall be (or continue to be) administered in accordance with GHI’s policies and programs applicable to Leased Employees as of the Closing Date.

7.  Relationship of the Parties.

7.1.  Delivery of Information; Cooperation. MDx shall provide GHI, and GHI shall provide MDx, with such information and materials reasonably necessary to enable each party’s prompt and complete performance of its duties and obligations under this Agreement. The parties agree that they shall cooperate with each other and shall act in such a manner as to promote the prompt and efficient completion of the obligations hereunder.

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7.2. Contacts and Notices. For purposes of this Agreement each party hereby appoints the person named below as its primary contact for any and all matters requiring notice under this Agreement and any notice to that party required or permitted by this Agreement shall be deemed given when delivered to the applicable person named below:

For GHI:

c/o Exact Sciences Corporation

5505 Endeavor Lane

Madison, WI 53719

Attn: [***], Deputy General Counsel

E-Mail: [***]

With a copy (which shall not constitute notice) to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, NC 28202

Attn: John Blair

E-Mail: [***]

For MDx and MDx U.S.:

MDxHealth, Inc.

15279 Alton Parkway, Suite 100

Irvine, CA 92618

Attn: General Counsel

E-Mail: [***]

With a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Jeffrey L Quillen

E-Mail: [***]

7.3.  Indemnification.

(a)  Exclusive Remedies; Limitations; Survival. THE MDX INDEMNIFICATION PROVISIONS SET FORTH IN SECTIONS 8.03 AND 8.04 OF THE PURCHASE AGREEMENT WILL NOT APPLY TO AND WILL HAVE NO FORCE OR EFFECT RELATED TO MDX’S INDEMNIFICATION OBLIGATIONS TO GHI AS SET FORTH IN THIS SECTION 7.3, AND MDX AGREES GHI CAN RELY ON THIS SECTION 7.3 AS ITS INDEMNIFICATION REMEDY FOR ANY CLAIMS RELATED TO THE LEASED EMPLOYEES OR THIS AGREEMENT AS SET FORTH HEREIN. THE REMEDIES DESCRIBED IN THIS SECTION 7.3 ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT. EXCEPT AS SET FORTH IN SUBSECTION (b) BELOW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY REMOTE, INDIRECT, SPECULATIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE LOSS OR DAMAGES (INCLUDING LOST PROFITS OR SALES) ARISING FROM OR RELATED TO THE SERVICES, EVEN IF ADVISED OF THEIR POSSIBLE EXISTENCE. THE ALLOCATIONS OF LIABILITY IN THIS SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE ALLOCATION OF RISKS ARISING HEREUNDER. THE OBLIGATIONS OF THE PARTIES PURSUANT TO THIS SECTION 7.3 WILL SURVIVE THE END OF THE LEASING PERIOD AND EXPIRATION OR OTHER TERMINATION OF THIS AGREEMENT FOR A PERIOD OF THREE YEARS.

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(b)  MDx will indemnify and hold harmless all Seller Indemnitees from and against any and all claim, suit, proceeding, loss, liability, damage, cost (including court costs, costs of investigation, and reasonable legal fees and expenses), expense, judgment, settlement, interest, award, recovery or tax (“Loss”), including relating to the death of any person, any incidental, indirect, or consequential damages, any punitive, exemplary, or special damages, any fines, penalties, or assessments made by any Governmental Authority, any financial impact to GHI’s Business as a result of any Loss and all expenses, including all attorneys’ fees, costs, and other expenses which arise from, relate to, or which may be incurred by GHI or any other Seller Indemnitee in connection with this Agreement or the Leased Employees including, without limitation, directions given by MDx to any Leased Employee or the failure of MDx to effectively or properly manage or supervise any Leased Employee or his or her actions, or the performance of the services pursuant to this Agreement (the “Indemnified Actions”). For the avoidance of doubt Indemnified Actions include, without limitation, (i) any Action brought by or on behalf of any Leased Employee arising out of, relating to, or in connection with (A) any allegation that any Leased Employee was subjected to, during the Leasing Period, unlawful discrimination, harassment or retaliation in violation of any applicable federal, state, or local fair employment practices law, including, but not limited to, Title VII of the Civil Rights Act, the Americans with Disabilities Act (ADA), the Family Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Tennessee WARN Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), and the Immigration Reform and Control Act (IRCA) (B) any allegation that any Leased Employee was, during the Leasing Period, denied any leave benefit or accommodation to which such Leased Employee was entitled, worked in an unsafe work environment, or was not properly supervised, or (C) any other act or failure to act by MDx during the Leasing Period with respect to any Leased Employee, except to the extent that any such act or failure to act in clauses (A) – (C) is the result of the breach of this Agreement (including but not limited to any alleged noncompliance of applicable laws) by any Seller Indemnitees or is the result of conduct (including alleged conduct) by any Seller Indemnitees towards any Leased Employee; and (ii) notwithstanding anything in this Agreement to the contrary, any Action for any Losses or injunctive relief against any Seller Indemnitees which arises out of the MDx’s acts, errors, omissions or violations of applicable Law.

(i)  In the event that any Seller Indemnitee is required to defend against any Action or prosecute any Action occasioned by the breach or default in any provision of this Agreement by MDx, or to enforce the terms of this Agreement, the Seller Indemnitee shall be entitled to reimbursement of all costs and expenses pertaining thereto, including reasonable attorneys’ fees and costs, in addition to any other relief to which the Seller Indemnitee may be entitled.

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(ii)  Expenses including reasonable attorneys’ fees incurred by any Seller Indemnitee in appearing at, participating in, or defending any Action shall be paid in full by the MDx in advance of the final disposition of such Action. The Seller Indemnitee shall deliver a written statement to the MDx requesting such advances from time to time and the MDxs shall remit such advances to MDx’s Contact.

(iii)  In the event that any Indemnified Action is asserted by a third party, the Parties agree to cooperate and use commercially reasonable efforts to defend against such Indemnified Action and if an injunction or other order is issued in any such Indemnified Action, suit, or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted.

(c)  The Indemnification Procedures set forth in Section 8.05 of the Purchase Agreement shall equally apply to indemnification claimed under this Section 7.3, and the terms of such Section 8.05 are fully incorporated herein by reference.

(d)  The provisions of Section 7.3 shall survive any termination or expiration of this Agreement.

8.  Term. This Agreement shall become effective on the Closing Date and shall terminate at 11:59 p.m. Eastern Time on the Employment Commencement Date. MDx shall use best efforts to implement all policies, procedures or plans and take all such other actions as are necessary to facilitate the transfer of the Leased Employees from GHI to MDx in accordance with Section 6.05(a) of the Purchase Agreement, as promptly as possible after the date hereof, and, in any event, prior to the Employment Commencement Date.

9.  Default. If MDx materially or intentionally violates any terms and conditions of this Agreement, GHI will have the right to terminate this Agreement on five (5) days’ notice by providing a written notice to MDx outlining the default or breach by MDx and specifying the date this Agreement will terminate.

10.  Miscellaneous.

10.1.  Construction. The section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Unless the context requires otherwise, references herein (a) to any Section means such Section of this Agreement, (b) to any Law means such Law as amended from time to time and including any successor provisions thereto and all rules and regulations promulgated thereunder and (c) to any agreement, instrument or other document means such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and, as applicable, herewith. For purposes of this Agreement, (i) the words “include”, “including” and “including” will be deemed to be followed by the words “without limitation,” (ii) the word “or” is disjunctive but not necessarily exclusive and (d) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP. All words in this Agreement will be construed to be of such gender or number as the circumstances require. References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period will automatically be extended to the Business Day immediately following such day.

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10.2.  No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement does not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

10.3.  Purchase Agreement; No Set-off. Without limiting the effect of Section 7.3 herein, neither the making nor the acceptance of this Agreement will enlarge, restrict or otherwise modify the terms of the Purchase Agreement or constitute a waiver or release by any Party of any liabilities, obligations or commitments imposed upon them by the terms of the Purchase Agreement, including the representations, warranties, covenants, agreements and other provisions of the Purchase Agreement. Each Party, on behalf of itself and each of its Affiliates, agrees that (a) its rights and remedies under this Agreement will not give rise to any right of set-off, defense or counterclaim under the Purchase Agreement or any Ancillary Document (other than this Agreement) and (b) any rights and remedies that it or any of its Affiliates may have under the Purchase Agreement or any Ancillary Document (other than this Agreement) will not give rise to any right it may have to set-off, defense or counterclaim under this Agreement.

10.4.  Amendments; No Waivers. No amendment, supplement or other modification of any provision of this Agreement will be valid unless it is in writing and signed by all of the Parties. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of any Party at any time to require performance of any provision of this Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

10.5.  Successors and Assigns; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer (whether by operation of Law, merger, consolidation, amalgamation, sale of assets or equity or otherwise and whether directly or indirectly) this Agreement or any of its rights, interests or obligations in this Agreement, in each case, without the prior written approval of the other Parties.

10.6.  Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral and whether express or implied) among any Parties with respect to the subject matter hereof. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of the Purchase Agreement will control.

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10.7.  Parties in Interest. This Agreement will be binding upon and inure to the benefit of GHI and MDx and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and MDx and GHI expressly reject any such intent, construction or interpretation of this Agreement. Whenever a reference is made in this Agreement to GHI or MDx, such reference will include the successors and permitted assigns of such party under this Agreement.

10.8.  Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments as may be reasonably required for a Party to provide or receive the Services hereunder and to perform such other additional acts as may be reasonably necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

10.9.  Time of Essence. Time is of the essence with respect to all time periods and dates set forth herein with respect to the performance of the services of the Leased Employees and the dispute procedures described herein.

10.10.  Use of Name. The Parties will not use the name, insignia, logo, trademark, trade name, abbreviation, nickname, or other identifying terms or mark (collectively the “Name”) of the other Party, its Affiliates, employees or staff in any manner, except as required by Law, without the express written consent of the other Party.

10.11.  Severability. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.12.  Jurisdiction; Service of Process. ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY OF THE STATE OF DELAWARE; PROVIDED, THAT, IF THE DELAWARE COURT OF CHANCERY DOES NOT HAVE JURISDICTION, ANY SUCH PROCEEDING WILL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL LITIGATION DIVISION) STATE. EACH PARTY (A) CONSENTS TO THE PERSONAL JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS, (C) EXPRESSLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (D) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

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10.13.  Governing Law. This Agreement will be governed by the Laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

10.14.  No Partnership or Joint Venture. This Agreement is not intended to and will not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of the jurisdiction in which any Party is incorporated, organized or conducting business.

10.15. Counterparts; Signatures. This Agreement may be executed by the Parties in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as applicable, as of the date first written above.

MDx:

MDxHealth SA

By:
Name:
Title:

MDx U.S.:

MDxHealth, Inc.

By:
Name:
Title:

GHI:

Genomic Health, Inc.

By:
Name:
Title:

***Signature Page to Employee Lease Agreement ***

Exhibit I

Form of VA License Agreement

Execution Copy

Veterans Affairs Services License Agreement

This Veterans Affairs Services License Agreement (“VA License Agreement”), between MDxHealth SA, a limited liability company (société anonyme) organized and existing under the laws of Belgium (“MDx” or “Licensor”), Genomic Health, Inc., a Delaware corporation (“GHI”) and Exact Sciences Corporation, a Delaware corporation (“EXAS”, and together with GHI, each a “Licensee” and together the “Licensees”), is made as of August 2, 2022 (the “Effective Date”). GHI, EXAS and MDx are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, GHI and MDx are parties to that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which MDx acquired certain business assets that are necessary for Licensees to perform the VA Services (as defined below);

WHEREAS, GHI and MDx are also parties to that certain (a) Transition Services Agreement of even date herewith (the “Transition Services Agreement”), and (b) Reference Laboratory Services Agreement of even date herewith (the “Reference Laboratory Services Agreement”), pursuant to which GHI agreed to perform, or cause its Affiliates to perform, certain services for MDx on a transitional basis following the Closing;

WHEREAS, GHI operates a duly licensed and accredited clinical testing laboratory (the “GHI Lab”); and

WHEREAS, Licensees desire to license certain intellectual property from MDx for a limited period following the Closing to enable Licensees, at the GHI Lab pursuant to the terms of this VA License Agreement, to continue to perform under unassignable contracts under which it is committed to provide the VA Services to the United States Department of Veterans Affairs (“VA”).

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this VA License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Definitions. For purposes of this VA License Agreement, the following terms have the following meanings:

“Confidential Information” has the meaning set forth in Section 7.

“Effective Date” has the meaning set forth in the preamble.

“Indemnified Party” has the meaning set forth in Section 9.

“Indemnifying Party” has the meaning set forth in Section 9.

“Licensee” and “Licensees” have the meanings set forth in the preamble.

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“Licensors” has the meaning set forth in the preamble.

“Term” has the meaning set forth in Section 11.1.

“Territory” means the United States of America.

“VA Services” means the services related to running the GPS Test pursuant to orders and awards to a Licensee from the VA for the performance of the GPS Test, including receiving samples from VA sites, processing such samples at the GHI Lab, and sending clinical results reports in respect of such processing to the applicable VA site.

2.  License Grant. MDx hereby grants to Licensees and their Affiliates during the Term a non-exclusive, non-transferable, non-sublicensable license to use the Business Intellectual Property Assets in the Territory (excluding such assets as defined in clauses (d), (h) and (i) of the definition of Intellectual Property in the Purchase Agreement and clauses (i) and (ii) of the definition of Business Intellectual Property Assets in the Purchase Agreement) solely to provide the VA Services hereunder, including to make, use, copy, modify, distribute, display, offer to provide and provide the VA Services, and otherwise exploit such Business Intellectual Property Assets to provide the VA Services hereunder.

3.  Reservation of Rights.

3.1  MDx reserves all rights not expressly granted to Licensees under this VA License Agreement. As between the parties, MDx owns any improvement, enhancement, or other modification of the Business Intellectual Property Assets made by or on behalf of any of the Parties (“Modification”). Modifications include, but are not limited to, copyrightable works of original authorship, ideas, inventions (whether patentable or not), “know how,” processes, compilations of information, trademarks and other intellectual property, but excludes all Confidential Information and Excluded Assets of GHI (after giving effect to the transactions consummated at the Closing). Licensees hereby assign to MDx all of its right, title, and interest in and to all Modifications, including all rights to apply for any patents or other intellectual property registrations with respect to such Modifications and all enforcement rights and remedies for past, present, and future infringement thereof and all rights to collect royalties and damages therefor. All intellectual property rights in any Modification, including patent, trademark or copyright applications and applications for registration filed by MDx, shall automatically be subject to the license granted in this Section. Before providing VA Services, Licensees’ employees, approved subcontractors and/or consultants engaged to perform the VA Services must have agreed in writing to (a) confidentiality and non-use obligations consistent with the terms of this VA License Agreement, and (b) assign or otherwise effectively vest in Licensees (as applicable) any and all rights that such personnel might otherwise have in the results of their work.

4.  Payments.

4.1  Royalty; Payment. In consideration of the Business Intellectual Property Assets licensed hereunder, Licensees shall pay to Licensor, during the Term, a fair market value royalty payment at the rate of [***] per GPS Test performed by Licensees for the VA that utilizes the Business Intellectual Property Assets, regardless of whether Licensees receive reimbursement from the VA for a particular GPS Test. Within fifteen (15) Business Days of the end of the Term, GHI will remit to MDx the royalties due for the GPS Tests performed during the Term by the Licensees accompanied by a report setting forth in reasonable detail and with reasonable support the number of GPS Tests performed during the Term.

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4.2  Taxes. Any sums payable under this VA License Agreement are exclusive of taxes and must be paid free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by Law.

4.3  Billing by Licensees. Licensees will be solely responsible for billing and collecting fees from the VA for all VA Services performed by Licensees hereunder. Licensees shall perform all billing and collection activities hereunder in accordance with (a) applicable Law; and (b) applicable contractual requirements with the VA.

4.4  Records. Licensees shall keep full, true and accurate books and records of its GPS Tests reasonably necessary and in compliance with privacy Laws for the calculation of payments to be made to MDx hereunder. However, Licensees have no (a) duty of trust or other fiduciary relationship with MDx regarding the maintenance of the records or the calculation and reporting of royalties; or (b) obligations to maintain any records except in accordance with its own document retention policy.

4.5  Audit.

(a)  At the reasonable request, and sole expense, of Licensor within thirty (30) Business Days after receiving the royalty payment pursuant to Section 4.1 hereof, Licensees shall permit an independent certified public accountant designated by Licensor and reasonably acceptable to Licensees (the “Auditor”), to access Licensees’ records maintained pursuant to Section 4.4 upon not less than five (5) Business Days' prior written notice to Licensees and during Licensees’ normal business hours solely for the purpose of verifying the royalty payments remitted hereunder. The Auditor must conduct such audit in a manner designed to minimize disruption of Licensees’ normal business operations. All information and materials made available to or otherwise obtained or prepared by or for the Auditor in connection with such audit will be deemed Licensees’ Confidential Information and will be subject to the Auditor’s entry, prior to conducting the audit, into a written agreement with Licensees containing confidentiality and restricted use obligations at least as restrictive as those set out in Section 7 hereof. Notwithstanding the foregoing, Licensees shall not be required to provide access to or otherwise provide information in respect of Licensees’ records to the extent such information are protected by HIPAA. Licensor may not exercise this right more than once and the Auditor may only disclose to Licensor information limited to the accuracy of the report delivered to Licensor pursuant to Section 4.1 and any deficiency in the royalty payment made, or any overpayment. Licensor shall not compensate the Auditor (in whole or in part) contingent on the outcome of the audit.

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(b)  Licensor shall provide to Licensees a copy of the Auditor's audit report within two (2) Business Day of Licensor's receipt of the report. If the report shows that royalty payments made by Licensees are deficient, Licensees shall pay Licensor the deficient amount within five (5) Business Days after Licensees’ receipt of the audit report. If the report shows that payments made by Licensees are in excess of the required royalty payment, Licensor shall return any such excess amount to Licensees within five (5) Business Days after Licensor’s receipt of the audit report.

(c)  The failure of Licensor to exercise its rights under Section 4.5(a) within thirty (30) Business Days after receiving the royalty payment pursuant to Section 4.1 shall be deemed acceptance by Licensor of the accuracy of the report and the royalty payment made by Licensees in accordance with Section 4.1 hereof.

5.  Intellectual Property Prosecution and Enforcement.

5.1  Prosecution and Maintenance. MDx has the sole right, in its discretion and at its expense, to file, prosecute, maintain, and enforce the Business Intellectual Property Assets.

6.  Compliance with Laws. The Parties shall comply fully with all applicable Laws in connection with performance of the VA Services.

7.  Confidentiality.

7.1  Confidential Information. From time to time during the Term, the Parties or their Affiliates may disclose or make available (as the “Disclosing Party”) to another Party or its Affiliates (as the “Receiving Party”) information about the Disclosing Party’s (or the Disclosing Party’s Affiliates’) business or affairs, including information relating to the Business, clinical information, customers, clients, suppliers, vendors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other Intellectual Property, devices, samples, plans, drawings and specifications, photographs and digital images, computer software and programming, the terms of this VA License Agreement, all other confidential information and materials relating to its business or affairs, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials that ought reasonably to be considered confidential prepared by or for the Disclosing Party (or its Affiliates) containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form, whether or not conceived, developed or prepared in whole or in part by the Disclosing Party and whether or not marked as confidential (collectively, “Confidential Information”). For clarity, the Parties acknowledge and agree that the Business Intellectual Property Assets and Modifications shall be the Confidential Information of MDx.

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7.2  Exclusions. Confidential Information does not include information that, the Receiving Party can demonstrate with competent written records: (i) was publicly known at the time of disclosure, or has become publicly known through no breach of this VA License Agreement or the Ancillary Documents by Receiving Party or its Representatives; (ii) was rightfully obtained by the Receiving Party on a non-confidential basis from a third party that was in lawful possession of such information and not under any obligations of confidentiality regarding such information; or (iii) independently developed by the Receiving Party without reference to or use of any the Disclosing Party’s Confidential Information and that can be demonstrated by the Receiving Party through contemporaneous written records.

7.3  Protection of Confidential Information. The Receiving Party will safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its own confidential information and in no event less than a reasonable degree of care. The Receiving Party may use Confidential Information only for the purposes of fulfilling its obligations under this VA License Agreement and enforcing its rights under this VA License Agreement. The Receiving Party will not disclose the Disclosing Party’s Confidential Information to any Person or entity, except: (a) to the Receiving Party’s employees, Affiliates and subcontractors who have a need to know the Confidential Information for the sole purpose of fulfilling Receiving Party’s obligations under this VA License Agreement and who have been advised of the terms of this Section 7.3 and are bound by written obligations of confidentiality no less restrictive than the obligations of confidentiality herein, or (b) to the limited extent required in order to comply with the order of a court or other Governmental Authority, or as otherwise necessary to comply with applicable Law, provided that the Receiving Party will promptly provide the Disclosing Party with prior written notice so that the Disclosing Party may seek a protective order, provide reasonable assistance to the Disclosing Party in seeking such an order and will limit disclosure of such Confidential Information to only that portion of the Confidential Information which is required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure. Receiving Party will be liable for any breach of these confidentiality provisions by its Representatives.

7.4  Return or Destruction of Confidential Information. On the expiration or termination of this VA License Agreement or at the Disclosing Party’s written request, the Receiving Party will promptly return to the Disclosing Party all copies, whether in written, electronic, or other form or media, of the Disclosing Party’s Confidential Information, or at Disclosing Party’s written direction destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. Notwithstanding the foregoing, the Receiving Party may retain a copy of the Disclosing Party’s Confidential Information (a) to the extent and for so long as required by applicable Law, and (b) held electronically in archive or backup systems in accordance with general systems archiving and backup policies; on the condition that, in each instance, all such retained Confidential Information remains subject to the provisions of this Section.

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7.5  Survival. The obligations imposed by this Section 7 will survive the termination or expiration of this VA License Agreement for five (5) years from the date of such termination or expiration; except with respect to Confidential Information that constitutes (i) trade secrets, which will survive the termination or expiration of this VA License Agreement for so long as the trade secret information is treated as trade secret under applicable Law or (ii) Business Intellectual Property Assets.

8.  Representations.

8.1  Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)  it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation or organization;

(b)  it has the full right, power and authority to enter into this VA License Agreement and to perform its obligations hereunder;

(c)  the execution of this VA License Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate/organizational action of the party; and

(d)  when executed and delivered by such party, this VA License Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

9.  Indemnification.

9.1  Indemnification by Licensees. Licensees shall defend, indemnify and hold MDx and its officers, directors, employees and agents harmless from and against any and all claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses), losses, liabilities, judgments, settlements, interest, awards, penalties, fines, costs and recoveries, of whatever kind (collectively, “Claims”), to the extent that such Claims arise out of, are based on, or result from (a)-(c) (inclusive) below, except in any case to the extent such Claim is caused by MDx’s or its Affiliates’, employees’ or agents’ negligence, willful misconduct or breach of this VA License Agreement:

(a)  any breach of either Licensee’s representations, warranties, or obligations under this VA License Agreement;

(b)  the willful misconduct, negligent acts, or violation of any Laws by Licensees, their Affiliates or the officers, directors, employees or agents of Licensees or their Affiliates under this VA License Agreement; and

(c)  Licensee’s performance of the VA Services.

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9.2  Indemnification by MDx. MDx shall defend, indemnify and hold Licensees and their officers, directors, employees and agents harmless from and against any and all Claims, to the extent that such Claims arise out of, are based on, or result from (a) below, except in any case to the extent such Claim is caused by a Licensee’s or their Affiliates’, employees’ or agents’ negligence, willful misconduct or breach of this VA License Agreement:

(a)  any breach of MDx’s representations, warranties, or obligations under this VA License Agreement

9.3  Indemnification Procedures. A Party claiming indemnity under this Section 9 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim; provided that the failure to give such written notice shall not affect the right of the Indemnified Party to indemnity hereunder unless, and solely to the extent that, such failure has materially and adversely affected the rights of the Indemnifying Party. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the claim for which indemnity is being sought. The Indemnifying Party shall have the right to assume and conduct the defense of the claim with counsel of its choice; provided the Indemnified Party may participate in and monitor such defense with counsel of its own choosing, such counsel to be employed at the Indemnified Party’s sole cost and expense unless the interests of the Indemnified Party and the Indemnifying Party with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense, with the out-of-pocket costs and expenses including attorney’s fees with respect thereto borne by the Indemnifying Party); provided further, that the Indemnifying Party shall obtain the prior written consent (such consent to not be unreasonably withheld, delayed or conditioned) of any such Indemnified Party as to any settlement which would require an admission of legal wrongdoing in any way on the part of an Indemnified Party, or would otherwise materially adversely affect the Indemnified Party. So long as the Indemnifying Party is actively defending the claim in good faith, the Indemnified Party shall not settle or offer to settle any such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the claim as provided above, (1) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (2) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Section 9.

9.4  Insurance. Licensee will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this VA License Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the U.S. diagnostic testing industry for the activities to be conducted by Licensee under this VA License Agreement, and in all events appropriate for the foreseeable risks inherent in the provision of the VA Services as applicable. Upon request of Licensor, Licensee will provide proof of insurance or loss coverage required under the terms of this VA License Agreement. In addition, Licensee agrees to notify Licensor in writing in the event of material modification or change in such coverage.

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10.  Exclusive Remedies; Limitations; Survival. THE REMEDIES DESCRIBED IN THIS SECTION 10 AND SECTIONS 9.1 AND 9.2 ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN SECTION 9.1 AND 9.2, AS APPLICABLE. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS VA LICENSE AGREEMENT FOR ANY REMOTE, INDIRECT, SPECULATIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE LOSS OR DAMAGES (INCLUDING LOST PROFITS OR SALES) ARISING FROM OR RELATED TO THE SERVICES, EVEN IF ADVISED OF THEIR POSSIBLE EXISTENCE. THE ALLOCATIONS OF LIABILITY IN THIS SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE ALLOCATION OF RISKS ARISING HEREUNDER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT WILL ANY PARTY’S LIABILITY HEREUNDER EXCEED THE AMOUNTS ACTUALLY PAID BY LICENSEES TO MDX UNDER THIS VA LICENSE AGREEMENT. THE OBLIGATIONS OF THE PARTIES PURSUANT TO THIS SECTION 10 WILL SURVIVE THE END OF ANY END DATE AND EXPIRATION OR OTHER TERMINATION OF THIS VA LICENSE AGREEMENT.

11.  Term.

11.1  Term. This VA License Agreement will commence as of the Effective Date and, will terminate as of the earliest of (a) December 31, 2022, (b) the date on which the GPS Test is added to the Federal Supply Schedule of MDx and GHI is accepted as a subcontractor for GPS Test under MDx’s Federal Supply Schedule, or (c) a date agreed upon in a writing signed by parties (the “Term”). Notwithstanding the foregoing or Section 12.1, the Term of this VA License Agreement shall automatically extend for the amount of time reasonably necessary for Licensees to complete the performance of any VA Services in process that could not otherwise reasonably be performed by MDx.

12.  Post-Termination Rights and Obligations.

12.1  Effect of Termination. On the expiration or termination of this VA License Agreement for any reason and subject to any express provisions set out elsewhere in this VA License Agreement:

(a)  all rights and licenses granted pursuant to this VA License Agreement cease;

(b)  Licensees shall cease use of the Business Intellectual Property Assets with respect to the VA Services; and

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(c)  Licensees shall promptly return to Licensor or, at Licensor’s option, destroy, at Licensees’ expense, all records and copies of technical and promotional material in its possession relating to the VA Services, and of any Confidential Information of Licensor related to the VA Services; and all copies thereof.

12.2  Surviving Rights. The rights and obligations of the Parties set forth in this Section 12.2 and Section 1 (Definitions), Error! Bookmark not defined.4 (Payments), Section 87 (Confidentiality), Section 8 (Representations and Warranties), Error! Bookmark not defined.9 (Indemnification), Section 12 (Post-Termination Rights and Obligation), and Section 14 (Miscellaneous), and any right, obligation, or required performance of the Parties in this VA License Agreement, which, by its express terms or nature and context is intended to survive termination or expiration of this VA License Agreement, will survive any such termination or expiration.

13.  Assignment. The Parties shall not assign or otherwise transfer any of their rights, or delegate or otherwise transfer any of their obligations or performance, under this VA License Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the other Party’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving either Party (regardless of whether the Party is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this VA License Agreement for which the other Party’s prior written consent is required. No delegation or other transfer will relieve either Party of any of its obligations or performance under this VA License Agreement. Any purported assignment, delegation, or transfer in violation of this Section 13 is void.

14.  Miscellaneous.

14.1  Further Assurances. Each Party shall, upon the request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this VA License Agreement.

14.2  Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this VA License Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and no Party has authority to contract for or bind any other Party in any manner whatsoever.

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14.3  Notices. Any notice or other communication pursuant to this VA License Agreement must be in writing and will be deemed effectively given to the other Party on the earliest of the following: (a) three Business Days after such notice or other communication is sent by registered U.S. mail, return receipt requested; (b) one Business Day after delivery of such notice or other communication into the custody and control of a nationally or internationally recognized overnight courier service for next day delivery; and (c) the date of delivery if such notice or other communication is sent by e-mail during normal business hours of the recipient (and otherwise, the next Business Day); and (d) the date of delivery if such notice or other communication is delivered in person; or (e) the date such notice or other communication is received; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties in accordance with this Section 14.3):

If to a Licensee:

Genomic Health, Inc.

c/o Exact Sciences Corporation

5505 Endeavour Lane

Madison, WI 53719

Attn: General Counsel

E-Mail: [***]

With a Copy to:

Alexis Crawford Douglas

K&L Gates LLP

70 W. Madison St, Suite 3300

Chicago, IL 60602

E-Mail: [***]

If to MDx:

MDxHealth Inc.

15279 Alton Parkway, Suite 100

Irvine, CA 92618

Attention: General Counsel

E-Mail: [***]

With a Copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attn: Jeffrey L. Quillen

E-Mail: [***]

14.4  Purchase Agreement; No Set-off. Neither the making nor the acceptance of this VA License Agreement will enlarge, restrict or otherwise modify the terms of the Purchase Agreement or Transition Services Agreement, or constitute a waiver or release by any Party of any liabilities, obligations or commitments imposed upon them by the terms of the Purchase Agreement or Transition Services Agreement, including the representations, warranties, covenants, agreements and other provisions of the Purchase Agreement and the Transition Services Agreement. Each Party, on behalf of itself and each of its Affiliates, agrees that (a) its rights and remedies under this VA License Agreement will not give rise to any right of set off, defense or counterclaim under the Purchase Agreement or Transition Services Agreement and (b) any rights and remedies that it or any of its Affiliates may have under the Purchase Agreement or the Transition Services Agreement will not give rise to any right it may have to set off, defense or counterclaim under this Agreement.

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14.5  Interpretation. For purposes of this VA License Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this VA License Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections refer to the Sections of this VA License Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This VA License Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

14.6  Headings. The headings in this VA License Agreement are for reference only and do not affect the interpretation of this VA License Agreement.

14.7  Entire Agreement. This VA License Agreement constitutes the entire agreement of the Parties to this VA License Agreement with respect to the subject matter contained herein, and supersedes all prior understandings and agreements (whether written or oral and whether express or implied) among any Parties with respect to the subject matter hereof. In the event and to the extent that there is a conflict between the provisions of this VA License Agreement and the provisions of any attachment hereto, the provisions of this VA License Agreement will control. Except as specifically set forth herein, in the event and to the extent that there is a conflict between the provisions of this VA License Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement will control.

14.8  No Third-Party Beneficiaries. Except as expressly set for in Section 9 with respect to Indemnified Parties, this VA License Agreement is for the sole benefit of the Parties and their respective successors and assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this VA License Agreement.

14.9  Binding Agreement. Except as expressly set forth in this VA License Agreement, this VA License Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

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14.10  Amendment and Modification; Waiver. No amendment, supplement or other modification of any provision of this VA License Agreement will be valid unless it is in writing and signed by all of the Parties. No waiver of any provision of this VA License Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of any Party at any time to require performance of any provision of this VA License Agreement will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this VA License Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

14.11  Severability. Any provision of this VA License Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the validity or unenforceability of such provision in any other agreement or in any other jurisdiction. Any provision of this VA License Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.12  Governing Law; Submission to Jurisdiction. This VA License Agreement will be governed by the Laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

14.13  Equitable Relief. Licensees acknowledges that a breach by a Licensee of this VA License Agreement may cause Licensor irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, Licensor will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and Licensees hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies will not be deemed to be exclusive but are be in addition to all other remedies available under this VA License Agreement at Law or in equity, subject to any express exclusions or limitations in this VA License Agreement to the contrary.

14.14  Counterparts. This VA License Agreement may be executed by the Parties in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. A signed copy of this VA License Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this VA License Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this VA License Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

LICENSOR	LICENSEE

MDXHEALTH	GENOMIC HEALTH, INC.

By:	By:
Name:	Name:
Title:	Title:

EXACT SCIENCES CORPORATION

By:
Name:
Title:

EXHIBIT J

Contribution Confirmation

To:	MDxHealth SA

Rue d’Abhooz 31

4040 Herstal

Belgium

From:	Genomic Health, Inc.

[Place/Date]

Asset Purchase Agreement – Conversion Notice

Dear Sirs,

The present letter (the “Contribution Confirmation”) is sent on behalf of Genomic Health, Inc., a Delaware corporation, with its principal place of business at 5505 Endeavour Lane, Madison, WI 53719.

Reference is made to the Asset Purchase Agreement, dated August 2, 2022 (the “Agreement”), between Genomic Health, Inc., as Seller, and MDxHealth SA, as Buyer. Capitalized terms used in this Contribution Confirmation but not otherwise defined herein shall have the meaning as ascribed to them in the Agreement.

The Seller hereby irrevocably confirms to the Buyer that:

1.	It shall contribute [the Closing ADS Payable, which is due by Buyer for an amount of USD [amount of the Closing ADS Payable] to the share capital of the Buyer against the issuance by Buyer of new Buyer Ordinary Shares, to be delivered to Seller in the form of [number of Buyer ADSs to be delivered as part of the Closing Equity Consideration] Buyer ADSs, subject to and in accordance with the terms of Section [2.06] of the Agreement]/[an Earn-Out ADS Payable, which is due by Buyer for an amount of USD [amount of the Earn-Out Consideration payable in the form of Buyer ADSs at the election of the Buyer] to the share capital of Buyer against the issuance by Buyer of new Buyer Ordinary Shares, to be delivered to Seller in the form of [relevant number of Buyer ADSs] Buyer ADSs, subject to and in accordance with the terms of Section [2.07] of the Agreement];

2.	the relevant Buyer ADSs to be delivered to Seller shall need to be delivered to [delivery details / account details to be included];

3.	Seller understands and agrees that any Buyer ADSs, as well as the underlying Buyer Ordinary Shares, issuable to Seller pursuant to the Agreement will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, (i) Seller must hold the Buyer ADSs or, as the case may be, Buyer Ordinary Shares indefinitely unless and until they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities under such laws, or an exemption from such registration and qualification requirements is available and (ii) any certificates or book entries evidencing the Buyer ADSs or Buyer Ordinary Shares will bear restrictive legends to that effect. Seller is acquiring the Buyer ADSs or, as the case may be, Buyer Ordinary Shares issuable to it pursuant to the Agreement for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Seller acknowledges that Buyer has no obligation to register or qualify Buyer Ordinary Shares or Buyer ADSs issued pursuant to the Agreement for resale. Seller acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Buyer Ordinary Shares and Buyer ADSs, and on requirements relating to Buyer which are outside of Seller’s control, which Buyer is under no obligation and may not be able to satisfy. Seller is an “accredited investor” as defined in Rule 501(a)(3) promulgated under the United States Securities Act of 1933, as amended.

Yours faithfully,

On behalf of Genomic Health, Inc.

Name: